                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT

                           Dated as of August 28, 2003

                                      among

                             AMERIGAS PROPANE, L.P.,
                                  as Borrower,

                             AMERIGAS PROPANE, INC.,
                                 as a Guarantor,

                             PETROLANE INCORPORATED,
                                 as a Guarantor,

                               CITICORP USA, INC.,
                              as Syndication Agent,

      CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Documentation Agent,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                   as Agent, Issuing Bank and Swing Line Bank,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

================================================================================

                         WACHOVIA CAPITAL MARKETS, LLC,
                         Lead Arranger and Book Manager

                                Credit Agreement
                                Table of Contents

                                                                                                                    Page
ARTICLE I DEFINITIONS..........................................................................................       1
         1.1      Certain Defined Terms........................................................................       1
         1.2      Other Interpretive Provisions................................................................      30
         1.3      Accounting Principles........................................................................      31

ARTICLE II THE CREDITS.........................................................................................      31
         2.1      Amounts and Terms of Commitments.............................................................      31
         2.2      Loan Accounts................................................................................      32
         2.3      Procedure for Borrowing......................................................................      33
         2.4      Conversion and Continuation Elections........................................................      34
         2.5      Voluntary Termination or Reduction of Commitments............................................      35
         2.6      Optional Prepayments.........................................................................      35
         2.7      Mandatory Prepayments of Loans; Mandatory Commitment Reductions..............................      36
         2.8      Repayment....................................................................................      37
         2.9      Interest.....................................................................................      37
         2.10     Fees.........................................................................................      38
         2.11     Computation of Fees and Interest.............................................................      39
         2.12     Payments by the Borrower.....................................................................      40
         2.13     Payments by the Banks to the Agent, etc......................................................      40
         2.14     Sharing of Payments, etc.....................................................................      41
         2.15     Revolving Termination Date...................................................................      41
         2.16     Swing Line Loans.............................................................................      42

ARTICLE III THE LETTERS OF CREDIT..............................................................................      45
         3.1      The Letter of Credit Subfacility.............................................................      45
         3.2      Issuance, Amendment and Renewal of Letters of Credit.........................................      46
         3.3      Risk Participations, Drawings and Reimbursements.............................................      48
         3.4      Repayment of Participations..................................................................      49
         3.5      Role of the Issuing Bank.....................................................................      49
         3.6      Obligations Absolute.........................................................................      50
         3.7      Cash Collateral Pledge.......................................................................      51
         3.8      Letter of Credit Fees........................................................................      51
         3.9      Applicability of ISP98 and UCP...............................................................      52
         3.10     Conflict with L/C Application................................................................      52

ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY..............................................................      52
         4.1      Taxes........................................................................................      52
         4.2      Illegality...................................................................................      54
         4.3      Increased Costs and Reduction of Return......................................................      54
         4.4      Funding Losses...............................................................................      55
         4.5      Inability to Determine Rates.................................................................      56
         4.6      Certificates of Banks........................................................................      56
         4.7      Substitution of Banks........................................................................      57

         4.8      Survival.....................................................................................      57

ARTICLE V CONDITIONS PRECEDENT.................................................................................      57
         5.1      Conditions to Effectiveness..................................................................      57
         5.2      Conditions to All Borrowings.................................................................      60

ARTICLE VI REPRESENTATIONS AND WARRANTIES......................................................................      61
         6.1      Organization, Standing, etc..................................................................      61
         6.2      Partnership Interests and Subsidiaries.......................................................      61
         6.3      Qualification; Corporate or Partnership Authorization........................................      62
         6.4      Financial Statements.........................................................................      62
         6.5      Changes, etc.................................................................................      62
         6.6      Tax Returns and Payments.....................................................................      63
         6.7      Indebtedness.................................................................................      63
         6.8      Transfer of Assets and Business..............................................................      63
         6.9      Litigation, etc..............................................................................      64
         6.10     Compliance with Other Instruments, etc.......................................................      64
         6.11     Governmental Consent.........................................................................      65
         6.12     Investment Company Act.......................................................................      65
         6.13     Public Utility Holding Company Act...........................................................      65
         6.14     Chief Executive Office.......................................................................      65
         6.15     Matters Relating to Petrolane................................................................      65
         6.16     Matters Relating to the General Partner......................................................      66
         6.17     ERISA Compliance.............................................................................      66
         6.18     Use of Proceeds; Margin Regulations..........................................................      66
         6.19     Environmental Warranties.....................................................................      66
         6.20     Copyrights, Patents, Trademarks and Licenses, etc............................................      68
         6.21     Insurance....................................................................................      68
         6.22     Full Disclosure..............................................................................      68
         6.23     Solvency.....................................................................................      68
         6.24     Title Insurance..............................................................................      69
         6.25     Mortgages....................................................................................      69
         6.26     Security Interest; Parity Debt...............................................................      69
         6.27     PPD/GP Debt Contributions....................................................................      70
         6.28     State Mortgage Taxes.........................................................................      70
         6.29     Tax Disclosure...............................................................................      70

ARTICLE VII AFFIRMATIVE COVENANTS..............................................................................      71
         7.1      Financial Statements.........................................................................      71
         7.2      Reserved.....................................................................................      75
         7.3      Adequate Reserves............................................................................      75
         7.4      Partnership or Corporate Existence; Business; Compliance with Laws...........................      75
         7.5      Payment of Taxes and Claims..................................................................      75
         7.6      Maintenance of Properties; Insurance.........................................................      76
         7.7      License Agreements...........................................................................      76
         7.8      Chief Executive Office.......................................................................      76
         7.9      Guarantors...................................................................................      76

         7.10     New Mortgages; Recordation...................................................................      76
         7.11     Further Assurances...........................................................................      77
         7.12     Covenant to Secure Notes Equally.............................................................      77
         7.13     Designations With Respect to Subsidiaries....................................................      77
         7.14     Covenants of the General Partner and Petrolane...............................................      78
         7.15     Books and Records............................................................................      79
         7.16     Environmental Covenant.......................................................................      80
         7.17     Post Closing.................................................................................      80
         7.18     Tax Disclosure...............................................................................      80

ARTICLE VIII NEGATIVE COVENANTS................................................................................      80
         8.1      Indebtedness.................................................................................      81
         8.2      Minimum Interest Coverage....................................................................      83
         8.3      Liens, etc...................................................................................      83
         8.4      Investments, Contingent Obligations, etc.....................................................      86
         8.5      Restricted Payments..........................................................................      88
         8.6      Transactions with Affiliates.................................................................      89
         8.7      Subsidiary Stock and Indebtedness............................................................      89
         8.8      Consolidation, Merger, Sale of Assets, etc...................................................      90
         8.9      Use of Proceeds..............................................................................      94
         8.10     Change in Business...........................................................................      94
         8.11     Accounting Changes...........................................................................      94
         8.12     Clean Down...................................................................................      95
         8.13     Receivables..................................................................................      95
         8.14     Leverage Ratio...............................................................................      95
         8.15     Acquisitions.................................................................................      95
         8.16     Limitation on Restricted Agreements..........................................................      95
         8.17     AEPLP........................................................................................      96

ARTICLE IX EVENTS OF DEFAULT...................................................................................      98
         9.1      Event of Default.............................................................................      98
         9.2      Remedies.....................................................................................     101
         9.3      Rights Not Exclusive.........................................................................     102
         9.4      Application of Funds.........................................................................     102

ARTICLE X THE AGENT............................................................................................     103
         10.1     Appointment and Authorization................................................................     103
         10.2     Delegation of Duties.........................................................................     103
         10.3     Liability of Agent...........................................................................     103
         10.4     Reliance by Agent............................................................................     104
         10.5     Notice of Default............................................................................     104
         10.6     Credit Decision..............................................................................     104
         10.7     Indemnification..............................................................................     105
         10.8     Agent in Individual Capacity.................................................................     105
         10.9     Successor Agent..............................................................................     106
         10.10    Agent May File Proofs of Claim...............................................................     106
         10.11    Collateral and Guaranty Matters..............................................................     107

         10.12    Other Agents; Arrangers and Managers.........................................................     107
         10.13    Withholding Tax..............................................................................     108

ARTICLE XI GUARANTEE...........................................................................................     109
         11.1     Each Guaranteed Obligation...................................................................     109
         11.2     Obligations Exclusive........................................................................     109
         11.3     Obligations Independent......................................................................     110
         11.4     Waiver of Notice.............................................................................     110
         11.5     Guarantee of Payment.........................................................................     110
         11.6     Obligations Unconditional....................................................................     111
         11.7     Continuing Guarantee.........................................................................     111
         11.8     Subordination................................................................................     112
         11.9     Exhaustion of Remedies.......................................................................     112
         11.10    Reinstatement................................................................................     114

ARTICLE XII MISCELLANEOUS......................................................................................     114
         12.1     Amendments and Waivers.......................................................................     114
         12.2     Notices and Other Communications; Facsimile Copies...........................................     116
         12.3     No Waiver; Cumulative Remedies...............................................................     116
         12.4     Costs and Expenses...........................................................................     117
         12.5     Indemnity....................................................................................     117
         12.6     Liability....................................................................................     118
         12.7     Payments Set Aside...........................................................................     119
         12.8     Successors and Assigns.......................................................................     120
         12.9     Assignments, Participations. etc.............................................................     120
         12.10    Confidentiality..............................................................................     122
         12.11    Set-off......................................................................................     123
         12.12    Notification of Addresses; etc...............................................................     123
         12.13    Counterparts.................................................................................     124
         12.14    Severability.................................................................................     124
         12.15    No Third Parties Benefited...................................................................     124
         12.16    Governing Law and Jurisdiction...............................................................     124
         12.17    Waiver of Jury Trial.........................................................................     124
         12.18    Entire Agreement.............................................................................     125
         12.19    Collateral Agency Agreement..................................................................     125
         12.20    Ratification and Confirmation of the Security Documents......................................     125
         12.21    Interest Rate Limitation.....................................................................     125
         12.22    Survival of Representations and Warranties...................................................     126

                                Table of Contents

Schedules

         Schedule 2.1:     Commitments and Percentages

         Schedule 3.1(a):  Existing Letters of Credit

         Schedule 5.1(p):  Mortgage Amendment Sites

         Schedule 6.2:     Partnership Interests and Subsidiaries

         Schedule 6.3:     Foreign Qualifications

         Schedule 6.7:     Permitted Indebtedness

         Schedule 6.8(a):  Permits and Consents

         Schedule 6.9:     Litigation

         Schedule 6.15:    Matters Relating to Petrolane

         Schedule 6.16:    Matters Relating to General Partner

         Schedule 6.19:    Environmental Liabilities

         Schedule 6.20:    Copyrights, Patents, Trademarks and Licenses, Etc.

         Schedule 6.24: Real Property with Title Insurance or Value in Excess of $1,000,000

         Schedule 6.25: Real Property Owned by the Borrower or a Restricted Subsidiary and Subject to a Mortgage

         Schedule 8.4(i):  Investments in Atlantic Energy, Inc.

         Schedule 12.2: Offshore and Domestic Lending Office, Addresses for Notices

Exhibits

         Exhibit A-1:      Notice of Borrowing (Swing Line Loans)

         Exhibit A-2:      Notice of Borrowing (Revolving Loans/Acquisition
                           Loans)

         Exhibit B:        Notice of Conversion/ Continuation

         Exhibit C:        Form of Commitment Termination Date Extension Request

         Exhibit D:        Form of Compliance Certificate

         Exhibit E:        Form of Mortgage

         Exhibit F:        Form of Assignment and Acceptance Agreement

         Exhibit G-1:      Form of Promissory Note (Acquisition Loans)

         Exhibit G-2:      Form of Promissory Note (Revolving Loans)

         Exhibit H:        Form of Post-Closing Agreement

         Exhibit I:        Form of Subordination Provisions

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT (as the same may be amended, supplemented, assigned or otherwise modified from time to time in accordance with the terms hereof, this "AGREEMENT"), dated as of August 28, 2003, among AMERIGAS PROPANE, L.P., a Delaware limited partnership (the "BORROWER"), AMERIGAS PROPANE, INC., a Pennsylvania corporation (the "GENERAL PARTNER"), PETROLANE INCORPORATED, a Pennsylvania corporation ("PETROLANE"; the General Partner and Petrolane are, on a joint and several basis, the "GUARANTORS"; the Borrower, the General Partner and Petrolane are, on a joint and several basis, the "OBLIGORS"), CITICORP USA INC., as Syndication Agent, CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Documentation Agent, the several financial institutions from time to time party to this Agreement (collectively, the "BANKS"; individually, a "BANK") and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Banks (the "AGENT"), issuing bank and swing line bank.

                  WHEREAS, the Obligors have requested that (i) the $100,000,000 of Revolving Commitments under (and as defined in) the Existing Credit Agreement and the related Revolving Loans outstanding under (and as defined in) the Existing Credit Agreement be terminated and replaced with the $100,000,000 of Revolving Commitments and Revolving Loans under this Agreement, the proceeds of which are to be used by the Borrower for working capital and general purposes of the Borrower; (ii) the $75,000,000 of Acquisition Commitments under (and as defined in) the Existing Credit Agreement and the related Acquisition Loans and Specified Acquisition Loans outstanding under (and as defined in) the Existing Credit Agreement be terminated and replaced with the $75,000,000 of Acquisition Commitments and Acquisition Loans and Specified Acquisition Loans under this Agreement, the proceeds of which are to be used by the Borrower to finance acquisitions, or with respect to Specified Acquisition Loans, for working capital and general purposes of the Borrower and (iii) the Existing Credit Agreement otherwise be paid in full and the commitments thereunder be terminated; and

                  WHEREAS, the Banks are willing, on the terms and subject to the conditions set forth in this Agreement, to enter into, and to extend credit under, this Agreement as more particularly hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Certain Defined Terms. The following terms have the following meanings:

                  "ACQUIRED DEBT" means with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

                  "ACQUISITION" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Asset Acquisition.

                  "ACQUISITION COMMITMENT" has the meaning specified in Section 2.1(a).

                  "ACQUISITION LOAN" has the meaning specified in Section
2.1(a).

                  "ACQUISITION LOAN TERMINATION DATE" means the earlier to occur of:

                  (a)      October 15, 2006; and

                  (b) the date on which the Acquisition Commitments terminate in accordance with the provisions of this Agreement.

                  "AEPH" means AmeriGas Eagle Holdings, Inc. (formerly CP Holdings, Inc.), a Delaware corporation.

                  "AEPI" means AmeriGas Eagle Propane, Inc. (formerly Columbia Propane Corporation), a Delaware corporation.

                  "AEPLP" means AmeriGas Eagle Propane, L.P. (formerly Columbia Propane, L.P.), a Delaware limited partnership.

                  "AEPLP ACQUISITIONS" has the meaning specified in Section
8.15.

                  "AEPLP AVAILABLE DATE" means the earliest of (i) 180 days after the expiration of the Debt Indemnity provided under the National Propane Purchase Agreement, (ii) the purchase by AEPLP of the partnership interest of the Special Limited Partner (as defined in the AEPLP Partnership Agreement) in AEPLP pursuant to the Special Limited Partner's put option under Section 4.5 of the AEPLP Partnership Agreement and (iii) the purchase by AEPLP of the partnership interest of the Special Limited Partner in AEPLP pursuant to AEPLP's call option under Section 4.5 of the AEPLP Partnership Agreement.

                  "AEPLP PARTNERSHIP AGREEMENT" means that certain Amended and Restated Agreement of Limited Partnership of National Propane, L.P. (renamed AEPLP), dated as of July 19, 1999, by and among AEPI, AEPH, and National Propane Corporation, as amended, supplemented, or otherwise modified from time to time.

                  "AEPLP SECURITY DATE" has the meaning specified in Section
8.17.

                  "AEPLP SUBSIDIARY GUARANTY" has the meaning specified in
Section 8.17.

                  "AEPLP TAXES" means all federal, state, local or foreign taxes, governmental fees or like charges of any kind whatsoever, whether disputed or not.

                  "AFFECTED BANK" has the meaning specified in Section 4.7.

                  "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "AGENT" means Wachovia in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under Section 10.9.

                  "AGENT-RELATED PERSONS" means the Agent, together with its Affiliates (including, in the case of Wachovia in its capacity as the Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "AGENT'S PAYMENT OFFICE" means the address for payments set forth on Schedule 12.2 hereto in relation to the Agent, or such other address as the Agent may from time to time specify by written notice to the Borrower and the Banks.

                  "AGREEMENT" has the meaning specified in the introductory clause hereto.

                  "AMERIGAS EAGLE PARTS & SERVICE" means AmeriGas Eagle Parts & Service, Inc., a Delaware corporation.

                  "ANNUAL LIMIT" has the meaning specified in Section 8.4(c).

                  "APPLICABLE MARGIN" means

                  (i)      with respect to Base Rate Loans, 0%; and

                  (ii)     with respect to Eurodollar Rate Loans,

                  the applicable margin set forth below at such time as a Pricing Tier (the "PRICING TIER") set forth below is applicable:

Pricing Tier            Funded Debt Ratio                  Margin
------------            -----------------                  ------
I                 Less than or equal to 1.75x              1.0000%

II                Greater than 1.75x but less              1.2500%
                  than or equal to 2.75x

III               Greater than 2.75x but less              1.3750%
                  than or equal to 3.25x

IV                Greater than 3.25x but less              1.6250%
                  than or equal to 3.75x

V                 Greater than 3.75x but less              1.7500%
                  than or equal to 4.25x

VI                Greater than 4.25x but less              2.0000%
                  than or equal to 4.75x

VII               Greater than 4.75                        2.2500%

For the purpose of determining the applicable Pricing Tier above and subject to the last sentence of this paragraph, EBITDA shall be determined as at the end of each fiscal quarter for the four fiscal quarters then ending and Funded Debt shall be determined as at the end of each fiscal quarter for which such calculation is being determined. Pricing changes shall be effective on the later of (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days after each fiscal year end and (ii) the Agent's receipt of financial statements hereunder for such fiscal quarter or fiscal year; provided, however, that if the financial statements are not delivered when due in accordance with Section 7.1, then Pricing Tier VII shall apply as of the first Business Day after the date on which such financial statements were required to have been delivered until the date upon which such financial statements are delivered to the Agent. For the period from the Closing Date through December 29, 2003, the applicable Pricing Tier shall be determined by reference to the Compliance Certificate delivered pursuant to Section 5.1(k).

                  "ARRANGER" means Wachovia Capital Markets, LLC.

                  "ASSET ACQUISITION" means (a) an Investment by the Borrower or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Borrower or any Restricted Subsidiary, (b) the acquisition by the Borrower or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or (c) the purchase or other acquisition by the Borrower or any Restricted Subsidiary (in one or a series of transactions) of any division or line of business of any Person (other than a Restricted Subsidiary).

                  "ASSET SALE" has the meaning specified in Section 8.8(c).

                  "ASSETS" means the assets owned by, licensed to, leased or otherwise used in the business by the Borrower and its Subsidiaries.

                  "ASSIGNEE" has the meaning specified in Section 12.9(a).

                  "ATLANTIC ENERGY" means Atlantic Energy, Inc., a Delaware corporation.

                  "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

                  "AUTO-RENEWAL LETTER OF CREDIT" has the meaning specified in
Section 3.2(d).

                  "AVAILABLE CASH" as to any calendar quarter means

                  (a) the sum of (i) all cash of the Borrower and the Restricted Subsidiaries on hand at the end of such quarter and (ii) all additional cash of the Borrower and the Restricted Subsidiaries on hand on the date of determination of Available Cash with respect to such quarter resulting from borrowings subsequent to the end of such quarter, less

                  (b) the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Borrower and the Restricted Subsidiaries (including reserves for future capital expenditures) subsequent to such quarter, (ii) provide funds for distributions under Sections 5.3(a), (b) and (c) or 5.4(a) of the partnership agreement of the Public Partnership (such Sections as in effect on the Closing Date, together with all related definitions, being hereby incorporated herein in the form included in such partnership agreement on the Closing Date and without regard to any subsequent amendments or waivers of the provisions of, or any termination of, such partnership agreement) in respect of any one or more of the next four quarters, or (iii) comply with applicable law or any debt instrument or other agreement or obligation to which the Borrower or any Restricted Subsidiary is a party or its assets are subject; provided, however, that Available Cash attributable to any Restricted Subsidiary shall be excluded to the extent dividends or distributions of such Available Cash by such Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation.

                  In addition, without limiting the foregoing, Available Cash shall reflect a reserve equal to 50% of the interest to be paid on the First Mortgage Notes and the Acquisition Loans in the next fiscal quarter and, beginning with a date three fiscal quarters before a scheduled principal payment date on the First Mortgage Notes, the Revolving Loans or the Acquisition Loans, 25% of the aggregate principal amount thereof due on any such payment date in the third succeeding fiscal quarter, 50% of the aggregate principal amount due on any such quarterly payment date in the second succeeding fiscal quarter and 75% of the aggregate principal amount due on any quarterly payment date in the next succeeding fiscal quarter on such notes and facilities. The foregoing reserves for principal amounts to be paid shall be reduced by the aggregate amount of advances available to the Borrower from responsible financial institutions under binding, irrevocable credit facility commitments (and which are subject to no conditions which the Borrower is unable to meet) and letters of credit to be used to refinance such principal (so long as no repayment obligations under such credit facilities and no reimbursement obligation with respect to any such letter of credit would come due within three quarters).

                  "AVERAGE CONSOLIDATED PRO FORMA DEBT SERVICE" means as of any date of determination, the average amount payable by the Borrower and the Restricted Subsidiaries on a consolidated basis during all periods of four consecutive calendar quarters, commencing with the calendar quarter in which such date of determination occurs and ending June 30, 2010, in respect of scheduled interest (but not principal) payments with respect to all Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed on such date to be incurred and to the substantially concurrent repayment of any other Indebtedness (a) including actual payments of Capitalized Lease Liabilities, (b) assuming, in the case of Indebtedness (other than Indebtedness referred to in clause (c) below) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate actually in effect on such date will remain in effect throughout such period, and (c) including only actual interest payments associated with the Indebtedness incurred pursuant to Section 8.1(e) during the most recent four consecutive calendar quarters.

                  "BANK" has the meaning specified in the introductory clause hereto.

                  "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978, as amended (11 U.S.C. Section 101, et seq.).

                  "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) Prime Rate.

                  "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

                  "BOFA" means Bank of America, N.A.

                  "BORROWER" has the meaning specified in the introductory clause hereto.

                  "BORROWER FINANCIALS" has the meaning specified in Section
7.1.

                  "BORROWER'S ACCOUNT" means the account maintained by the Borrower with Mellon Bank, N.A. and designated as account number 094-0764 or such other account designated by the Borrower in writing.

                  "BORROWING" means a borrowing hereunder consisting of Loans of the same Type made to the Borrower on the same day by the Banks (or in the case of Swing Line Loans, by the Swing Line Bank) and, in the case of Eurodollar Rate Loans, having the same Interest Period, in either case under Article II.

                  "BORROWING DATE" means any date on which a Borrowing occurs under Section 2.3.

                  "BUSINESS" means the business of wholesale and retail sales, distribution and storage of propane gas and related petroleum derivative products and the retail sale of propane related supplies and equipment, including home appliances.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent's Payment Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

                  "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "CAPITAL STOCK" means with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, including, with respect to partnerships and limited liability companies, partnership interests (whether general or limited) or membership interests and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

                  "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Borrower or any of its Restricted Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the principal components thereof.

                  "CAPPED INVESTMENTS" has the meaning specified in Section 8.17(a).

                  "CARRYOVER THRESHOLD" has the meaning specified in Section
8.15.

                  "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meanings.

                  "CASH EQUIVALENTS" has the meaning specified in Section
8.4(a).

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CHANGE OF CONTROL" means (i) UGI shall fail to own directly or indirectly 100% of the general partnership interests in the Borrower, or, if the Borrower shall have been converted to a corporate form, at least 51% of the voting shares of the Borrower; or (ii) UGI shall fail to own directly or indirectly at least a 30% ownership interest in the Borrower.

                  "CLOSING DATE" means the date on which all conditions precedent set forth in Section 5.1 are satisfied or waived by the Banks.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, in each case as in effect from time to time.

                  "COLLATERAL AGENCY AGREEMENT" means the Intercreditor and Agency Agreement dated as of April 19, 1995 among the Obligors, the Restricted Subsidiaries, the Agent, the holders of the Series A-C First Mortgage Notes and the Collateral Agent, as the same may be amended, supplemented, assigned or otherwise modified from time to time.

                  "COLLATERAL AGENT" means Wachovia and its successors and/or assigns, in its capacity as Collateral Agent under the Security Documents.

                  "COLUMBIA ACQUISITION" means the acquisition by the Borrower of the propane distribution business of Columbia Energy Group, a Delaware corporation, pursuant to the Columbia Purchase Agreement.

                  "COLUMBIA PURCHASE AGREEMENT" means that certain Purchase Agreement, dated as of January 30, 2001, and amended and restated on August 7, 2001 by and among Columbia Energy Group, a Delaware corporation, AEPI, AEPLP, the Borrower, the Public Partnership and the General Partner, as amended, supplemented or otherwise modified from time to time.

                  "COMMITMENT", as to each Bank, means its Revolving Commitment and its Acquisition Commitment.

                  "COMMITMENT LETTER" shall mean that certain letter, dated June 16, 2003, among the Borrower, the Agent and the Arranger.

                  "COMMITMENT TERMINATION DATE EXTENSION REQUEST" means a request substantially in the form of Exhibit C.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D.

                  "CONSOLIDATED CASH FLOW" means with respect to the Borrower and the Restricted Subsidiaries for any period, (1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-Cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense less (2) any non-cash items increasing Consolidated Net Income for such period that had previously been added to Consolidated Net Income when incurred as a Consolidated Non-Cash Charge. Consolidated Cash Flow shall be calculated after giving effect, on a pro forma basis for the four full fiscal quarters immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Cash Flow, to, without duplication, any Asset Sales or Asset Acquisitions (including without limitation any Asset Acquisition giving rise to the need to make such calculation as a result of the Borrower or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired
Debt) occurring during the period commencing on the first day of such period to and including the date of the transaction (the "REFERENCE PERIOD"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that Consolidated Cash Flow generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus cost of goods sold) of such acquired business or asset during the immediately preceding four full fiscal quarters in the Reference Period minus the pro forma expenses that would have been incurred by the Borrower and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by the Borrower and the Restricted Subsidiaries in the operation of such acquired business or asset and non-personnel costs and expenses incurred by the Borrower and the Restricted Subsidiaries in the operation of the Borrower's business at similarly situated Borrower facilities or Restricted Subsidiary facilities.

                  "CONSOLIDATED INCOME TAX EXPENSE" means with respect to the Borrower and the Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the Borrower and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Borrower and the Restricted Subsidiaries for any period, without duplication, the sum of (i) the interest expenses of the Borrower and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including without limitation (a) any amortization of debt discount,
(b) the net cost under Interest Rate Agreements, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest plus (ii) the interest component of capital leases paid, accrued or scheduled to be paid or accrued by the Borrower and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means the net income of the Borrower and the Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude (i) net after-tax extraordinary gains or losses, (ii) net after-tax gains or losses attributable to Asset Sales,
(iii) the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting, provided, that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the Borrower or any Restricted Subsidiary, (iv) the net income of any Restricted Subsidiary to the extent that dividends or distributions of such net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation and (v) the cumulative effect of any changes in accounting principles.

                  "CONSOLIDATED NET WORTH" means, of any Person, at any date of determination, the total partners' equity (in the case of a partnership), total stockholders' equity (in the case of a corporation) or total membership interests (in the case of a limited liability company) of such Person at such date, as would be shown on a balance sheet (consolidated, if applicable) of such Person and, if applicable, its Subsidiaries (Restricted Subsidiaries in the case of the Borrower) prepared in accordance with GAAP (less, in the case of the Borrower, the Net Amount of Unrestricted Investment as of such date).

                  "CONSOLIDATED NON-CASH CHARGES" means, with respect to the Borrower and the Restricted Subsidiaries for any period, the aggregate depreciation, amortization and any other non-cash charges resulting in write downs in non-current assets, in each case reducing Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED PRO FORMA DEBT SERVICE" means as of any date of determination, the total amount payable by the Borrower and the Restricted Subsidiaries on a consolidated basis during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled interest (but not principal) payments with respect to Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed on such date to be incurred and to the substantially concurrent repayment of any other Indebtedness (a) including actual payments of Capitalized Lease Liabilities, (b) assuming, in the case of Indebtedness (other than Indebtedness referred to in clause (c) below) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate actually in effect on such date will remain in effect throughout such period, and (c) including only actual interest payments associated with the Indebtedness incurred pursuant to Section 8.1(e) during the most recent four consecutive calendar quarters.

                  "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse (otherwise than for collection or deposit in the ordinary course of business), (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations) of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                  "CONTROL AFFILIATE" means UGI, the Public Partnership, the General Partner and any Person controlling or controlled by, or under common control with, UGI, the Public Partnership or the General Partner (other than the Borrower or any of its Subsidiaries).

                  "CONVERSION/CONTINUATION DATE" means any date on which, under
Section 2.4, any Borrower (a) converts Loans of one Type to the other Type, or
(b) continues as Eurodollar Rate Loans, but with a new Interest Period, Eurodollar Rate Loans having Interest Periods expiring on such date.

                  "COVERED PERSONS" shall have the meaning specified in the definition of Restricted Payment.

                  "CREDIT EXTENSION" means and includes (a) the making of any Loan hereunder, and (b) the Issuance of any Letters of Credit hereunder.

                  "CREDIT PARTIES" means the Obligors and any Restricted Subsidiary party to any Security Document.

                  "DEBT INDEMNITY" means the indemnity provided by Triarc Companies, Inc. under Section 5.9 of the National Propane Purchase Agreement.

                  "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "DESIGNATION AMOUNTS" has the meaning specified in Section 7.13(a).

                  "DESIGNEE" has the meaning specified in Section 7.13(d).

                  "DISINTERESTED DIRECTORS" means, with respect to any transaction or series of transactions with Affiliates, a member of the Board of Directors of the General Partner who has no financial interest, and whose employer has no financial interest, in such transaction or series of transactions.

                  "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

                  "EBIT" means, for any period, the Borrower's and its Restricted Subsidiaries' Consolidated Net Income (not including extraordinary gains or losses, other than losses arising from reserves established in connection with the Tax Indemnity Provisions (as defined in the National Propane Purchase Agreement)) plus Consolidated Interest Expense and Consolidated Income Tax Expense in each case for such period, as determined in accordance with GAAP.

                  "EBITDA" means, for any period, EBIT plus the Borrower's and its Restricted Subsidiaries' depreciation and amortization of property, plant and equipment and intangible assets, in each case as taken into account in calculating Consolidated Net Income, in each case for such period, as determined in accordance with GAAP.

                  For the purposes of calculating the Applicable Margin, the rate of the facility fees payable pursuant to Section 2.10(b) and the Leverage Ratio, EBITDA for any period (the "APPLICABLE PERIOD") shall be adjusted by the addition of the EBITDA of any Asset Acquisitions made during the Applicable Period, as if such Asset Acquisitions occurred on the first day of the Applicable Period, plus the addition of the "Savings Factor"; provided, however, that in the case of calculating the Applicable Margin or the rate of the facility fees payable pursuant to Section 2.10(b), the Savings Factor shall be added only for the purpose of causing the Pricing Tier to remain the same (or to limit its increase) and not to decrease it (i.e. the Savings Factor may be used to maintain pricing or limit any increase in pricing, not to decrease pricing).

                  The "SAVINGS FACTOR" shall equal, with respect to any Asset Acquisition, an amount equal to 50% of the difference between (a) Actual Acquisition Expense minus (b) Pro Forma Acquisition Expense. "ACTUAL ACQUISITION EXPENSE" means an amount equal to the personnel expenses and non personnel costs and expenses (which would be deducted from gross profits in calculating costs and EBITDA) related to the operation of any Asset Acquisition from the beginning of the Applicable Period to the date of the purchase of the Asset Acquisition. "PRO FORMA ACQUISITION EXPENSE" means an amount equal to the personnel and non-personnel costs and expenses (which would be deducted from gross profits in calculating costs and EBITDA) that would have been incurred with respect to the operation of any Asset Acquisition for the period from the beginning of the Applicable Period to the date of purchase of the Asset Acquisition, on the assumption that the ongoing personnel and non personnel cost and expense savings projected as of the date of the Asset Acquisition had been realized on the first day of the Applicable Period. In no event shall the aggregate Savings Factor for any Applicable Period exceed 10% of EBITDA, before taking into effect the EBITDA relating to such Asset Acquisition, for the Borrower and its Restricted Subsidiaries for such Applicable Period.

                  "EFFECTIVE AMOUNT" means: (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; and (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided, that such bank is acting through a branch or agency located in the United States.

                  "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations thereunder. References to sections of ERISA also refer to any successor sections.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) the failure to make a required contribution to a Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                  "EURODOLLAR BASE RATE" has the meaning set forth in the definition of Eurodollar Rate.

                  "EURODOLLAR RATE" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Agent pursuant to the following formula:

                                               Eurodollar Base Rate
                  Eurodollar Rate  =   ------------------------------------
                                       1.00 - Eurodollar Reserve Percentage

                  Where,

                  "EURODOLLAR BASE RATE" means, for such Interest Period:

                  (a) the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined by the Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Wachovia and with a term equivalent to such Interest Period would be offered by Wachovia's London branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "EURODOLLAR RATE LOAN" means a Loan that bears interest at a rate based on the Eurodollar Rate.

                  "EVENT OF DEFAULT" has the meaning specified in Section 9.1.

                  "EXCESS SALE PROCEEDS" has the meaning specified in Section 8.8(c)(ii)(B).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "EXISTING CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement, dated as of August 22, 2002, among the Obligors, the financial institutions party thereto and BofA as administrative agent, as amended from time to time in accordance with its terms.

                  "EXISTING LETTERS OF CREDIT" means all letters of credit listed and identified by letter or credit number on Schedule 3.1(a) and outstanding on the Closing Date.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wachovia on such day on such transactions as determined by the Agent.

                  "FEE LETTER" has the meaning specified in Section 2.10(a).

                  "FIRST MORTGAGE NOTE AGREEMENTS" means, collectively, (a) the separate Note Agreements, each dated as of April 12, 1995, among the Obligors and the holders of the Series A-C First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time, (b) the Note Agreement, dated as of March 15, 1999, among the Borrower, the General Partner and the holders of the Series D First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time and (c) the Note Agreement, dated as of March 15, 2000, among the Borrower, the General Partner and the holders of the Series E First Mortgage Note, as the same may be amended, supplemented or otherwise modified from time to time.

                  "FIRST MORTGAGE NOTES" means the Series A-C First Mortgage Notes, the Series D First Mortgage Notes and the Series E First Mortgage Notes.

                  "FOREIGN BANK" has the meaning specified in Section 10.13(a).

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "FUNDED DEBT" means, as of any date of determination, (i) indebtedness of the Borrower and/or its Restricted Subsidiaries for borrowed money or for the deferred purchase price of property or services, other than indebtedness for trade payables and non-recourse indebtedness which is not required by GAAP to be classified as a liability on the balance sheet of the debtor, (ii) Capitalized Lease Liabilities, and (iii) Contingent Obligations. For purposes of this definition, undrawn letters of credit shall not constitute Funded Debt.

                  "FUNDED DEBT RATIO" means the ratio of (a) Funded Debt to (b) EBITDA.

                  "GAAP" has the meaning specified in Section 1.3(a).

                  "GUARANTORS" has the meaning specified in the introductory clause hereto.

                  "GUARANTOR FINANCIALS" has the meaning specified in Section 7.14(b).

                  "GENERAL COLLATERAL" means, collectively, the Mortgaged Property, and the properties referred to as the "Collateral" in the General Security Agreement and each Subsidiary Security Agreement and as the "Security" in the Collateral Agency Agreement.

                  "GENERAL PARTNER" has the meaning specified in the introductory clause hereto.

                  "GENERAL SECURITY AGREEMENT" means the General Security Agreement, dated as of April 19, 1995, among the Borrower, the Collateral Agent, and Mellon Bank, N.A., as Cash Collateral Sub-Agent, as the same may be amended, supplemented, assigned or otherwise modified from time to time.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation".

                  "HAZARDOUS MATERIAL" means:

                  (a)      any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c)      any petroleum product other than propane; or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

                  "HONOR DATE" has the meaning specified in Section 3.3(b).

                  "ICC" has the meaning specified in Section 3.9.

                  "INCORPORATED COVENANT" has the meaning specified in Section 7.14(d).

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables and accrued expenses arising in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capitalized Lease Liabilities;
(g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; (i) any Preferred Stock of any Subsidiary of such Person valued at the sum of the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

                  "INDEMNIFIED LIABILITIES" has the meaning specified in Section 12.5.

                  "INDEMNIFIED PARTIES" has the meaning specified in Section
12.5.

                  "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of a Person's creditors generally or any substantial portion of a Person's creditors; in each case undertaken under U.S. Federal, state or foreign law, including in each case the Bankruptcy Code.

                  "INTERCOMPANY LOAN AGREEMENT" means that certain Loan Agreement, dated July 19, 1999, between National Propane, L.P. (renamed AEPLP) and Columbia Propane Corporation (renamed AEPI), as amended, supplemented or otherwise modified from time to time.

                  "INTERCOMPANY NOTE" means that certain Promissory Note, dated July 19, 1999, by AEPLP in favor of the Borrower by endorsement from AEPI in the original principal amount of $137,997,000, as amended, supplemented or otherwise modified from time to time.

                  "INTEREST PAYMENT DATE" means, as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period is also an Interest Payment Date.

                  "INTEREST PERIOD" means, as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date two weeks or one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

                  provided, that:

                           (i)      if any Interest Period would otherwise end
on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii)     any Interest Period that begins on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                           (iii)    no Interest Period for any Loan shall extend
beyond its Maturity Date; and

                           (iv)     no Interest Period applicable to an
Acquisition Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of Acquisition Loans unless the aggregate principal amount of Acquisition Loans represented by Base Rate Loans or Eurodollar Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in interest rates on Parity Debt.

                  "INVESTMENT" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution of such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest (it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than stock or other securities) shall not constitute an "Investment" for purposes of this Agreement). For purposes of Section 8.4(c), the amount involved in Investments made during any period shall be the aggregate cost to the Borrower and its Restricted Subsidiaries of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investments (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investments or as loans from any Person in whom such Investments have been made).

                  "INVESTMENT CONDITION" has the meaning specified in Section 7.13(a).

                  "INVESTMENT LIMIT" has the meaning specified in Section
8.4(c).

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "ISP98" has the meaning specified in Section 3.9.

                  "ISSUANCE DATE" has the meaning specified in Section 3.1(a).

                  "ISSUE" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms ISSUED, ISSUING and ISSUANCE have corresponding meanings.

                  "ISSUING BANK" means Wachovia in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 10.l(b) or Section 10.9.

                  "KEEP WELL AGREEMENT" means that certain Keep Well Agreement, dated as of August 21, 2001, between the Borrower and Columbia Propane Corporation (renamed AEPI).

                  "L/C ADVANCE" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                  "L/C AMENDMENT APPLICATION" means an application form for amendment or renewal of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                  "L/C APPLICATION" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                  "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made or converted into a Borrowing of Revolving Loans under Section 3.3(c).

                  "L/C COMMITMENT" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of the Revolving Commitment, it being understood that the L/C Commitment is a part of the Revolving Commitments rather than a separate, independent commitment.

                  "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all outstanding L/C Borrowings.

                  "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document executed by the Borrower relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances, as the same may be amended, supplemented, assigned or otherwise modified from time to time.

                  "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 12.2, or such other office or offices as such Bank may from time to time notify the Borrower and the Agent.

                  "LETTERS OF CREDIT" means any standby letters of credit issued by the Issuing Bank pursuant to Article III.

                  "LEVERAGE RATIO" means, as of any date of determination, the ratio of (i) Total Debt to (ii) EBITDA.

                  "LICENSE AGREEMENTS" means, collectively, (a) the Software License Agreement, dated April 19, 1995, by and among the General Partner, the Public Partnership, and the Borrower relating to the FAST and Stars I and II proprietary software systems, (b) the Trademark License Agreement, dated April 19, 1995, by and among Petrolane, the General Partner, the Public Partnership and the Borrower, (c) the Trademark License Agreement, dated April 19, 1995, by and among UGI, AmeriGas, Inc., the General Partner, the Public Partnership and the Borrower and (d) the Trademark License Agreement, dated April 19, 1995, by and among the General Partner, the Public Partnership and the Borrower, as the same may be amended, modified or supplemented from time to time.

                  "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  "LOAN" means an extension of credit by a Bank to the Borrower under Article II, and may be a Base Rate Loan or a Eurodollar Rate Loan (each, a "TYPE" of Loan), and includes any Revolving Loan, Acquisition Loan or Swing Line Loan; provided, that no Swing Line Loan may be a Eurodollar Rate Loan.

                  "LOAN DOCUMENTS" means this Agreement, any Notes, the Fee Letter, the Security Documents, the L/C Related Documents, the Post-Closing Agreement, each Notice of Borrowing, each Notice of Conversion/Continuation and each Compliance Certificate.

                  "LONG TERM FUNDED DEBT" means, as applied to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures one year or more from the date of execution of the instruments governing any such Indebtedness or, if applicable, the execution of any instrument extending the maturity date of such Indebtedness, provided, that Long Term Funded Debt shall include any Indebtedness which does not otherwise come within the foregoing definition but which is directly or indirectly renewable or extendible at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of execution of the instruments governing any such Indebtedness or, if applicable, the execution of any instrument extending the maturity date of such Indebtedness.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U or X of the FRB.

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, Assets or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any Restricted Subsidiary to perform any of its obligations under this Agreement, the Notes or the Security Documents to which it is a party; or (c) a material impairment of the legal, valid, binding and enforceable nature of the Security Documents or of the validity and priority of the Liens created thereby on the General Collateral.

                  "MATURITY DATE" means the Revolving Termination Date in respect of the Revolving Loans, and the Acquisition Loan Termination Date in respect of the Acquisition Loans.

                  "MORTGAGED PROPERTY" means the real properties referred to as the "Mortgaged Property" in the granting clauses of the Mortgages.

                  "MORTGAGES" shall have the meaning specified in the definition of Security Documents.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Borrower or any ERISA Affiliate may have any liability.

                  "NATIONAL PROPANE PURCHASE AGREEMENT" means that certain Purchase Agreement, dated April 5, 1999, by and among AEPLP, AEPH, AEPI, National Propane Partners, L.P., National Propane Corporation, National Propane SGP, Inc. and Triarc Companies, Inc., as amended, supplemented or otherwise modified from time to time.

                  "NET AMOUNT OF UNRESTRICTED INVESTMENT" means the sum of, without duplication, (x) the aggregate amount of all Investments made after the date hereof pursuant to Section 8.4(h) (computed as provided in the last sentence of the definition of Investment) and (y) the aggregate of all Designation Amounts in connection with the designation of Unrestricted Subsidiaries pursuant to the provisions of Section 7.13 less all Designation Amounts in respect of Unrestricted Subsidiaries which have been designated as Restricted Subsidiaries in accordance with the provisions of Section 7.13 and otherwise reduced in a manner consistent with the provisions of the last sentence of the definition of Investment.

                  "NET PROCEEDS" means with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents net of (i) reasonable brokerage commissions and other reasonable fees and expenses (including without limitation reasonable fees and expenses of legal counsel and accountants and reasonable fees, expenses and discounts or commissions of underwriters, placement agents and investment bankers) related to such Asset Sale; (ii) provisions for all taxes payable as a result of such Asset Sale; (iii) amounts required to be paid to any Person (other than the Borrower or any Restricted Subsidiary) owning a beneficial interest in the assets subject to such Asset Sale; (iv) appropriate amounts to be provided by the Borrower or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Borrower or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such

Asset Sale; and (v) amounts required to be applied to the repayment of Indebtedness (other than the Notes and the Parity Debt) secured by a Lien on the asset or assets sold in such Asset Sale.

                  "NEW BANKS" shall have the meaning specified in Section
2.15(b).

                  "NON-AEPLP RESTRICTED SUBSIDIARY" has the meaning specified in
Section 8.17(a).

                  "NON-PP&E ASSETS" has the meaning specified in Section
8.17(b).

                  "NOTE" means a promissory note executed by the Borrower in favor of a Bank pursuant to Section 2.2(d), substantially in the form of Exhibit G-1 (in the case of Acquisition Loans) or Exhibit G-2 (in the case of Revolving Loans), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "NOTICE DATE" shall have the meaning specified in Section 2.15(b).

                  "NOTICE OF BORROWING" means a notice in substantially the form of Exhibit A-1, in the case of a Swing Line Loan, and Exhibit A-2 in the case of any other Loan.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of Exhibit B.

                  "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any of the Obligors or other Credit Parties to any Bank, the Agent or any Indemnified Party, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "OBLIGORS" has the meaning specified in the introductory clause hereto.

                  "OFFICERS' CERTIFICATE" means as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents, and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate (a) if such general partner is a corporation, as an Officers' Certificate of such general partner hereunder or (b) if such general partner is a partnership or other entity, as a certificate executed on its behalf by Persons authorized to do so pursuant to the constituting documents of such partnership or other entity.

                  "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation and as to any partnership, its partnership agreement, certificate of partnership and related agreements and as to any other entity, such other entity's analogous organizational documents, as the same may be amended, supplemented or otherwise modified from time to time.

                  "ORIGINAL CLOSING DATE" means April 19, 1995.

                  "OTHER TAXES" means (i) any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents and (ii) any documentary stamp taxes and nonrecurring intangible personal property taxes payable under Chapters 199 and 201 of the Florida Statutes.

                  "PARITY DEBT" means the Series A-C First Mortgage Notes, the Series D First Mortgage Notes, the Series E First Mortgage Notes, Indebtedness under this Agreement and the Notes and other Indebtedness of the Borrower incurred in accordance with Section 8.1(a), (b), (e), (f) and (l) and secured by the respective Liens of the Security Documents in accordance with Section 8.3(j), (k), (l) and (m).

                  "PARTICIPANT" has the meaning specified in Section 12.9(e).

                  "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of the Borrower, as in effect on the Closing Date, and as the same may from time to time be amended, supplemented or otherwise modified.

                  "PARTNERSHIP UNRESTRICTED SUBSIDIARIES" means the Unrestricted Subsidiaries of the Public Partnership as defined in the Public Partnership Indenture as in effect on the Closing Date.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA) with respect to which the Borrower or any ERISA Affiliates may have any liability.

                  "PERMITTED BANKS" has the meaning specified in Section 8.4(a).

                  "PERMITTED INSURERS" means (a) insurers with ratings of A or better according to Best's Insurance Reports, or with comparable ratings from a comparable rating agency for insurance companies whose principal offices are located outside of the United States and Canada, and with assets of no less than $500 million and (b) the underwriters at Lloyd's, London.

                  "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity.

                  "PETROLANE" has the meaning specified in the introductory clause hereto.

                  "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "POST-CLOSING AGREEMENT" has the meaning specified in Section 5.1(e).

                  "PP&E ACQUISITION/INVESTMENT/TRANSFER LIMIT" has the meaning specified in Section 8.15.

                  "PP&E ASSETS" means assets that would, in accordance with GAAP, be classified and accounted for as "property, plant and equipment" on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

                  "PP&E TRANSFER" has the meaning specified in Section 8.17(b).

                  "PPD/GP DEBT CONTRIBUTION" means the amount of aggregate net cash proceeds previously received by the Borrower from time to time from the Public Partnership as a capital contribution made with the proceeds of Public Partnership Indebtedness and the General Partner in connection with its related and contemporaneous capital contribution and designated as such by such Persons at the time of contribution in the corporate or other records of such Persons.

                  "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of distributions or dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person.

                  "PRICING TIER" has the meaning specified in the definition of "Applicable Margin."

                  "PRIME RATE" means, at any time, the rate of interest in effect for such day as publicly announced from time to time by Wachovia as its "prime rate" (which is not necessarily the lowest rate charged to any customer). Any change in such rate announced by Wachovia shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                  "PUBLIC PARTNERSHIP" means AmeriGas Partners, L.P., a Delaware limited partnership.

                  "PUBLIC PARTNERSHIP INDENTURE" means each of the Indentures among the Public Partnership, its financing subsidiaries, and Wachovia (formerly known as First Union National Bank), as trustee, with respect to the Public Partnership Notes, as the same may be amended, supplemented or otherwise modified from time to time.

                  "PUBLIC PARTNERSHIP NOTES" means the notes issued, from time to time, jointly and severally, by the Public Partnership and its financing subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time.

                  "PURCHASE MONEY LIEN" has the meaning specified in Section 8.3(n).

                  "REDEEMABLE CAPITAL STOCK" means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the date of the last scheduled payment of any Loan then outstanding or is redeemable at the option of the holder thereof at any time prior to such date, or is convertible into or exchangeable for Indebtedness at any time prior to such date.

                  "REFERENCE PERIOD" shall have the meaning specified in the definition of Consolidated Cash Flow.

                  "REPLACEMENT BANK" has the meaning specified in Section 4.7.

                  "REPORTABLE EVENT" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "REQUIRED BANKS" means at any time Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans (assuming that any outstanding Swing Line Loans were converted into Revolving Loans or participated in by the Banks pursuant to Section 2.16) and L/C Borrowings and risk participations in outstanding Letters of Credit (or in the case of the Issuing Bank, the amount of the outstanding Letters of Credit minus risk participations of the other Banks therein), or, if no amounts are outstanding, Banks then having at least 66-2/3% of the aggregate amount of the Commitments.

                  "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

                  "RESPONSIBLE OFFICER" means the chief executive officer or the president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

                  "RESTRICTED PAYMENT" means with respect to the Borrower and its Restricted Subsidiaries (the "COVERED PERSONS"), (a) in the case of any Covered Person that is a partnership, (i) any payment or other distribution, direct or indirect, in respect of any partnership interest in such Covered Person, except a distribution payable solely in additional partnership interests in such Covered Person, and (ii) any payment, direct or indirect, by such Covered

Person on account of the redemption, retirement, purchase or other acquisition of any partnership interest in such Covered Person, except to the extent that such payment consists of additional partnership interests in such Covered Person; or (b) in the case of any Covered Person that is a corporation, (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of such Covered Person then outstanding, except a dividend payable solely in shares of stock of such Covered Person, and (ii) any payment, direct or indirect, by such Covered Person on account of the redemption, retirement, purchase or other acquisition of any shares of any class of stock of such Covered Person then outstanding, or of any warrants, rights or options, to acquire any such shares, except to the extent that such payment consists of shares of Capital Stock of such Covered Person; (c) in the case of any Covered Person that is a limited liability company, (i) any payment or other distribution, direct or indirect, in respect of any membership interest in such Covered Person, except a distribution payable solely in additional membership interests in such Covered Person, and (ii) any payment, direct or indirect, by such Covered Person on account of the redemption, retirement, purchase or other acquisition of any membership interest in such Covered Person, except to the extent that such payment consists of additional membership interests in such Covered Person; or (d) any indemnification payment made by AEPLP, AEPH or AEPI pursuant to the Tax Indemnity Provisions (as defined in the National Propane Purchase Agreement), including any payment made by the Borrower to AEPI pursuant to the Keep Well Agreement.

                  "RESTRICTED SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of the United States or any state thereof or Canada or any province thereof or the District of Columbia, none of the Capital Stock or ownership interests of which is owned by Unrestricted Subsidiaries and substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within, the United States or Canada and which is designated as a Restricted Subsidiary in Schedule
6.2 or which shall be designated as a Restricted Subsidiary by the General Partner at a subsequent date as provided in Section 7.13; provided, however, that (a) to the extent a newly formed or acquired Subsidiary is not declared either a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Subsidiary shall be deemed a Restricted Subsidiary and (b) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of Section 7.13.

                  "REVOLVING COMMITMENT" has the meaning specified in Section 2.1(b).

                  "REVOLVING LOAN" has the meaning specified in Section 2.1(b).

                  "REVOLVING TERMINATION DATE" means the earlier to occur of:

                  (a) October 15, 2006, as such date may be extended pursuant to Section 2.15 hereof; and

                  (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

                  "ROUTINE PERMITS" has the meaning specified in Section 6.8(a).

                  "SALE AND LEASE-BACK TRANSACTION" of a Person (a "TRANSFEROR") means any arrangement (other than between the Borrower and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries) whereby
(a) property (the "SUBJECT PROPERTY") has been or is to be disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Subject Property pursuant to which the rental payments are calculated to amortize the purchase price of such Subject Property substantially over the useful life of such Subject Property, and (b) such Subject Property is in fact so leased by such Transferor or an Affiliate of such Transferor.

                  "SALE CONDITION" has the meaning specified in Section 7.13(a).

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "SECURITY DOCUMENTS" means (a) the Collateral Agency Agreement, (b) each of (i) the mortgage, assignment of leases and rents, security agreement, financing statement and fixture filings made by the Borrower in favor of the Collateral Agent, (ii) the deed of trust, assignment of leases and rents, security agreement, financing statement and fixture filings made by the Borrower in favor of the Collateral Agent and (iii) the deed to secure debt, assignment of leases and rents, security agreement, financing statement and fixture filings made by the Borrower in favor of the Collateral Agent, each dated on or before the Closing Date and covering one or more of the Mortgaged Properties located in the counties listed on Schedule 6.8(b), those executed after the Closing Date by the Borrower as required by Section 7.10 and those executed by Restricted Subsidiaries after the Closing Date as required by
Section 7.9, in each case substantially in the form of Exhibit E (as each of the same may be amended, supplemented, assigned or otherwise modified from time to time, collectively, the "MORTGAGES"), (c) the General Security Agreement, (d) the Subsidiary Security Agreement and (e) the Subsidiary Guarantee.

                  "SENIOR INDEBTEDNESS" means the Obligations, the obligations of the Borrower, the General Partner and Petrolane under the Series A-C First Mortgage Notes, the obligations of the Borrower and the General Partner under the Series D First Mortgage Notes and the Series E First Mortgage Notes and the obligations of the Borrower with respect to Parity Debt.

                  "SERIES A-C FIRST MORTGAGE NOTES" means the First Mortgage Notes, Series A through C, in an aggregate principal amount not exceeding $518,000,000, issued pursuant to that certain Note Agreement, dated as of April 12, 1995, among the Borrower, the General Partner, Petrolane and the purchasers named in Schedule I thereto, as amended, supplemented, assigned or otherwise modified from time to time.

                  "SERIES D FIRST MORTGAGE NOTES" means the First Mortgage Notes, Series D, in aggregate principal amount not exceeding $70,000,000, issued pursuant to that certain Note Agreement, dated as of March 15, 1999, among the Borrower, the General Partner and the purchasers named in Schedule I thereto, as amended, supplemented, assigned or otherwise modified from time to time.

                  "SERIES E FIRST MORTGAGE NOTES" means the First Mortgage Notes, Series E, in an aggregate principal amount of $80,000,000, issued pursuant to that certain Note Agreement, dated as of March 15, 2000, among the Borrower, the General Partner and the purchasers named in Schedule I thereto, as amended, supplemented, assigned or otherwise modified from time to time.

                  "SIGNIFICANT SUBSIDIARY GROUP" means any Subsidiary of the Borrower which is, or any group of Subsidiaries of the Borrower all of which are, at any time of determination, subject to one or more of the proceedings or conditions described in subsection (f) or (g) of Section 9.1 and which Subsidiary or group of Subsidiaries accounted for (or in the case of a recently formed or acquired Subsidiary would have so accounted for on a pro forma basis) more than 1% of consolidated operating revenues of the Borrower for the fiscal year most recently ended or more than 1% of consolidated Total Assets of the Borrower as of the end of the most recently ended fiscal quarter, in each case computed in accordance with GAAP.

                  "SPECIAL RATING" means a risk-based capital factor attributable to Indebtedness for purposes of generally applicable state insurance regulations for life, health and disability insurance companies, substantially equivalent to an investment grade rating issued by a nationally recognized credit rating agency.

                  "SPECIFIED ACQUISITION LOANS" means the Acquisition Loans used solely for the purposes described in Section 8.9(d)(ii).

                  "SPECIFIED MORTGAGE" means any Mortgage covering the Mortgaged Property identified on Schedule 9.1(d).

                  "SUBJECT PROPERTY" shall have the meaning specified in the definition of Sale and Lease-Back Transaction.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association, trust or other entity of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interests in the capital or profits of such partnership, limited liability company, joint venture or association with ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such partnership, limited liability company, joint venture or association, or (c) the beneficial interests in such trust or other entity with ordinary voting power to elect a majority of the board of trustees (or Persons performing similar functions) of such trust or other entity, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries, or by one or more of such Person's other Subsidiaries.

                  "SUBSIDIARY GUARANTEE" means that certain Restricted Subsidiary Guarantee, dated as of April 19, 1995, by all of the Restricted Subsidiaries (other than AEPLP and any Subsidiary of AEPLP) for the benefit of the Collateral Agent, as the same may be amended, supplemented, assigned or otherwise modified from time to time.

                  "SUBSIDIARY SECURITY AGREEMENT" means that certain Subsidiary Security Agreement, dated as of April 19, 1995, among all of the Restricted Subsidiaries (other than AEPLP and any Subsidiary of AEPLP), the Collateral Agent and Mellon Bank, N.A., as Cash Collateral Sub-Agent, as the same may be amended, supplemented, assigned or otherwise modified from time to time.

                  "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), bankers acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "SWAP CONTRACT" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

                  "SWING LINE BANK" means Wachovia in its capacity as provider of Swing Line Loans, or any successor swing line bank hereunder.

                  "SWING LINE LOAN" has the meaning specified in Section
2.16(a).

                  "SWING LINE SUBLIMIT" means an amount equal to the lesser of
(a) $20,000,000 and (b) the Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Commitments.

                  "TAXES" means any and all present or future taxes, levies, imposts or withholdings, and all penalties, interest and additions to taxes with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income or capital by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                  "TOTAL ASSETS" means as of any date of determination, the consolidated total assets of the Borrower and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries prepared in accordance with GAAP as of that date.

                  "TOTAL DEBT" means as of any date of determination, the aggregate principal amount of all Indebtedness of the Borrower and the Restricted Subsidiaries at the time outstanding (other than Indebtedness permitted by Section 8.1(c)). For purposes of computing the Leverage Ratio pursuant to Section 8.14, Total Debt shall also include the obligations described in clause (c) of the definition of "Contingent Obligation."

                  "TRANSFER" has the meaning specified in Section 8.17(b).

                  "TRANSFEROR" shall have the meaning specified in the definition of Sale and Lease-Back Transaction.

                  "TYPE" has the meaning specified in the definition of "Loan."

                  "UGI" means UGI Corporation, a Pennsylvania corporation.

                  "UNITED STATES" and "U.S." each means the United States of America.

                  "UNRESTRICTED SUBSIDIARY" means a Subsidiary of the Borrower which is not a Restricted Subsidiary.

                  "WACHOVIA" means Wachovia Bank, National Association and its successors.

                  "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that is also a Wholly-Owned Subsidiary of the Borrower.

                  "WHOLLY-OWNED SUBSIDIARY" means, as applied to any Subsidiary of any Person, a Subsidiary in which (other than directors' qualifying shares required by law) 100% of the Capital Stock of each class having ordinary voting power, and 100% of the Capital Stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by such Person, or by one or more of such Person's other Wholly-Owned Subsidiaries, or both; provided, that for the purposes of this Agreement, (a) AEPLP shall be deemed a "Wholly-Owned Subsidiary" of the Borrower for so long as the Borrower directly or indirectly owns at least 99% of the Capital Stock of AEPLP and 100% of the general partnership interests therein, and (b) AmeriGas Eagle Parts & Service shall be deemed a "Wholly-Owned Subsidiary" of the Borrower for so long as (i) AEPLP remains a Restricted Subsidiary and a "Wholly-Owned Subsidiary" of the Borrower and (ii) AEPLP directly or indirectly owns at least 100% of the Capital Stock of AmeriGas Eagle Parts & Service.

                  "YEARLY THRESHOLD" has the meaning specified in Section 8.15.

         1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c)      (i)      The term "including" is not limiting and
means "including without limitation."

                           (ii)     In the computation of periods of time from a
specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are independent and shall each be performed in accordance with their terms.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.3 Accounting Principles. (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in effect in the United States of America from time to time ("GAAP"). Notwithstanding the foregoing, if the Borrower, the Required Banks or the Agent determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may seek of the others a renegotiation of any financial covenant affected thereby. If the Borrower, the Required Banks and Agent cannot agree on renegotiated covenants, then, for the purposes of this Agreement, GAAP will refer to generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

                                   ARTICLE II

                                   THE CREDITS

         2.1      Amounts and Terms of Commitments.

                  (a) The Acquisition Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, an "ACQUISITION LOAN") from time to time on any Business Day during the period from the Closing Date to the Acquisition Loan Termination Date in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on Schedule 2.1 (such amount as the same may be reduced under Section 2.5 or Section 2.7 or as reduced or increased as a result of one or more assignments under Section 12.9, the Bank's "ACQUISITION COMMITMENT"). Within the limits of each Bank's Acquisition Commitment and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1(a), prepay under Section 2.6 and reborrow under this Section 2.1(a).

                  (b) The Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a "REVOLVING LOAN") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on Schedule 2.1 (such amount as the same may be reduced under Section 2.5 or Section 2.7 or reduced or increased as a result of one or more assignments under Section 12.9, the Bank's "REVOLVING COMMITMENT"); provided, that after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans plus the Effective Amount of all L/C Obligations plus the Effective Amount of all Swing Line Loans shall not exceed the Revolving Commitments. Within the limits of each Bank's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1(b), prepay under Section 2.6 and reborrow under this Section 2.1(b). As a subfacility of the Banks' Revolving Commitments, the Borrower may request the Issuing Bank to Issue Letters of Credit from time to time pursuant to Article III. In addition, the Borrower may request the Swing Line Bank to make Swing Line Loans to the Borrower from time to time pursuant to
Section 2.16.

         2.2 Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Each Bank will make reasonable efforts to maintain the accuracy of its loan account or accounts and to update promptly its loan account or accounts from time to time, as necessary.

                  (b)      The Agent shall maintain the Register pursuant to
Section 12.9(d) and a loan subaccount for each Bank, in which Register and loan subaccount (taken together) shall be recorded (i) the date, amount, and Interest Period, if applicable, of each Loan, and whether such Loan is a Base Rate Loan, a Eurodollar Rate Loan or a Swing Line Loan, (ii) the amount of any principal or interest due and payable or to become due and payable to each Bank hereunder and
(iii) the amount of any sum received by the Agent hereunder from or for the loan account of the Borrower and each Bank's percentage share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to update promptly such loan subaccounts from time to time, as necessary.

                  (c) The entries made in the Register and loan subaccounts maintained pursuant to subsection (b) of this Section 2.2, to the extent permitted by applicable law, shall be prima facie evidence of the existence and amounts of such obligations of the Borrower therein recorded; provided, however, that the failure of the Agent or any Bank to maintain any such Register, loan subaccount or loan account, as applicable, or any error therein, shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms thereof.

                  (d) Upon the request of any Bank made through the Agent, and at the expense of the Borrower, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to so endorse its Note(s) and each Bank's record shall be rebuttable presumptive evidence of the amount of the Loans made by such Bank to the Borrower and the interest and principal payments thereof; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to pay any amount owing with respect to the Loans made by such Bank.

                  (e) Each Bank represents that at no time shall any part of the funds used to make any Loan constitute, or deemed under ERISA, the Code or any other applicable law, or any ruling or regulation issued thereunder, or any court decision, to constitute, the assets of any employee benefit plan (as defined in section 3(3) of ERISA) or any plan (as defined in section 4975(e)(1) of the Code).

         2.3 Procedure for Borrowing. (a) Each Borrowing of Loans (other than Swing Line Loans) shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 1:00 p.m.) (New York City time) (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                           (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 in the case of Eurodollar Rate Loans or $1,000,000 in the case of Base Rate Loans, or any multiple of $1,000,000 in excess thereof; provided, however, that the Borrower may request (x) up to two Borrowings of Base Rate Loans in a minimum amount of $500,000 in any fiscal quarter and (y) Borrowings of Base Rate Loans in such amount as is necessary to pay to the Agent the amounts required by the last sentence of Section 2.13(a);

                           (B) the requested Borrowing Date, which shall be a Business Day;

                           (C)      the Type of Loans comprising the Borrowing;

                           (D) whether the Loans comprising the Borrowing shall be Acquisition Loans or Revolving Loans and, if the Loans comprising the Borrowing shall be Acquisition Loans, whether the Acquisition Loans comprising the Borrowing shall be Specified Acquisition Loans; and

                           (E) other than in the case of Base Rate Loans, the duration of the Interest Period applicable to the Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be one month.

provided, however, that with respect to any Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent no later than 10:00 a.m. (New York City time) on the Closing Date and such Borrowing will consist of Base Rate Loans only.

                  (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing (or a deemed notice of Borrowing under Section 2.16(b)) and of the amount of such Bank's Pro Rata Share of that Borrowing.

                  (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office by 1:00 p.m. (New York City time) on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Borrower by the Agent on the Borrowing Date by crediting the Borrower's Account with the aggregate of such amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                  (d) After giving effect to any Borrowing, there may not be more than ten different Interest Periods in effect.

         2.4 Conversion and Continuation Elections. (a) The Borrower may, upon irrevocable written notice to the Agent in accordance with Section 2.4(b):

                           (i)      elect, as of any Business Day, in the case
of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000 in the case of a conversion to a Eurodollar Rate Loan or $1,000,000 in the case of a conversion to a Base Rate Loan, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of the other Type; or

                           (ii)     elect, as of the last day of the applicable
Interest Period, to continue as Eurodollar Rate Loans any Eurodollar Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans shall terminate.

                  (b)      The Borrower shall deliver a Notice of
Conversion/Continuation to be received by the Agent not later than 1:00 p.m. (New York City time) (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                           (A)      the proposed Conversion/Continuation Date;

                           (B)      the aggregate amount of Loans to be
                  converted or continued;

                           (C) the Type of Loans resulting from the proposed conversion or continuation; and

                           (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period, the Borrower has failed to select timely a new Interest Period to be applicable to the Eurodollar Rate Loans having the expired Interest Period or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Required Banks otherwise agree, during the existence of a Default or unless all the Banks otherwise agree, during the existence of an Event of Default, the Borrower may not elect to have a Loan converted into or continued as a Eurodollar Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, there may not be more than ten different Interest Periods in effect.

         2.5 Voluntary Termination or Reduction of Commitments. The Borrower may, upon prior notice to the Agent no later than 11:00 a.m. (New York City time) two Business Days' prior to a proposed termination, terminate the Revolving Commitments or the Acquisition Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $3,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof subject to Sections 2.6 and 4.4, (a) the then Effective Amount of all Revolving Loans and Swing Line Loans plus the then Effective Amount of all L/C Obligations would exceed the amount of the Revolving Commitments then in effect or (b) the then Effective Amount of all outstanding Acquisition Loans would exceed the amount of the Acquisition Commitments then in effect. Once received, any notice delivered by the Borrower to the Agent under this Section 2.5 shall be irrevocable. Once reduced in accordance with this Section 2.5, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the last day of each calendar quarter and the effective date of any such termination. The Agent will promptly notify each Bank of its receipt of a notice under this Section 2.5.

         2.6      Optional Prepayments.

                  (a) Subject to Section 4.4, the Borrower may, upon notice to the Agent, at any time or from time to time voluntarily prepay Loans (other than Swing Line Loans) in whole or in part without premium or penalty; provided that such notice must be received by the Agent not later than 1:00 p.m. (New York City time) (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans. Such notice of prepayment shall be irrevocable and specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and whether the Loans to be prepaid are Acquisition Loans or Revolving Loans. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Eurodollar Rate Loans, accrued interest to such date on the amount prepaid and any amounts required pursuant to Section 4.4; provided, that no amount of any optional prepayment under this Section 2.6(a) may be applied to the Revolving Loans unless and until all Specified Acquisition Loans have been paid in full.

                  (b) The Borrower may, upon notice to the Swing Line Bank (with a copy to the Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Swing Line Bank and the Agent not later than 1:00 p.m. (New York City time) on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall be irrevocable and shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         2.7      Mandatory Prepayments of Loans; Mandatory Commitment
Reductions.

                  (a) Asset Sales. In the event that any Asset Sale results in Excess Sale Proceeds which are not applied as provided in Section 8.8(c)(ii)(B)(x), such Excess Sale Proceeds shall be applied to the prepayment of Senior Indebtedness on a pro rata basis based upon the aggregate principal amount of Senior Indebtedness then outstanding (assuming, with respect to revolving debt, that the maximum commitment amount is outstanding); provided, however, that the amounts that would be applicable to payments to the Banks hereunder shall be applied first to outstanding amounts under the Acquisition Commitments, then to outstanding amounts under the Revolving Commitments. Such prepayments shall be allocated among the Banks according to their respective Pro Rata Shares. The Acquisition Commitments and Revolving Commitments shall be permanently reduced by the amount of such prepayments applied to outstanding principal amounts thereunder, and any such reduction shall be applied to each Bank according to its Pro Rata Share. If the amount of such Excess Sale Proceeds applicable to payment to the Banks hereunder exceeds the amount of the outstandings under the Commitments, the Commitments shall be permanently reduced by such excess, by reduction, first to the Acquisition Commitments and then to the Revolving Commitments, and any such reduction shall be applied to each Bank in accordance with its Pro Rata Share.

                  (b) Excess Outstandings. If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Borrower shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. Subject to Section 4.4, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence (i) the Effective Amount of all Revolving Loans and L/C Obligations exceeds the Revolving Commitments or (ii) the Effective Amount of all Acquisition Loans exceeds the Acquisition Commitments, then the Borrower shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans, L/C Advances and/or Acquisition Loans, by an amount equal to such excess.

                  (c) Other Prepayments. In the event of a prepayment or mandatory repurchase of the First Mortgage Notes or other Parity Debt not governed by Section 2.7(a) after the Acquisition Loan Termination Date, the Loans shall be prepaid in a pro rata amount, such pro rata amount based upon the maximum commitment amount of Parity Debt plus the Commitments hereunder. Such prepayment shall be applied first to outstanding amounts under the Acquisition Loans, then to outstanding amounts under the Revolving Loans (with a concurrent permanent reduction of the Revolving Commitments).

                  (d) Reduction of Acquisition Commitments. Upon any prepayment of the Acquisition Loans under Section 2.7(c), the respective Acquisition Commitments of the Banks shall be automatically and permanently reduced by an amount for each Bank equal to such Bank's Pro Rata Share of such prepayment of the Acquisition Loans.

         2.8 Repayment. (a) The Acquisition Credit. The Borrower shall repay to the Banks in full on the Acquisition Loan Termination Date the aggregate principal amount of Acquisition Loans outstanding on such date, together with all accrued and unpaid interest thereon.

                  (b) The Revolving Credit. The Borrower shall repay to the Agent, for the benefit of the Banks, in full on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date, together with all accrued and unpaid interest thereon.

                  (c) Swing Line Loans. The Borrower shall repay to the Agent, for the benefit of the Swing Line Bank, in full the aggregate principal amount of each Swing Line Loan, together with all accrued and unpaid interest thereon, upon the earlier of (a) 5 calendar days following the date on which such Swing Line Loan was funded by the Swing Line Bank and (b) the Revolving Termination Date.

         2.9 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Eurodollar Rate (other than with respect to Swing Line Loans) or the Base Rate, as the case may be (and subject to the Borrower's right to convert to the other Type of Loan under Section 2.4), plus the Applicable Margin.

                  (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Eurodollar Rate Loans under Section 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks. Interest on each Swing Line Loan shall be for the sole account of the Swing Line Bank (except to the extent the other Banks have funded the purchase of participations therein pursuant to subsection 2.16(c)).

                  (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Borrower agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due to the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand (but not more frequently than once per week), at a fluctuating rate per annum equal to the Base Rate plus 2%.

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment would be contrary to the provisions of any applicable law limiting the highest rate of interest that may be lawfully contracted for, charged or received by the Agent, applicable Bank, Swing Line Bank or Issuing Bank, and in such event the Borrower shall pay such Bank interest for such period at the highest rate permitted by applicable law.

         2.10 Fees. (a) Arrangement, Agency Fees. The Borrower shall pay all fees as required by the letter agreement ("FEE LETTER") among the Borrower, the Agent and the Arranger dated June 16, 2003.

                  (b) Facility Fees. The Borrower shall pay on the last Business Day of each calendar quarter to the Agent for the account of each Bank a facility fee on the daily average amount of (i) such Bank's Revolving Commitment (whether or not used) from the date hereof until the Revolving Termination Date and (ii) such Bank's Acquisition Commitment (whether or not used) from the date hereof until the Acquisition Loan Termination Date, in each case at the rate per annum set forth below for each Pricing Tier as such Pricing Tier is applicable:

Pricing Tier                     Funded Debt Ratio              Facility Fee Rate
------------                     -----------------              -----------------
I                          Less than or equal to 1.75x              0.2500%

II                         Greater than 1.75 x but less             0.2500%
                           than or equal to 2.75x

III                        Greater than 2.75 x but less             0.3750%
                           than or equal to 3.25x

IV                         Greater than 3.25 x but less             0.3750%
                           than or equal to 3.75x

V                          Greater than 3.75x but less              0.5000%
                           than or equal to 4.25x

VI                         Greater than 4.25x but less              0.5000%
                           than or equal to 4.75x

VII                        Greater than 4.75                        0.5000%

For the purpose of determining the applicable Pricing Tier pursuant to this
Section 2.10(b) and subject to the last sentence of this paragraph, EBITDA shall be determined as at the end of each fiscal quarter for the four fiscal quarters then ending and Funded Debt shall be determined as at the end of each fiscal quarter for which such calculation is being determined. Pricing changes shall be effective on the later of (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days after each fiscal year end and
(ii) the Agent's receipt of financial statements hereunder for such fiscal quarter or fiscal year; provided, however, that if the financial statements are not delivered when due in accordance with Section 7.1, then Pricing Tier VII shall apply as of the first Business Day after the date on which such financial statements were required to have been delivered until the date upon which such financial statements are delivered to the Agent. For the period from the Closing Date through December 29, 2003, the applicable Pricing Tier shall be determined by reference to the Compliance Certificate delivered pursuant to Section 5.1(k).

         2.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

                  (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

         2.12 Payments by the Borrower. (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 1:00 p.m. (New York City time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 1:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue to such Business Day.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         2.13 Payments by the Banks to the Agent, etc. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made or will make such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made the full amount of its Pro Rata Share of any Borrowing available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                  (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date. No Bank shall be entitled to take any action to protect or enforce its rights arising out of any Loan Document without the prior written consent of the Required Banks, including the exercise, or attempt to exercise, any right of set-off, banker's lien, or any similar such action, against any deposit account or property of the Borrower held by any such Bank.

         2.14 Sharing of Payments, etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, except pursuant to Sections 2.15, 4.7, 12.1, and 12.9) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.11) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

         2.15 Revolving Termination Date. (a) The Revolving Commitments shall terminate and each Bank shall be relieved of its obligations to make any Revolving Loan on the Revolving Termination Date. The Borrower may from time to time request an extension of the Revolving Termination Date for an additional one-year period by executing and delivering to the Agent a Commitment Termination Date Extension Request at least 60 but not more than 90 days prior to the then scheduled Revolving Termination Date. The Revolving Termination Date shall be so extended if the Agent shall have received from each Bank on or prior to the 30th day preceding the then scheduled Revolving Termination Date a duly executed counterpart of such Commitment Termination Date Extension Request. Each Bank may in its sole and absolute discretion withhold its consent, or condition its consent, to any such Commitment Termination Date Extension Request.

                  (b) Notwithstanding the foregoing, if the Agent shall have received duly executed counterparts of a Commitment Termination Date Extension Request from Banks representing, in the aggregate, 80% or more of the Revolving Commitments, but less than 100% of the Revolving Commitments, on or prior to the 30th day preceding the then scheduled Revolving Termination Date, the Agent shall so notify (the date of such notice being the "NOTICE

DATE") the Borrower, and the Borrower shall have the right to seek a substitute bank or banks (the "NEW BANKS") which New Banks would meet the requirements to be Eligible Assignees, acceptable to the Agent and the Borrower (which may be one or more of the Banks) to replace the Bank or Banks which have not delivered a counterpart of such Commitment Termination Date Extension Request by such time; provided, that such New Banks shall replace such nonrenewing Banks on all such nonrenewing Banks' Commitments, Loans, L/C Obligations and L/C Advances, so the Pro Rata Share of any New Bank of the Acquisition Commitments, Revolving Commitments, Loans, L/C Obligations and L/C Advances shall be the same. If any Revolving Termination Date shall not have been extended pursuant to clause (a) above, the Borrower shall elect, by delivering to the Agent at least four Business Days' prior to the then scheduled Revolving Termination Date a written notice of election, either (i) not to extend such Revolving Termination Date, in which case such Revolving Termination Date shall not be so extended for any Bank irrespective of whether such Bank has or has not sent its duly executed counterpart of the Commitment Termination Date Extension Request or (ii) if the aggregate Revolving Commitments of the Banks who have delivered duly executed counterparts of a Commitment Termination Date Extension Request represent at least 80% of the Revolving Commitments, to extend such current Revolving Termination Date, in which case (x) the Revolving Termination Date shall be extended for an additional period of one year from the then scheduled Revolving Termination Date, and (y) the Revolving Commitments shall be reduced on the then scheduled Revolving Termination Date to an amount equal to the aggregate of the Revolving Commitments of the Banks who had delivered duly executed counterparts of a Commitment Termination Date Extension Request on or prior to the 30th day preceding the then scheduled Revolving Termination Date, plus the aggregate Revolving Commitments of the New Banks and (z) the Commitments shall be reduced on the then scheduled Revolving Termination Date to an amount equal to (1) the aggregate of the Commitments of the Banks who have delivered executed counterparts of a Commitment Termination Date Extension Request on or prior to the 30th day preceding the then scheduled Revolving Termination Date plus (2) the aggregate Commitments of the New Banks, and the Borrower shall pay (such payment to be made on such Revolving Termination Date) in full all Revolving Loans and Acquisition Loans plus all accrued interest and fees (including any amounts owed under Section 4.4) owing to each such non-renewing Bank and each such non-renewing Bank (to the extent that such Loans have not been acquired by the new Banks) shall no longer have any Commitment for purposes of this Agreement and each other Loan Document. If the Borrower shall not have delivered such a written notice of election to the Agent on or prior to the then scheduled Revolving Termination Date, such Revolving Termination Date shall not be extended.

         2.16     Swing Line Loans.

                  (a) The Swing Line. On the terms and subject to the conditions set forth in Section 5.1 (in the case of any Swing Line Loan to be made on the Closing Date), Section 5.2 and this Section 2.16, the Swing Line Bank agrees to make loans (each such loan, a "SWING LINE LOAN") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Effective Amount of Revolving Loans and L/C Obligations of the Bank acting as Swing Line Bank, may exceed the amount of the Swing Line Bank's Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Effective Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations shall not exceed the Revolving Commitments of all the Banks, and (ii) the aggregate Effective Amount of the Revolving Loans of any Bank, plus such Bank's Pro Rata Share of the Effective Amount of all L/C Obligations, plus such Bank's Pro Rata Share of the Effective Amount of all Swing Line Loans shall not exceed such Bank's Revolving Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.16, prepay under Section 2.6, and reborrow under this Section 2.16. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Bank a risk participation in such Swing Line Loan in an amount equal to the product of such Bank's Pro Rata Share times the amount of such Swing Line Loan.

                  (b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower's irrevocable notice to the Swing Line Bank and the Agent, which may be given by telephone. Each such notice must be received by the Swing Line Bank and the Agent not later than 1:00 p.m. (New York City time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 or any multiple of $1,000,000 in excess thereof and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Bank and the Agent of a written Notice of Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Bank of any telephonic notice of borrowing of Swing Line Loans, the Swing Line Bank will confirm with the Agent (by telephone or in writing) that the Agent has also received such notice of borrowing and, if not, the Swing Line Bank will notify the Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Bank (x) has received notice (by telephone or in writing) from the Agent (including at the request of any Bank) prior to 2:00 p.m. (New York City time) on the date of the proposed Borrowing (A) directing the Swing Line Bank not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.16(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Bank will, not later than 3:00 p.m. (New York City time) on the borrowing date specified in such Notice of Borrowing, make the amount of its Swing Line Loan available to the Borrower.

                  (c)      Refinancing of Swing Line Loans.

                           (i)      The Swing Line Bank at any time in its sole
and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Bank to so request on its behalf), that each Bank make a Base Rate Loan in an amount equal to such Bank's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.3, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans. The Swing Line Bank shall furnish the Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Agent. Each Bank shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available to the Agent in immediately available funds for the account of the Swing Line Bank at the Agent's Office not later than 1:00 p.m. (New York City time) on the day specified in such Notice of Borrowing, whereupon, subject to
Section 2.16(c)(ii), each Bank that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Agent shall remit the funds so received to the Swing Line Bank.

                           (ii)     If for any reason any Swing Line Loan cannot
be refinanced by such a Borrowing in accordance with Section 2.16(c)(i), the request for Base Rate Loans submitted by the Swing Line Bank as set forth herein shall be deemed to be a request by the Swing Line Bank that each of the Banks fund its risk participation in the relevant Swing Line Loan and each Bank's payment to the Agent for the account of the Swing Line Bank pursuant to Section 2.16(c)(i) shall be deemed payment in respect of such participation.

                           (iii)    If any Bank fails to make available to the
Agent for the account of the Swing Line Bank any amount required to be paid by such Bank pursuant to the foregoing provisions of this Section 2.16(c) by the time specified in Section 2.16(c)(i), the Swing Line Bank shall be entitled to recover from such Bank (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Bank at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Bank submitted to any Bank (through the Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                           (iv)     Each Bank's obligation to make Loans or to
purchase and fund risk participations in Swing Line Loans pursuant to this
Section 2.16(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Loans pursuant to this Section 2.16(c) is subject to the conditions that the Swing Line Loan was made by the Swing Line Bank in accordance with Sections 2.16(a) and 2.16(b). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

                  (d)      Repayment of Participations.

                           (i)      At any time after any Bank has purchased and
funded a risk participation in a Swing Line Loan, if the Swing Line Bank receives any payment on account of such Swing Line Loan, the Swing Line Bank will distribute to such Bank its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's risk participation was funded) in the same funds as those received by the Swing Line Bank.

                           (ii)     If any payment received by the Swing Line
Bank in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Bank under any of the circumstances described in
Section 12.7 (including pursuant to any settlement entered into by the Swing Line Bank in its discretion), each Bank shall pay to the Swing Line Bank its Pro Rata Share thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Agent will make such demand upon the request of the Swing Line Bank.

                  (e) Interest for Account of Swing Line Bank. The Swing Line Bank shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Bank funds its Base Rate Loan or risk participation pursuant to this Section 2.16 to refinance such Bank's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Bank.

                  (f) Payments Directly to Swing Line Bank. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans to the Agent for the benefit of the Swing Line Bank.

                                   ARTICLE III

                              THE LETTERS OF CREDIT

         3.1 The Letter of Credit Subfacility. (a) On the terms and subject to the conditions set forth herein (i) the Issuing Bank agrees, in reliance upon the agreements of the other Banks set forth in this Article III, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Borrower, and to amend or renew, extend the expiration of or increase the amount of Letters of Credit previously issued by it, in accordance with Sections 3.2(c) and 3.2(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Borrower; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "ISSUANCE DATE") (x) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans plus the Effective Amount of all Swing Line Loans exceeds the amount of the Revolving Commitment or (y) the Effective Amount of all L/C Obligations exceeds $100,000,000. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed. The Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                  (b) The Issuing Bank shall not Issue any Letter of Credit if:

                           (i)      any order, judgment or decree of any
Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                           (ii)     the Issuing Bank has received written notice
from any Bank, the Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                           (iii)    the expiry date of any requested Letter of
Credit is (A) more than twelve months after the date of Issuance, unless the Required Banks have approved such expiry date in writing, or (B) after the Revolving Termination Date, unless the Agent, the Issuing Bank and all of the Banks have approved such expiry date in writing;

                           (iv)     any requested Letter of Credit is now
otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                           (v)      such Letter of Credit is in a face amount
less than $500,000 or to be denominated in a currency other than Dollars.

         3.2 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) not later than 11:00 a.m. (New York City time) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed promptly in an original writing, in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of the Borrower, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
(vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

                  (b) Promptly after receipt of any L/C Application, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such L/C Application from the Borrower and, if not, the Issuing Bank will provide the Agent with a copy thereof. Upon receipt by the Issuing Bank of confirmation from the Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Bank's usual and customary business practices. Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Bank's Pro Rata Share times the amount of such Letter of Credit.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) not later than 11:00 a.m. (New York City time) at least two Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may reasonably require. The Issuing Bank shall not amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

                  (d) If the Borrower so requests in any applicable L/C Application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve month period (the "NONRENEWAL NOTICE DATE") to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Banks shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Revolving Termination Date; provided, however, that the Issuing Bank shall not permit any such renewal if (A) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 3.1(b) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Agent that the Required Banks have elected not to permit such renewal or (2) from the Agent, any Bank or the Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied.

                  (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Required Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

                  (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                  (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         3.3      Risk Participations, Drawings and Reimbursements.

                  (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of each such drawing, respectively.

                  (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower and the Agent. The Borrower shall reimburse the Issuing Bank prior to 1:00 p.m. (New York City time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "HONOR DATE"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 1:00 p.m. (New York City time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment. Any notice given by the Issuing Bank or the Agent pursuant to this Section 3.3(b) may be given by telephone if immediately confirmed in writing (including by facsimile); provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (c) Each Bank shall upon any notice pursuant to Section 3.3(b) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 3.3(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Borrower in that amount. The Agent shall remit the funds so received to the Issuing Bank. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 3:00 p.m. (New York City time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3 (other than the obligation to pay interest for the period prior to the notice).

                  (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Borrower in whole or in part for any reason, the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2%, and each Bank's payment to the Agent for the account of the Issuing Bank pursuant to
Section 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.3.

                  (e) Each Bank's obligation in accordance with this Agreement to make Revolving Loans or L/C Advances to reimburse the Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 3.3, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other occurrence, circumstance, happening, event or condition whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section
5.2 (other than delivery by the Borrower of a Notice of Borrowing). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

         3.4 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

                  (b) If the Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Agent for the account of the Issuing Bank pursuant to Section 3.4(a) in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent for the account of the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent for the account of the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.5 Role of the Issuing Bank. (a) Each Bank and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) None of the Issuing Bank, the Agent-Related Persons or any of the respective correspondents, participants or assignees of the Issuing Bank or the Agent-Related Persons shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of negligence or willful misconduct; or
(iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                  (c) Except as otherwise provided in this clause (c), the Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Bank, the Agent-Related Persons or any of the respective correspondents, participants or assignees of the Issuing Bank or the Agent-Related Persons shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.6 Obligations Absolute. Subject to the proviso contained in the second sentence of Section 3.5(c), the obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                           (i)      any lack of validity or enforceability of
this Agreement or any L/C-Related Document;

                           (ii)     any change in the time, manner or place of
payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                           (iii)    the existence of any claim, set-off, defense
or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                           (iv)     any draft, demand, certificate or other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                           (v)      any payment by the Issuing Bank under any
Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                           (vi)     any exchange, release or non-perfection of
any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                           (vii)    any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Obligor or a guarantor.

                  The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid.

         3.7 Cash Collateral Pledge. Upon the request of the Agent, (i) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Revolving Termination Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Effective Amount of all L/C Obligations (in an amount equal to such Effective Amount determined as of the date of such L/C Borrowing or the Revolving Termination Date, as the case may be). Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wachovia.

         3.8 Letter of Credit Fees. (a) The Borrower shall pay to the Agent for the account of each Bank in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of

Credit equal to the Applicable Margin for Revolving Loans consisting of Eurodollar Rate Loans times the average daily maximum amount available to be drawn under such Letter of Credit during the period of determination. Such letter of credit fees shall be computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

                  (b) The Borrower shall pay, to the Issuing Bank quarterly, a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.125% per annum times the average daily maximum amount available to be drawn under such Letter of Credit, as computed by the Agent.

                  (c) The letter of credit fees payable under Section 3.8(a) and the fronting fees payable under Section 3.8(b) shall be due and payable on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date, on the Revolving Termination Date and thereafter on demand.

                  (d) In addition, the Borrower shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         3.9 Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to the Existing Letters of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the "ISP98") shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         3.10 Conflict with L/C Application. In the event of any conflict between the terms hereof and the terms of any L/C Application, the terms hereof shall control.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1 Taxes. (a) Except as provided in Section 4.1(c), any and all payments by the Borrower to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                  (b) The Borrower agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted). Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent provides written proof of payment of the related Taxes or Other Taxes to the Borrower. Such written proof shall be conclusive absent manifest error.

                  (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                           (i)      the sum payable shall be increased as
necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii)     the Borrower shall make such deductions and
withholdings;

                           (iii)    the Borrower shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv)     the Borrower shall also pay to each Bank or
the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after their receipt of a written request therefor by Agent, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing any payment by the Borrower of Taxes or Other Taxes, or other evidence of payment satisfactory to the Agent.

                  (e) If the Borrower is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Bank is not illegal or otherwise disadvantageous to such Bank.

                  (f) No Foreign Bank shall be entitled to claim that the provisions of this Section 4.1 apply to it with respect to Taxes unless such Foreign Bank shall have delivered to the Agent and the Borrower, prior to the time that any payments are to be made under this Agreement to such Foreign Bank, a properly completed (i) Treasury Form W-8ECI, specifying that the payments to be received by such Foreign Bank pursuant to this Agreement are effectively connected with the conduct of a United States trade or business or (ii) Treasury Form W-8BEN, specifying that the payments to be received by such Foreign Bank pursuant to this Agreement are wholly exempt from United States federal income tax pursuant to the provisions of an applicable income tax treaty with the United States and, in either case, has otherwise complied with Section 10.13 hereof. Each Foreign Bank that shall have provided a Form W-

8ECI or a Form W-8BEN to the Agent and the Borrower, if permitted by law, shall be required to provide the Borrower with a new form (also showing no withholding) no later than 3 years from the date that it provided the original form to the Agent and the Borrower in order to claim advantage of this Section
4.1 from and after such time.

         4.2 Illegality. (a) If the introduction after the date hereof of any Requirement of Law, or any change after the date hereof in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted after the date hereof that it is unlawful, for any Bank or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Bank to the Borrower through the Agent, any obligation of that Bank to make Eurodollar Rate Loans shall be suspended until the Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If it is unlawful for any Bank to maintain any Eurodollar Rate Loan, the Borrower shall, upon receipt by the Borrower of notice of such fact and demand from such Bank (such notice to be delivered through the Agent), prepay in full such Eurodollar Rate Loans of that Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loan. If the Borrower is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such prepayment, a Base Rate Loan.

                  (c) If the obligation of any Bank to make or maintain Eurodollar Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Eurodollar Rate Loans shall be instead Base Rate Loans.

                  (d) Before giving any notice to the Agent under this Section, the affected Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office with respect to its Eurodollar Rate Loans if such change will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         4.3      Increased Costs and Reduction of Return. (a) If, due to either
(i) the introduction after the date hereof of, or any change after the date hereof (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation applicable to any Bank (other than any such introduction or change announced prior to the date hereof) or (ii) the compliance by any Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) not in effect prior to the date hereof, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrower shall be liable for, and shall from time to time, upon demand (such demand to be delivered through the Agent), pay to the Agent for the account of such Bank or the Issuing Bank, as the case may be, additional amounts as are sufficient to compensate such Bank or the Issuing Bank, as the case may be, for such increased costs.

                  (b) If (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by any Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, in each case occurring after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's commercially reasonable policies with respect to capital adequacy and such Bank's or such corporation's desired return on capital) the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon written demand of such Bank to the Borrower through the Agent, the Borrower shall pay to the Agent for the account of such Bank, from time to time as specified by the Bank or such controlling corporation, additional amounts sufficient to compensate the Bank for such increase.

         4.4 Funding Losses. Excluding losses or expenses incurred by a Bank pursuant to Section 4.2 (other than in connection with Section 4.2(b)), the Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense (but excluding in any event all consequential or exemplary damages) which the Bank may sustain or incur as a consequence of:

                  (a) the failure of the Borrower to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

                  (b) the failure of the Borrower to borrow, continue or convert into a Eurodollar Rate Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation (except as a result of a breach by a Bank of its obligations hereunder);

                  (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.6;

                  (d) the repayment or prepayment (including pursuant to Sections 2.7 and 4.2(b)) or other payment (including after acceleration thereof) of a Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.4 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrower to the Banks under this Section and under Section 4.3(a), each Eurodollar Rate

Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded. Each Bank shall exercise its reasonable efforts to minimize such losses, costs and expenses, except that each Bank shall not be obligated to take any action to reduce net balances due to its non-U.S. offices from its U.S. offices.

         4.5 Inability to Determine Rates. If the Agent or the Required Banks determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate applicable pursuant to Section 2.9(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Required Banks revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

         4.6      Certificates of Banks. Except as specifically provided in
Section 4.1, any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and the circumstances giving rise to such claim, and such certificate shall be prima facie evidence of the correctness thereof. Each Bank agrees to deliver such certificate to the Borrower within reasonable time after it determines the additional amount required to be paid under this Article IV; provided, however, that in no event shall any Bank deliver such Certificate to the Borrower more than 180 days after any vice-president of such Bank knows, or upon the discharge of such vice-president's duties in the ordinary course should have known, of the occurrence of an event giving rise to the additional amount required to be paid in respect of this Article IV and if it fails to deliver such Certificate within such 180 day period, the Borrower will not be obligated for any costs incurred prior to 180 days before such notice. The Borrower shall pay such Bank the amount shown as due on any such certificate timely delivered in accordance with the foregoing within ten days after its receipt of the same; provided, however, that the Borrower shall not be required to pay any amounts (other than with respect to Taxes under Section 4.1) which were due for any period occurring more than 90 days prior to the Borrower's receipt of such certificate (other than periods with respect to which such costs or expenses are retroactively imposed). This Article IV shall survive termination of this Agreement and payment of the outstanding Notes. Notwithstanding the foregoing provisions of this Article IV, the Borrower shall not be liable for any increased cost pursuant to this Article IV if and to the extent that such increased cost results from the change in any Bank's Lending Office and such change (x) is made solely in the discretion of such Bank and not required by any applicable Requirement of Law or Governmental Authority, (y) is made for such Bank's benefit and without any benefit to the Borrower, and (z) results, at the time of such change, in an increased cost greater than that

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

which would have been incurred had the Bank not so changed its Lending Office. Each Bank shall use its reasonable efforts to avoid or minimize increased costs under this Article IV unless, in the sole opinion of such Bank, such action would adversely affect it.

         4.7 Substitution of Banks. Upon the receipt by the Borrower from any Bank (an "AFFECTED BANK") of a claim for compensation under Section 4.3, the Borrower may: (i) request the Affected Bank to use its reasonable efforts to obtain a replacement bank or financial institution satisfactory to the Borrower to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitments (a "REPLACEMENT BANK"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitments; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed); provided, that any Replacement Bank shall meet the requirements to be an Eligible Assignee and shall purchase the same pro rata share of the Loans, L/C Obligations, L/C Borrowings and the Acquisition Commitment and the Revolving Commitment and the replacement shall be made pursuant to an assignment subject to the provisions of Section 12.9 and shall be an expense of the Borrower.

         4.8 Survival. The agreements and obligations of the Borrower, the Agent and the Banks in this Article IV shall survive the payment of all other Obligations.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Conditions to Effectiveness. The effectiveness of this Credit Agreement is subject to the condition that the Agent shall have received all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                  (a) Credit Agreement and any Notes. This Agreement, and any Notes requested by the Banks pursuant to Section 2.2(d), duly executed by each party thereto.

                  (b)      Resolutions; Incumbency.

                           (i)      Copies of partnership authorizations for the
Borrower and resolutions of the board of directors of each of the General Partner, Petrolane and the Restricted Subsidiaries authorizing the transactions contemplated hereby to which it is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                           (ii)     A certificate of the Secretary or Assistant
Secretary of each of the General Partner, Petrolane and the Restricted Subsidiaries certifying the names and true signatures of its officers authorized to execute, deliver and perform, as applicable, on behalf of such Person the Loan Documents to which it is a party.

                  (c) Organization Documents; Good Standing. Each of the following documents:

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

                           (i)      the articles or certificate of incorporation
and the bylaws of the General Partner and Petrolane and the Certificate of Limited Partnership and the Partnership Agreement of the Borrower, in each case as in effect on the Closing Date, certified by the Secretary or an Assistant Secretary of the General Partner or Petrolane, as applicable, as of the Closing Date; and

                           (ii)     a good standing certificate for Petrolane
and the General Partner (and where available, the Borrower) from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization, as applicable, and each other state, where available, the Borrower is qualified to do business as a foreign corporation, in each case as of a recent date (in no case earlier than 60 days prior to the date hereof).

                  (d) Legal Opinions. An opinion of Morgan, Lewis & Bockius LLP, special counsel for the Credit Parties, in form and substance reasonably satisfactory to the Agent and the Banks.

                  (e) Post-Closing Agreement. The Post-Closing and Collateral Agency Transfer Agreement, substantially in the form of Exhibit H attached hereto, duly executed by each party thereto. Each Bank hereby authorizes the Agent to enter into the Post-Closing Agreement.

                  (f) Insurance. Insurance complying with the provisions of the Collateral Agency Agreement shall be in full force and effect and the Agent shall have received a certificate to that effect from independent insurance brokers or consultants as shall be reasonably satisfactory to the Agent, dated on or about the Closing Date, and the Collateral Agent shall be named as loss payee as required under the Collateral Agency Agreement.

                  (g) Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent due and payable hereunder (subject to the limitations set forth in Section 12.4) on the Closing Date to the Agent, the Arranger and the Banks, together with Attorney Costs of the Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate by category of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided, that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Agent) including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 12.4.

                  (h) Ownership. UGI shall own indirectly more than 45% of the partnership interests of the Borrower.

                  (i) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                           (i)      the representations and warranties contained
in Article VI of this Agreement and in the Collateral Agency Agreement, the Subsidiary Guarantee, the General Security Agreement and the Subsidiary Security Agreement (except those certain representations and warranties contained in the General Security Agreement and the Subsidiary Security Agreement that refer to the Schedules or Annexes of the General Security Agreement and the

Subsidiary Security Agreement) are true and correct in all material respects on and as of such date, as though made on and as of such date except (x) as affected by the completion of the transactions referred to herein and (y) to the extent that such representations and warranties expressly relate to an earlier time or date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier time or date;

                           (ii)     there has occurred since June 30, 2003, no
event or circumstance that has resulted in, or presents a reasonable likelihood of having, a Material Adverse Effect;

                           (iii)    no Default of Event of Default shall exist;
and

                           (iv)     the condition set forth in clause (h) above
shall have been satisfied.

                  (j) Existing Credit Agreement. On or prior to the Closing Date, the Existing Credit Agreement shall have been paid in full (including, interest, fees and other amounts owing thereunder) and all commitments thereunder shall have been irrevocably terminated.

                  (k) Compliance Certificate. A Compliance Certificate for the fiscal quarter ending June 30, 2003.

                  (l) Certified Documents. Copies of the following documents, certified by the Secretary or an Assistant Secretary of the General
Partner:

                           (i)      First Mortgage Note Agreements;

                           (ii) Security Documents, as such documents existed immediately prior to the effectiveness of this Agreement;

                           (iii)    National Propane Purchase Agreement;

                           (iv)     Columbia Purchase Agreement;

                           (v)      Intercompany Loan Agreement;

                           (vi)     Intercompany Note; and

                           (vii)    Keep Well Agreement.

                  (m) Letters of Credit. All letters of credit (other than the Existing Letters of Credit) issued and outstanding under the Existing Credit Agreement shall have been canceled.

                  (n) Resignation of Collateral Agent. Evidence satisfactory to the Agent, that BofA has resigned, effective as of the Closing Date, as collateral agent under the Collateral Agency Agreement and the other Security Documents on terms and conditions satisfactory to the Agent.

                  (o) Consent of Holders of First Mortgage Notes. Evidence that the Requisite Percentage (as defined in the Collateral Agency Agreement)
(i) has agreed to the designation of the Indebtedness (as defined in the Collateral Agency Agreement) of the Borrower issued or incurred under, arising out of, or in connection with, the Notes, this Agreement, the Fee Letter, the L/C Related Documents and the Security Documents, including the principal of, prepayment charge, if any, with respect to, and interest on the Notes and this Agreement (including all reimbursement obligations thereunder) as Parity Debt for purposes of, and within the meaning of, the First Mortgage Note Agreements, the Existing Credit Agreement, the Collateral Agency Agreement and the Security Documents, entitled to the benefits and security of the Security (as defined in the Collateral Agency Agreement) and Security Documents for the payment thereof on parity with the payment of the other Obligations (as defined in the Collateral Agency Agreement) in accordance with the terms of the Collateral Agency Agreement and the Security Documents;
(ii) the Requisite Percentage has directed that each Bank that is a party to this Agreement constitutes a Parity Lender for purposes of, and within the meaning of, the Collateral Agency Agreement and the Security Documents and (iii) the Requisite Holders have consented to the replacement of BofA, in its capacity as collateral agent, with Wachovia.

                  (p) Mortgage Amendments. Except as provided in the Post-Closing Agreement, executed amendments to the Mortgages encumbering the real property sites set forth on Schedule 5.1(p), each in form and substance satisfactory to the Agent.

                  (q) Mortgage Assignments. Except as provided in the Post-Closing Agreement, executed assignments to each Mortgage, each in form and substance satisfactory to the Agent.

                  (r) Title Insurance. Except as provided in the Post-Closing Agreement, endorsements, in favor of the Collateral Agent, to each title insurance policy obtained pursuant to Section 6.24 showing the Lien of the applicable Mortgage as a first priority mortgage Lien, subject only to Permitted Encumbrances.

                  (s) Flood Hazard Certificates. Except as provided in the Post-Closing Agreement, flood hazard certificates for each Mortgaged Property indicating whether the applicable Mortgaged Property is or is not in a flood zone and with respect to each Mortgaged Property that is located within a flood zone, either (a) evidence that the improvements on such Mortgaged Property are not in a flood zone or (b) evidence that the Borrower has obtained flood hazard insurance for such Mortgaged Property, in each instance in a manner satisfactory to the Agent.

                  (t) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

                  At the request of the Borrower or any Bank, the Agent will confirm in writing to the Banks, with a copy to the Borrower, whether, and to what extent, the above conditions have been fulfilled.

         5.2 Conditions to All Borrowings. The obligation of each Bank to make any Loan (including its initial Loan), the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) and the obligation of the Swing Line Bank to make any Swing Line Loan (including the initial Swing Line Loan) is subject to the satisfaction of the following conditions precedent on or prior to the relevant Borrowing Date or Issuance
Date:

                  (a) Notice of Borrowing. The Agent shall have received a Notice of Borrowing; or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent

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

shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2.

                  (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date or Issuance Date, with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly relate to an earlier time or date, in which case they shall have been true and correct in all material respects as of such earlier time or date);

                  (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or Issuance; and

                  (d) Specified Acquisition Loans. If a Specified Acquisition Loan is requested by the Borrower, the sum of (i) the Effective Amount of the Revolving Loans and (ii) the Effective Amount of the L/C Obligations shall be equal to the Revolving Commitment.

                  Each Notice of Borrowing, L/C Application or L/C Amendment Application submitted or deemed submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date and Issuance Date that the conditions in Section 5.2 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Agent and each Bank as set forth below in Sections 6.1 through 6.14 and Sections 6.17 through 6.23, Petrolane represents and warrants to the Agent and each Bank as set forth below in Section 6.15, and the General Partner represents and warrants to the Agent and each Bank as set forth below in Section 6.16 that:

         6.1 Organization, Standing, etc. The Borrower is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties (including without limitation its Assets), to conduct its business, to enter into this Agreement and such other Loan Documents to which it is a party and to carry out the terms of this Agreement and such other Loan Documents. Each Restricted Subsidiary is a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, as the case may be, and has all requisite corporate power and authority to own and operate its properties (including without limitation its Assets), to conduct its business and to execute and deliver the Security Documents to which such Restricted Subsidiary is a party and to carry out the terms of this Agreement and such other Security Documents.

         6.2 Partnership Interests and Subsidiaries. The sole general partner of the Borrower is the General Partner, which on the Closing Date owns a 1.0101% general partnership interest in the Borrower and is an indirect Wholly-Owned Subsidiary of UGI. On the Closing Date (a) the only limited partner of the Borrower is the Public Partnership, which owns a 98.9899% limited partnership interest in the Borrower, and (b) the Borrower does not have any partners other than the General Partner and the Public Partnership. As of the Closing Date, the Borrower does not have any Subsidiary other than as set forth on Schedule 6.2 or any Investments in any Person (other than as set forth on Schedule 6.2 or Investments of the types described in Section 8.4(a)).

         6.3 Qualification; Corporate or Partnership Authorization. The Borrower is duly qualified or registered and is in good standing as a foreign limited partnership for the transaction of business, and each of the General Partner, Petrolane and the Restricted Subsidiaries is qualified or registered and is in good standing as a foreign corporation or foreign limited partnership for the transaction of business, in the states listed in Schedule 6.3, which are the only jurisdictions in which the nature of their respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary as of the Closing Date and in which the failure so to qualify or to be so registered as of the Closing Date would have a Material Adverse Effect. Each of the Borrower, the General Partner and Petrolane has taken all necessary partnership action or corporate action, as the case may be, to authorize the execution, delivery and performance by it of this Agreement and other Loan Documents to which it is a party. Each Restricted Subsidiary has taken all necessary corporate or partnership action, as the case may be, to authorize the execution, delivery and performance by it of each of the Security Documents to which it is a party. Each of the Borrower, the General Partner and Petrolane has duly executed and delivered each of this Agreement and the other Loan Documents to which it is a party, and each of them constitutes the Borrower's, the General Partner's or Petrolane's, as the case may be, legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. Each Restricted Subsidiary has duly executed and delivered each of the Security Documents to which it is a party, and each of them constitutes such Restricted Subsidiary's legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.

         6.4 Financial Statements. The audited consolidated financial statements of the Borrower and its consolidated Subsidiaries for the fiscal years ended September 30, 2002 and September 30, 2001, and the unaudited balance sheet, statement of operations, statement of cash flows and statement of partners capital of the Borrower and its consolidated Subsidiaries for the fiscal period ended June 30, 2003, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified (except as described in the footnotes thereto) and present fairly, in all material respects, the financial position of the Borrower as of the respective dates specified (except for the absence of footnotes and subject to changes resulting from normal year-end audit adjustments, in the case of unaudited financial statements).

         6.5 Changes, etc. Except as contemplated by this Agreement or the other Loan Documents, (a) for the period from June 30, 2003 to and including the Closing Date, none of the Borrower and any of its Restricted Subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transaction, in each case other than in the ordinary course of its business, and (b) since the date of the last financial statements delivered pursuant to Section 6.4 or 7.1 there has not been any material adverse change in or effect on the financial condition or prospects of the Borrower or in the Business or Assets. Since

June 30, 2003, no Restricted Payment of any kind has been declared, paid or made by the Borrower other than Restricted Payments permitted by Section 8.5.

         6.6 Tax Returns and Payments. Each of the Borrower, the General Partner, Petrolane and the Restricted Subsidiaries has filed all material tax returns required by law to be filed by it or has properly filed for extensions of time for the filing thereof, and has paid all material taxes, assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises which are shown to be due on such returns, other than those which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made. The Borrower is a limited partnership and so long as it is a limited partnership it will be treated as a pass-through entity for U.S. federal income tax purposes and as of the Closing Date is not subject to taxation with respect to its income or gross receipts under applicable state (other than Michigan, New Hampshire, Tennessee, Washington and Wisconsin) laws.

         6.7 Indebtedness. As of the Closing Date, none of the Borrower, the General Partner, Petrolane, Borrower and its respective Subsidiaries has any secured or unsecured Indebtedness outstanding, except as set forth in Schedule
6.7 and other than the Indebtedness represented by this Agreement, the other Loan Documents and the First Mortgage Notes. As of the Closing Date, no instrument or agreement to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any such Subsidiary is bound (other than this Agreement and the agreements governing the First Mortgage Notes and other than as indicated in Schedule 6.7) contains any restriction on the incurrence by the Borrower or any of its Subsidiaries of additional Indebtedness.

         6.8 Transfer of Assets and Business. (a) As of the Closing Date, except as set forth in Schedule 6.8(a), each of the Borrower and its Subsidiaries is in possession of, and operating in compliance in all material respects with, all franchises, grants, authorizations, approvals, licenses, permits (other than permits required by Environmental Laws), easements, rights-of-way, consents, certificates and orders (collectively, the "PERMITS") required (i) to own, lease or use its properties (including without limitation to own, lease or use its Assets) and (ii) considering all such Permits in the possession of, and complied with by, the General Partner, Petrolane, the Borrower and its Subsidiaries taken together, to permit the conduct of the Business as now conducted and proposed to be conducted, except for those Permits (collectively, the "ROUTINE PERMITS") (x) which are routine or administrative in nature and are expected in the reasonable judgment of the Borrower to be obtained or given in the ordinary course of business after the Closing Date, or
(y) which, if not obtained or given, would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect.

                  (b) On the Closing Date, each of the Borrower and its Subsidiaries has (i) good and marketable title to substantially all of the Assets constituting owned real property and (ii) good and sufficient title to substantially all of the Assets constituting fee-owned personal property for the use and operation of such personal property as it is used on the date hereof, in each case subject to no Liens except such as are permitted by Section 8.3. The Assets of the Borrower and its Subsidiaries on the Closing Date are substantially all of the assets and properties necessary to enable the Borrower and its Subsidiaries to conduct the Business.

Subject to such exceptions as would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect, (A) on the date hereof the Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases and subleases necessary in any material respect for the conduct of the Business, and (B) as of the Closing Date, all such leases and subleases are valid and subsisting and are in full force and effect. Except to perfect, preserve and protect Liens permitted by Section 8.3 and Liens which will be discharged on the Closing Date, as of the Closing Date, (x) no presently effective financing statements under the Uniform Commercial Code which name any of the Borrower, the General Partner, Petrolane or their respective Subsidiaries as debtor, and which individually or in the aggregate relate to any material part of the Assets, are on file in any jurisdiction in which any of the Assets are (or have been) located or the Borrower, the General Partner, Petrolane or any such Subsidiary is organized or has its principal place of business and (y) none of the Borrower, the General Partner, Petrolane and any such Subsidiary has signed, or authorized the filing by or on behalf of any secured party of, any presently effective financing statements which individually or in the aggregate relate to any material part of the Assets.

                  (c) As of the date hereof, neither the Borrower nor any of its Subsidiaries own any Railcars (as defined in the General Security Agreement).

         6.9 Litigation, etc. As of the date hereof and the Closing Date, there is no action, proceeding or investigation pending or, to the knowledge of the Borrower upon reasonable inquiry, threatened against the Borrower, Petrolane, the Public Partnership, the General Partner or any of their respective Subsidiaries, and there is no action proceeding or investigation pending or, to the knowledge of the Borrower upon reasonable inquiry, threatened against the Borrower or its Restricted Subsidiaries, (a) which questions the validity or enforceability of this Agreement, the other Loan Documents or any action taken or to be taken pursuant to this Agreement or the other Loan Documents, or (b) except as set forth in Schedule 6.9, which would present a reasonable likelihood of having, either in any case or in the aggregate, a Material Adverse Effect.

         6.10 Compliance with Other Instruments, etc. (a) On the Closing Date, none of the Borrower, the General Partner, Petrolane or any of their respective Subsidiaries will be in violation of (i) any provision of its certificate or articles of incorporation or other Organization Documents, (ii) any provision of any agreement or instrument to which it is a party or by which any of its properties is bound or (iii) any applicable law, ordinance, rule or regulation of any Governmental Authority or any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, except (in the case of clauses (ii) and (iii) above only) for such violations which would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect. Neither the General Partner nor the Public Partnership is in violation of any provision of the Partnership Agreement.

                  (b) The execution, delivery and performance by each of the Borrower, the General Partner, Petrolane and the Restricted Subsidiaries of this Agreement and the other Loan Documents to which it is a party, and the completion of the transactions contemplated by this Agreement will not (i) violate (x) any provision of the Partnership Agreement or the certificate or articles of incorporation or other Organization Documents of the Borrower, the General Partner, Petrolane or any of their respective Subsidiaries, (y) any applicable law, ordinance, rule

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or regulation of any Governmental Authority or any applicable order, judgment or decree of any court, arbitrator or Governmental Authority, or (z) any provision of any agreement or instrument to which the Borrower, the General Partner, Petrolane or any of their respective Subsidiaries is a party or by which any of its properties is bound, except (in the case of clauses (y) and (z) above) for such violations which would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect, or (ii) result in the creation of (or impose any express obligation on the part of the Borrower to create) any Lien not permitted by Section 8.3.

         6.11 Governmental Consent. Except as expressly contemplated by this Agreement and the other Loan Documents, and except for Routine Permits, (i) no consent, approval or authorization of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance of this Agreement or the other Loan Documents to which the Borrower or any of the Restricted Subsidiaries, Petrolane or the General Partner is a party, and (ii) no such consent, approval, authorization, declaration or filing is required for the making of Loans or Issuing Letters of Credit pursuant to this Agreement.

         6.12 Investment Company Act. None of the Borrower, Petrolane or the General Partner is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         6.13 Public Utility Holding Company Act. None of the Borrower, Petrolane or the General Partner is a "holding company" within the meaning of
Section 2(a)(7)(A) of the Public Utility Holding Company Act of 1935, as amended (the "PUHCA"). Each of the Borrower, Petrolane and the General Partner is a "subsidiary company" of a "holding company", within the meaning of the PUHCA, but each of UGI (the "holding company"), the Borrower, Petrolane and the General Partner is exempt from all the provisions of the PUHCA and the rules thereunder other than Section 9(a)(2) thereof, based upon the filing by UGI with the Commission of an exemption statement on Form U-3A-2 dated February 27, 2003 pursuant to Rule 2 under PUHCA (17 C.F.R. Section 250.2).

         6.14 Chief Executive Office. As of the Closing Date, the chief executive office of the Borrower and the office where it maintains its records relating to the transactions contemplated by this Agreement and the other Loan Documents is located at 460 North Gulph Road, King of Prussia, PA 19406.

         6.15 Matters Relating to Petrolane. (a) As of the Closing Date, Petrolane is a Wholly-Owned Subsidiary of the General Partner, has no Subsidiaries and owns an approximate 15% limited partnership interest in the Public Partnership.

                  (b) Petrolane is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own and operate its properties, to conduct its business and to execute and deliver this Agreement and such other Loan Documents to which Petrolane is a party and to carry out the terms of this Agreement and such other Loan Documents.

                  (c) Schedule 6.15 includes a complete description of the business and activities carried on by Petrolane and of its assets and liabilities as of the Closing Date.

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         6.16     Matters Relating to the General Partner. (a) As of the Closing
Date, the General Partner is a Wholly Owned Subsidiary of AmeriGas, Inc., a Pennsylvania corporation, and owns, in addition to the interest in the Borrower described in Section 6.2, (i) a 1% general partnership interest in the Public Partnership, (ii) all of the outstanding shares of Capital /Stock of Petrolane and (iii) an approximate 32% limited partnership interest in the Public Partnership. Other than AmeriGas Technology Group, Inc. and Petrolane, the General Partner has no other direct Subsidiaries as of the Closing Date.

                  (b) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own and operate its properties, to act as the sole general partner of the Borrower and to execute and deliver in its individual capacity and in its capacity as the sole general partner of the Borrower this Agreement and such other Loan Documents to which the General Partner is a party and to carry out the terms of this Agreement and such other Loan Documents.

                  (c) Schedule 6.16 includes a complete description of the business and activities carried on by the General Partner and of its assets and liabilities as of the Closing Date.

         6.17 ERISA Compliance. Except to the extent that any of the following would not, either alone or together, present a reasonable likelihood of having a Material Adverse Effect: (i) during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan sponsored or maintained by any Obligor or any ERISA Affiliate of any Obligor, (ii) no contribution failure has occurred with respect to any Pension Plan sponsored or maintained by any Obligor or any ERISA Affiliate of any Obligor sufficient to give rise to a Lien under section 302(f) of ERISA and (iii) with respect to each Pension Plan sponsored or maintained by any Obligor or any ERISA Affiliate of any Obligor, none of the following events has occurred: termination of the plan, failure to make a required contribution to the plan, failure to satisfy the minimum funding standard for a year, request for a waiver of the minimum funding standard for any year, withdrawal from a multiple employer plan, adoption of an amendment which results in a funded current liability percentage of less than 60%, engaging in one or more prohibited transactions, failure to comply with reporting and disclosure requirements or engaging in any breach of fiduciary responsibility.

         6.18 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
8.9. None of the Borrower and its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.19     Environmental Warranties. (a) Except as disclosed on Schedule
6.19 or where non-compliance would not present a reasonable likelihood of having a Material Adverse Effect, each of the Borrower and its Subsidiaries is in compliance with all Environmental Laws applicable to it and to the Business or Assets. Except as disclosed on Schedule 6.19 or where a reasonable likelihood of having a Material Adverse Effect would not be presented, the Borrower and its Subsidiaries have obtained and are in compliance with all permits, licenses and approvals required by Environmental Law. Except as disclosed in Schedule 6.19 or where the failure to

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timely and properly reapply would not present a reasonable likelihood of having a Material Adverse Effect, the Borrower and its Subsidiaries have submitted timely and complete applications to renew any expired or expiring Permits required by Environmental Law. Schedule 6.17 lists all notices from Federal, state or local Governmental Authorities or other Persons received within the last five years of the date hereof by the Borrower and its Subsidiaries, alleging or threatening any liability on the part of the Borrower or any of its Subsidiaries, pursuant to any Environmental Law, that present a reasonable likelihood of having a Material Adverse Effect. All reports, documents, or other submissions required by Environmental Laws to be submitted by the Borrower to any Governmental Authority or Person have been filed by the Borrower, except where the failure to file would not present a reasonable likelihood of having a Material Adverse Effect.

                  (b) Except as disclosed in Schedule 6.19 or where a reasonable likelihood of having a Material Adverse Effect would not be presented: (i) there is no Hazardous Substance present at any of the real property currently owned or leased by the Borrower or any of its Subsidiaries, and to the knowledge of the Borrower, there was no Hazardous Substance present at any of the real property formerly owned or leased by the Borrower or any of its Subsidiaries during the period of ownership or leasing by such Person; and
(ii) with respect to such real property and subject to the same knowledge and temporal qualifiers concerning Hazardous Substances with respect to formerly owned or leased real properties, there has not occurred (x) any release, or to the knowledge of the Borrower, any threatened release of a Hazardous Substance, or (y) any discharge or, to the knowledge of the Borrower, threatened discharge of any Hazardous Substance into the ground, surface, or navigable waters which violates any Federal, state, local or foreign laws, rules or regulations concerning water pollution.

                  (c) Except as set forth in Schedule 6.19 or where a reasonable likelihood of having a Material Adverse Effect would not be presented, none of the Borrower and its Subsidiaries has disposed of, transported, or arranged for the transportation or disposal of any Hazardous Substance where such disposal, transportation, or arrangement would give rise to liability pursuant to CERCLA or any analogous state statute.

                  (d) Except as set forth in Schedule 6.19 or where a reasonable likelihood of having a Material Adverse Effect would not be presented: (1) no lien has been asserted by any Governmental Authority or person resulting from the use, spill, discharge, removal, or remediation of any Hazardous Substance with respect to any real property currently owned or leased by the Borrower or any of its Subsidiaries, and (2) to the knowledge of the Borrower, no such lien was asserted with respect to any of the real property formerly owned or leased by the Borrower or any its Subsidiaries during the period of ownership or leasing of the real property by such Person.

                  (e) Except as set forth in Schedule 6.19 or where a reasonable likelihood of having a Material Adverse Effect would not be presented, (1) there are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property currently owned or leased by the Borrower or any of its Subsidiaries in violation of Environmental Law and (2) to the knowledge of the Borrower, there were no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls, or urea formaldehyde insulation at any of the real property formerly owned or leased by the Borrower or

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

any of its Subsidiaries in violation of Environmental Law during the period of ownership or leasing of such real property by such Person.

                  (f) Except as set forth in Schedule 6.19 or where a reasonable likelihood of having a Material Adverse Effect would not be presented, propane has been used, handled and stored by the Borrower and its Subsidiaries during the five year period ending on the Closing Date in compliance with Environmental Laws.

         6.20 Copyrights, Patents, Trademarks and Licenses, etc. Except to the extent that the failure to do so would not present a reasonable likelihood of having a Material Adverse Effect, the Borrower and the Restricted Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of the Business, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Restricted Subsidiary infringes upon any rights held by any other Person, where such infringement would present a reasonable likelihood of having a Material Adverse Effect. Except as specifically disclosed in Schedule 6.20, no claim or litigation regarding any of the foregoing is pending or to the knowledge of the Borrower threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, would present a reasonable likelihood of having a Material Adverse Effect.

         6.21 Insurance. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions contained in Sections 20 and 21 of the Collateral Agency Agreement.

         6.22 Full Disclosure. None of the representations or warranties made by any Obligor or the Restricted Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any document, certificate or instrument furnished by or on behalf of any Obligor in connection with the Loan Documents, as of the date of such document, instrument or certificate, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

         6.23 Solvency. As of the Closing Date, none of the Obligors or any of the Restricted Subsidiaries:

                           (i)      was insolvent;

                           (ii)     was engaged in business, or was about to
engage in business or a transaction, for which any property remaining with such Obligor or Restricted Subsidiary was an unreasonably small capital; or

                           (iii)    intended to incur, or believed that it would
incur, debts that would be beyond its ability to pay as such debts matured.

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

         6.24 Title Insurance. As of the Closing Date, Schedule 6.24 sets forth a list of all real property owned by the Borrower and the Restricted Subsidiaries (other than AEPLP and its Subsidiaries) which has an individual value in excess of $1,000,000 (as determined in good faith by the General Partner) or which is insured by a lender's title insurance policy. The Borrower has obtained and delivered to the Collateral Agent (or its predecessor) an ALTA loan policy (10-17-92 form), or its equivalent, of title insurance for all real property owned by it which has an individual value in excess of $1,000,000 (as determined in good faith by the General Partner) or which is, as of the date hereof, insured by a lender's title insurance policy showing the Lien of the applicable Mortgage as a first priority mortgage Lien, subject only to Permitted Encumbrances.

         6.25 Mortgages. (a) From and after April 19, 1995, the Borrower and its Restricted Subsidiaries (other than AEPLP and its Subsidiaries), as applicable, have executed, delivered and recorded a Mortgage, in substantially the form of Exhibit E, covering each district location owned or acquired by it and any other real property thereafter acquired by it which had an individual value in excess of $100,000 or which had an aggregate value in excess of $500,000 (in each case as determined in good faith by the General Partner).
Schedule 6.25 sets forth a true and correct list of all real property owned by the Borrower or a Restricted Subsidiary (other than AEPLP and its Subsidiaries) that is subject to a Mortgage pursuant to this Section 6.25 and sets forth for each such real property the address and county of such real property.

                  (b) As of the Closing Date, each Mortgage required to be delivered pursuant to Section 6.25 (i) is in full force and effect and (ii) creates a valid first mortgage lien upon the applicable Mortgaged Property or Mortgaged Properties, as applicable, subject only to Permitted Encumbrances (as defined in the applicable Mortgages).

         6.26 Security Interest; Parity Debt. (a) The Borrower has caused to be duly recorded, published, registered and filed all the documents set forth in paragraph (b) of the definition of Security Documents (or documents or instruments in respect thereof), in such manner and in such places as was required by law to establish, and if applicable, perfect and preserve the rights and security interests of the parties thereto and their respective successors and assigns in the General Collateral.

                  (b) Pursuant to the General Security Agreement, the Collateral Agent has a first priority perfected security interest in the Collateral (as defined in the General Security Agreement) subject only to Permitted Filings (as defined in the General Security Agreement) and other liens permitted by Section 8.3 of this Agreement, and the Collateral Agent is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in the relevant jurisdiction to perfected security interests.

                  (c) Pursuant to the Subsidiary Security Agreement, the Collateral Agent has a first priority perfected security interest in the Collateral (as defined in the Subsidiary Security Agreement) subject only to Permitted Filings (as defined in the Subsidiary Security Agreement) and other liens permitted by Section 8.3 of this Agreement, and the Collateral Agent is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in the relevant jurisdiction to perfected security interests.

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

                  (d) This Agreement constitutes a Parity Debt Agreement for purposes of, and within the meaning of, the Collateral Agency Agreement and the Security Documents. The Agent constitutes a Parity Agent for purposes of, and within the meaning of, the Collateral Agency Agreement and the Security Documents. Each Bank that is a party to this Agreement constitutes a Parity Lender for purposes of, and within the meaning of, the Collateral Agency Agreement and the Security Documents.

                  (e) Evidence that (i) the Requisite Percentage (as defined in the Collateral Agency Agreement) has agreed to the designation of the Indebtedness (as defined in the Collateral Agency Agreement) of the Borrower issued or incurred under, arising out of, or in connection with, the Notes, this Agreement, the Fee Letter, the L/C Related Documents and the Security Documents, including the principal of, prepayment charge, if any, with respect to, and interest on the Notes and this Agreement (including all reimbursement obligations thereunder) as Parity Debt for purposes of, and within the meaning of, the First Mortgage Note Agreements, the Existing Credit Agreement, the Collateral Agency Agreement and the Security Documents, entitled to the benefits and security of the Security (as defined in the Collateral Agency Agreement) and Security Documents for the payment thereof on parity with the payment of the other Obligations (as defined in the Collateral Agency Agreement) in accordance with the terms of the Collateral Agency Agreement and the Security Documents;
(ii) the Requisite Percentage has directed that each Bank that is a party to this Agreement constitutes a Parity Lender for purposes of, and within the meaning of, the Collateral Agency Agreement and the Security Documents and (iii) the Requisite Holders have consented to the replacement of BofA, in its capacity as collateral agent, with Wachovia.

         6.27 PPD/GP Debt Contributions. The aggregate amount of PPD/GP Debt Contributions made by the Public Partnership and the General Partner to the Borrower during the period from August 21, 2001 to the Closing Date is in excess of $105,000,000.

         6.28 State Mortgage Taxes (a) Other than in connection with the amendments to the Mortgages referred to in Section 5.1(p) and the Mortgage Assignments (as defined in the Post-Closing Agreement) to be filed on the Mortgaged Properties pursuant to this Agreement and the Post-Closing Agreement, all state documentary stamp taxes, recording fees and nonrecurring intangible taxes, if any, due and payable in connection with the Secured Obligations prior to the Closing Date were paid upon recording of each Mortgage; (b) all state documentary stamp taxes, recording fees and nonrecurring intangible taxes, if any, due and payable in connection with such amendments to the Mortgages referred to in Section 5.1(p) and Mortgage Assignments have been or will be paid upon recording of the same and (c) no document (including, without limitation, this Agreement) evidencing, creating, extending, renewing or modifying any of the Secured Obligations has been executed by any person or entity (excluding the payees or other beneficiaries thereof) other than those persons and entities who were obligated to pay the Secured Obligations at the time that the Mortgages were originally recorded. As used in this Section 6.28, the term "Secured Obligations" means "Obligations" as defined in the Mortgages.

         6.29 Tax Disclosure. Neither the Agent, the Banks nor the Borrower intend to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4) or a "tax shelter" (within the meaning of Section 6111 of the Code).

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                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letters of Credit shall remain outstanding unless the Required Banks waive compliance in writing:

         7.1 Financial Statements. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, and will accrue, and will cause each of its Subsidiaries to accrue, all such liabilities as shall be required by GAAP. The Borrower will furnish or cause to be furnished to the Agent, on behalf of Banks, and the Agent will promptly distribute to each Bank at their respective addresses as set forth on Schedule 12.2 hereto, or such other office as may be designated by the Agent and Banks from time to time:

                  (a) as soon as practicable, but in any event within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries (except, as to consolidating balance sheets only, for inactive Subsidiaries) as at the end of such period and the related consolidated (and, as to statements of income, consolidating, except for inactive Subsidiaries) statements of income, partners' capital and cash flows of the Borrower and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated and, where applicable, consolidating figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the principal financial officer of the General Partner as presenting fairly, in all material respects, the information contained therein (except for the absence of footnotes and subject to changes resulting from normal year-end adjustments), in accordance with GAAP applied on a basis consistent with prior fiscal periods except for inconsistencies resulting from changes in accounting principles and methods agreed to by the Borrower's independent accountants;

                  (b) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries (except, as to consolidating balance sheets only, for inactive Subsidiaries) as at the end of such year and the related consolidated (and, as to statements of income, consolidating except for inactive Subsidiaries) statements of income, partners' capital and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated and, where applicable, consolidating figures for the previous fiscal year, all in reasonable detail and (i) in the case of such consolidated financial statements, accompanied by a report thereon of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing selected by the Borrower, which report shall not be qualified with respect to scope limitations imposed by the Borrower or any of its Restricted Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Restricted Subsidiaries not in accordance with GAAP and shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for

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

the periods indicated in conformity with GAAP unless otherwise disclosed, applied on a basis consistent with prior years, and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards then in effect in the United States, and (ii) in the case of such consolidated and consolidating financial statements, certified by the principal financial officer of the General Partner as presenting fairly, in all material respects, the information contained therein (except, in the case of such consolidating financial statements, for the absence of footnotes), in accordance with GAAP (the items in subsections (a) and (b) of this Section 7.1, the "BORROWER FINANCIALS");

                  (c) together with each delivery of financial statements of the Borrower pursuant to subsections (a) and (b) of this Section 7.1, a Compliance Certificate of the Borrower (i) stating that the signers have reviewed the terms of this Agreement and the other Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, and that the signers do not have knowledge of the existence and continuance as at the date of such Compliance Certificate of any Default or Event of Default, or, if any of the signers have knowledge that any Default or Event of Default then exists, specifying the nature and approximate period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, (ii) specifying the amount available at the end of such accounting period for Restricted Payments in compliance with Section 8.5 and showing in reasonable detail all calculations required in arriving at such amount, (iii) demonstrating in reasonable detail compliance at the end of such accounting period with the restrictions contained in Section 8.1 (the last two paragraphs), Sections 8.1(b), (d), (e), (f), (k) and (l), Section 8.2, Section 8.4(c),
Section 8.4(h), Section 8.5, Section 8.8(a)(ii), Section 8.8(a)(iii), Section 8.8(c)(ii) (calculation of Excess Sale Proceeds), Section 8.13, Section 8.14 (first sentence), Section 8.15 and Sections 8.17(a), (b) and (d), (iv) calculating the applicable Pricing Tier, (v) if not specified in the related financial statements being delivered pursuant to subsections (a) and (b) above, specifying the aggregate amount of interest paid or accrued by, and aggregate rental expenses of, the Borrower and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Borrower and its Subsidiaries, during the fiscal period covered by such financial statements, and (vi) if at the time of the delivery of such financial statements the Borrower shall have any Unrestricted Subsidiaries, setting forth therein (or in an accompanying schedule) the adjustments required to be made to indicate the consolidated financial position, cash flows and results of operations of the Borrower and the Restricted Subsidiaries without regard to the financial position, cash flows or results of operations of such Unrestricted Subsidiaries;

                  (d) together with each delivery of consolidated financial statements of the Borrower pursuant to subsection (b) of this Section 7.1, a written statement by the independent public accountants giving the report thereon stating that they have reviewed the terms of this Agreement and the Notes and that, in making the audit necessary for the certification of such financial statements, they have obtained no knowledge of the existence and continuance as at the date of such written statement of any Default or Event of Default, or, if they have obtained knowledge that any Default or Event of Default then exists, specifying, to the extent possible, the nature and approximate period of the existence thereof (such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Default or Event of Default

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

which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards then in effect in the United States);

                  (e) promptly following the receipt and timely review thereof by the Borrower, copies of all reports submitted to the Borrower by independent public accountants in connection with each special, annual or interim audit of the books of the Borrower or any Subsidiary thereof made by such accountants, including without limitation the comment letter submitted by each such accountant to management in connection with their annual audit;

                  (f) promptly upon their becoming publicly available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available by the Borrower or the Public Partnership to any of its security holders in compliance with the Exchange Act, or any comparable Federal or state laws relating to the disclosure by any Person of information to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Borrower or the Public Partnership with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions (other than registration statements on Form S-8 and Annual Reports on Form 10-R), (iii) all press releases and other similar written statements made available by the Borrower or the Public Partnership to the public concerning material developments in the business of the Borrower or the Public Partnership, as the case may be and (iv) all reports, notices and other similar written statements sent or made available by the Borrower or the Public Partnership to any holder of its Indebtedness pursuant to the terms of any agreement, indenture or other instrument evidencing such Indebtedness, including without limitation the First Mortgage Notes and the Public Partnership Indenture, except to the extent the same substantive information is already being sent to the Agent;

                  (g) as soon as reasonably practicable, and in any event within five Business Days after a Responsible Officer obtains knowledge that any Default or Event of Default has occurred, a written statement of such Responsible Officer setting forth details of such Default or Event of Default and the action which the Borrower has taken, is taking and proposes to take with respect thereto;

                  (h) as soon as reasonably practicable, and in any event within five Business Days after a Responsible Officer obtains knowledge of (i) the occurrence of an adverse development with respect to any litigation or proceeding involving the Borrower or any of its Subsidiaries which in the reasonable judgment of the Borrower presents a reasonable likelihood of having a Material Adverse Effect or (ii) the commencement of any litigation or proceeding involving the Borrower or any of its Subsidiaries which in the reasonable judgment of the Borrower presents a reasonable likelihood of having a Material Adverse Effect, a written notice of such Responsible Officer describing in reasonable detail such commencement of, or adverse development with respect to, such litigation or proceeding;

                  (i) as soon as reasonably practicable, and in any event within five Business Days after a responsible officer of any Obligor becomes aware of the occurrence or existence of any of the events or conditions specified below, and such event or condition has resulted in, or in the opinion of the principal financial officer of the General Partner might reasonably be expected to result in, a Material Adverse Effect: (i) the institution of any steps by any Obligor or any other

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Person to terminate any Pension Plan sponsored or maintained by an Obligor or any ERISA Affiliate of any Obligor, (ii) the failure to make a required contribution to any Pension Plan sponsored or maintained by any Obligor if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or
(iii) if any of the subsequently listed events have occurred with respect to any Pension Plan sponsored or maintained by any Obligor, or any ERISA Affiliate of any Obligor, the occurrence of termination of the plan, failure to make a required contribution to the plan, failure to satisfy the minimum funding standard for a year, request for a waiver of the minimum funding standard for any year, withdrawal from a multiple employer plan, adoption of an amendment which results in a funded current liability percentage of less than 60%, engaging in one or more prohibited transactions, failure to comply with reporting and disclosure requirements or engaging in any breach of fiduciary responsibility, notice thereof and copies of all documentation relating thereto;

                  (j) within 15 days after being approved by the governing body of the Borrower, and in any event no later than November 15th each fiscal year, an annual operating forecast for the next fiscal year;

                  (k) as soon as reasonably practicable, and in any event within five Business Days after a Responsible Officer obtains knowledge of a violation or alleged violation of Environmental Law or the presence or release of any Hazardous Substance within, on, from, relating to or affecting any property, which in the reasonable judgment of the Borrower presents a reasonable likelihood of having a Material Adverse Effect, provide notice thereof, and upon request, copies of relevant documentation, provided, however, no such notice is required with respect to matters disclosed in Schedule 6.19 or matters with respect to which notice has previously been provided pursuant to this Section 7.1(1);

                  (l) with reasonable promptness (and in no event later than thirty (30) days after request), the Borrower shall provide to the Agent upon request by the Agent which request shall not be made more frequently than once every six (6) months or prior to March 31, 2004, a true and correct schedule of each parcel of real property owned in fee by the Borrower or its Restricted Subsidiaries (other than AEPLP and its Subsidiaries), as of the end of the most recent calendar quarter, which schedule shall set forth the address (or approximate address if no address is available), county, record owner and approximate value (as determined in good faith by the General Partner) of each such parcel of real property;

                  (m) within 30 days of the acquisition by the Borrower or its Restricted Subsidiary (other than AEPLP or its Subsidiaries) of any parcel of real property for which the Borrower or such Restricted Subsidiary, as the case may be, does not execute and deliver a Mortgage pursuant to Section 7.10, the Borrower shall provide to the Agent evidence that (i) the individual value of such acquired parcel of real property is not in excess of $100,000 (as determined in good faith by the General Partner) or (ii) the aggregate value of such acquired parcel of real property and the other real properties owned by the Borrower or its Restricted Subsidiary (other than AEPLP or its Subsidiaries) and located within the same district is not in excess of $500,000 (as determined in good faith by the General Partner); and

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

                  (n) with reasonable promptness, such other information and data (financial or other) with respect to the Obligors or any of their Subsidiaries as from time to time may be reasonably requested by the Agent or any Bank.

         7.2      Reserved.

         7.3 Adequate Reserves. The Borrower will, and will cause each of its Restricted Subsidiaries to maintain, overall reserves on their respective books and records in accordance with GAAP, which overall reserves shall be adequate in the opinion of the management of the Borrower and each Restricted Subsidiary for the purposes for which they were established.

         7.4 Partnership or Corporate Existence; Business; Compliance with Laws. (a) Except as otherwise expressly permitted in accordance with Section 8.7 or 8.8, (i) the Borrower will at all times preserve and keep in full force and effect its partnership existence and its status as a partnership not taxable as a corporation, (ii) the Borrower will cause each of the Restricted Subsidiaries to keep in full force and effect its partnership or corporate existence and
(iii) the Borrower will, and will cause each Restricted Subsidiary to, at all times preserve and keep in full force and effect all of its material rights and franchises; provided, however, that the partnership or corporate existence of any Restricted Subsidiary, and any right or franchise of the Borrower or any Restricted Subsidiary, may be terminated notwithstanding this Section 7.4 if, in the good faith judgment of the Borrower, such termination (x) is in the best interest of the Borrower and the Restricted Subsidiaries, (y) is not disadvantageous to the Agent, the Issuing Bank or the Banks in any material respect and (z) would not have a reasonable likelihood of having a Material Adverse Effect.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, at all times comply with all laws, regulations and statutes (including without limitation any zoning or building ordinances) applicable to it, except for failures to so comply which, individually or in the aggregate, would not present a reasonable likelihood of having a Material Adverse Effect.

                  (c) The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any lines of business other than its current Business as defined in this Agreement and other activities incidental or related to the Business.

         7.5 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay all material Taxes, Other Taxes, assessments and other governmental charges imposed upon it or any of its Subsidiaries, or any of its or its Subsidiaries' properties or assets or in respect of any of its or any of its Subsidiaries' franchises, business, income or profits when the same becomes due and payable, and all claims (including without limitation claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its or any of its Subsidiaries' properties or assets, and promptly reimburse the Banks for any such Taxes, Other Taxes, assessments, charges or claims paid by them; provided, that no such Tax, Other Tax, assessment, charge or claim need be paid or reimbursed if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the General Partner.

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         7.6      Maintenance of Properties; Insurance. (a) The Borrower will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Borrower and the Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                  (b) The Borrower will maintain or cause to be maintained, with Permitted Insurers to the extent available on commercially reasonable terms from Permitted Insurers and otherwise with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of the Restricted Subsidiaries of the types and in the amounts specified in Sections 20 and 21 of the Collateral Agency Agreement and the Collateral Agent shall be named as an additional insured party on each insurance policy maintained pursuant to this Section 7.6(b).

         7.7 License Agreements. The Borrower will perform and comply with all of its obligations under each of the License Agreements to which it is a party, will enforce each such License Agreement against each other party thereto and will not accept the termination of any such License Agreement or any amendment or supplement thereof or modification or waiver thereunder, unless any such failure to perform, comply or enforce or any such acceptance would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect.

         7.8 Chief Executive Office. The Borrower will not move its chief executive office and the office at which it maintains its records relating to the transactions contemplated by this Agreement and the Loan Documents unless not less than 45 days' prior written notice of its intention to do so clearly describing the new location, shall have been given to the Collateral Agent and each Bank.

         7.9 Guarantors. Promptly upon any Person becoming a Restricted Subsidiary of the Borrower, the Borrower will cause such Restricted Subsidiary to execute and deliver to the Collateral Agent such appropriate documents to become (i) a guarantor under the Subsidiary Guarantee and an assignor under the Subsidiary Security Agreement and (ii) bound by the terms and provisions of the Collateral Agency Agreement. If any Restricted Subsidiary then or thereafter shall have any interests in real property, the Borrower will, subject to and if required by the provisions of Section 7.10, cause such Restricted Subsidiary to execute and deliver to the Collateral Agent a Mortgage in substantially the form of Exhibit E with such changes, mutatis mutandis, so as to make such instrument applicable to such Restricted Subsidiary and its interests in real property, and cause the same to be recorded, published, registered and filed as provided in
Section 7.10. Notwithstanding the foregoing, until the AEPLP Available Date, the Borrower shall not be required to cause AEPLP or any of AEPLP's Subsidiaries, and neither AEPLP nor any of its Subsidiaries shall be required to comply with this Section 7.9.

         7.10 New Mortgages; Recordation. The Borrower and its Restricted Subsidiaries, if applicable, will execute and deliver a Mortgage (in substantially the form of Exhibit E with such changes, mutatis mutandis, so as to make such instrument applicable to the Borrower or such Restricted Subsidiary, as the case may be, and its interests in real property) covering each district location hereafter acquired by it and any other real property hereafter acquired by it which has an individual value in excess of $100,000 or which has an aggregate value in excess of $500,000 (in

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each case as determined in good faith by the General Partner) and which is not already subject to the Lien of a Mortgage. The Borrower will cause to be duly recorded, published, registered and filed all the documents set forth in paragraph (b) of the definition of Security Documents (or documents or instruments in respect thereof), in such manner and in such places as is required by law to establish, and if applicable, perfect and preserve the rights and security interests of the parties thereto and their respective successors and assigns in the General Collateral. The Borrower will obtain and deliver to the Collateral Agent an ALTA loan policy (10-17-92 form), or its equivalent in any state, of title insurance for real property hereafter acquired by it which has an individual value in excess of $1,000,000 (as determined in good faith by the General Partner) showing the Lien of a Mortgage as a first priority mortgage Lien. The Borrower will pay or cause to be paid all taxes, fees and other governmental charges in connection with the execution, delivery, recording, publishing, registration and filing of such documents or instruments in such places, together with all expenses and premiums of the title companies in connection with the issuance of any title policies or endorsements thereto. Notwithstanding the foregoing, until the AEPLP Available Date, the Borrower shall not be required to cause AEPLP or any of AEPLP's Subsidiaries, and neither AEPLP nor any of its Subsidiaries shall be required to comply with this Section 7.10.

         7.11 Further Assurances. At any time and from time to time promptly, the Borrower shall, at its expense, execute and deliver to the Agent and each Bank and to the Collateral Agent such further instruments and documents, and take such further action, as the Agent or any Bank may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and the other Loan Documents and to establish, perfect, preserve and protect the rights, interests and remedies created, or intended to be created, in favor of the Banks and the Collateral Agent hereunder and thereunder, including without limitation the execution, delivery, recordation and filing of financing statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction, and the delivery of satisfactory opinions of counsel as to the recording, registration or filing of the Security Documents (or documents in respect thereof) and the legal, valid, binding and enforceable nature thereof and the validity of the Liens created thereby on the General Collateral. Until the AEPLP Available Date, nothing in this Section 7.11 shall require the Borrower, AEPLP or AmeriGas Eagle Parts & Service to provide to the Collateral Agent a first priority Lien in the assets of AEPLP or AmeriGas Eagle Parts & Service.

         7.12 Covenant to Secure Notes Equally. The Borrower covenants that, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 8.3 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to
Section 12.1) it will make or cause to be made effective provision whereby the Loans will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured, it being understood that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.

         7.13 Designations With Respect to Subsidiaries. (a) The Borrower may designate any Restricted Subsidiary or newly acquired or formed Subsidiary as an Unrestricted Subsidiary

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or any Unrestricted Subsidiary as a Restricted Subsidiary, in each case subject to satisfaction of the following conditions:

                           (i)      immediately before and after giving effect
to such designation, no Default or Event of Default shall exist and be continuing; and

                           (ii)     after giving effect to such designation, the
Borrower would be permitted to incur at least $1 of additional Indebtedness in accordance with the provisions of clauses (i) and (ii) of Section 8.1(f);

                           (iii)    in the case of a designation of a Restricted
Subsidiary or a newly acquired or formed Subsidiary as an Unrestricted Subsidiary, the conditions set forth in subsection (ii)(A) of Section 8.8(c) (the "SALE CONDITION") and Section 8.4(h) (the "INVESTMENT CONDITION") would be satisfied, assuming for this purpose that such designation (and all prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) constitutes a sale by the Borrower of (in the case of the Sale Condition), and an Investment by the Borrower in an amount equal to (in the case of the Investment Condition), all the assets of the Subsidiary so designated, in each case for an amount equal to
(x) the net book value of such assets in the case of a Restricted Subsidiary and
(y) the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary (such amounts being herein referred to as "DESIGNATION AMOUNTS" and deemed to constitute Net Proceeds for the purposes of the Sale Condition); provided, however, that notwithstanding anything to the contrary contained herein, until the AEPLP Security Date, AEPLP and each of its Subsidiaries shall at all times remain Restricted Subsidiaries and in no event shall the Borrower have any right to redesignate AEPLP or any of its Subsidiaries as an Unrestricted Subsidiary.

                  (b) A Subsidiary that has twice previously been designated an Unrestricted Subsidiary may not thereafter be designated as a Restricted Subsidiary.

                  (c) The Borrower shall deliver to the Agent and each Bank, within 20 Business Days after any such designation, an Officer's Certificate stating the effective date of such designation and stating that the foregoing conditions contained in this Section 7.13 have been satisfied. Such certificate shall be accompanied by a schedule setting forth in reasonable detail the calculations demonstrating compliance with such conditions, where appropriate.

                  (d) All Investments, Indebtedness, Liens, Guaranty Obligations and other obligations that an Unrestricted Subsidiary (the "DESIGNEE") has at the time of being designated a Restricted Subsidiary hereunder shall be deemed to have been acquired, made or incurred, as the case may be, at the time of such designation and in anticipation of such Designee becoming a Subsidiary and of acquiring its assets (except as otherwise specifically provided in Section 8.1(i) or (j) or Section 8.3(m)).

         7.14 Covenants of the General Partner and Petrolane. (a) Petrolane covenants that it will engage only in the business and activities described in
Schedule 6.16, and each of the General Partner and Petrolane covenants that it will not create any Liens on the general partnership interests in the Borrower or the Public Partnership or dispose of any assets or

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properties covered by the terms of any License Agreement and will maintain and keep in effect its corporate existence and franchises.

                  (b) Each of the General Partner and Petrolane will deliver to the Agent, on behalf of the Banks, and the Agent will promptly distribute to each Bank at their respective addresses as set forth on Schedule
12.2 hereto, or such other office as may be designated by the Agent and Banks from time to time, (i) financial statements as to itself of the same character described in, and at the times specified in, Sections 7.1(a) and 7.1(b) with respect to the Borrower (the "GUARANTOR FINANCIALS"), in each case certified and reported on in the same manner as the Borrower Financials (except that the financial statements of Petrolane need not be audited), and (ii) with reasonable promptness, such other information and data (financial or other) with respect to the General Partner or Petrolane, as the case may be, as may from time to time be reasonably requested by the Agent.

                  (c) The General Partner will perform and comply with all of its obligations under the Partnership Agreement and each of the License Agreements to which it is a party, will enforce the Partnership Agreement and each such License Agreement against each other party thereto and will not accept the termination of the Partnership Agreement or any such License Agreement or any amendment or supplement thereof or modification or waiver thereunder, unless any such failure to perform, comply or enforce or any such acceptance would not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect.

                  (d) Section 6.5 of the Partnership Agreement (the "INCORPORATED COVENANT") as in effect on the date hereof, together with all related definitions, is hereby incorporated herein in the form included in the Partnership Agreement on April 19, 1995 and without regard to any subsequent amendments or waivers of the provisions of, or any termination of, the Partnership Agreement. The General Partner agrees to fully perform and comply with the Incorporated Covenant.

                  (e) The General Partner agrees to apply all distributions received by the Public Partnership from the Borrower and made with the proceeds of Indebtedness incurred pursuant to Section 8.1(l) only to make payments, purchases, prepayments, redemptions, defeasances or other repayments (scheduled or unscheduled) of Indebtedness of the Public Partnership (and to pay all fees, premiums, make whole amounts and transaction expenses incurred in connection therewith).

         7.15 Books and Records. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent and each Bank or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other Borrower records. Upon the occurrence and during the continuance of any Default or Event of Default the Borrower hereby authorizes its independent public accountant to discuss the Borrower's financial matters with the Agent and each Bank or any of their respective representatives provided that a representative of the Borrower is present. So long as a Default has occurred and is continuing, the Borrower shall pay any fees of the Agent, each Bank and

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such independent public accountant incurred in connection with the Agent's or any Bank's exercise of its rights pursuant to this Section.

         7.16 Environmental Covenant. The Borrower will, and will cause each of the Restricted Subsidiaries to:

                  (a) comply with all applicable Environmental Laws and any permit, license, or approval required under any Environmental Law, except for failures to so comply which would not present a reasonable likelihood of having a Material Adverse Effect;

                  (b) store, use, release, or dispose of any Hazardous Substance in compliance with Environmental Laws at any property owned or leased by the Borrower or any of its Restricted Subsidiaries, except where such non-compliance would not present a reasonable likelihood of having a Material Adverse Effect;

                  (c) avoid committing any act or omission which would cause any Lien to be asserted against any property owned by the Borrower or any of its Restricted Subsidiaries pursuant to any Environmental Law, except where such Lien would not present a reasonable likelihood of having a Material Adverse Effect;

                  (d) use, handle or store propane in compliance with Environmental Laws, except where such non-compliance would not present a reasonable likelihood of having a Material Adverse Effect;

                  (e) take all steps required by Environmental Law to cure any violation thereof disclosed in Schedule 6.19; and

                  (f) provide such information and certificates which the Agent or any Bank may reasonably request from time to time to evidence compliance with this Section 7.16.

         7.17 Post Closing. The Borrower shall comply with the terms of the Post-Closing Agreement.

         7.18 Tax Disclosure. In the event that the Agent, any of the Banks or the Borrower determine to take any action inconsistent with its intention not to treat the Loans as being a "reportable transaction" (within the meaning of the Treasury Regulation Section 1.6011-4) or a "tax shelter" (within the meaning of Section 6111 of the Code), shall promptly notify the other parties to this Agreement thereof in writing.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letters of Credit shall remain outstanding, unless the Required Banks waive compliance in writing:

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         8.1      Indebtedness. The Borrower will not, and will not permit any
Restricted Subsidiary to, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except that:

                  (a) the Borrower may become and remain liable with respect to the Indebtedness evidenced by the First Mortgage Notes and Long Term Funded Debt incurred in connection with any extension, renewal, refunding or refinancing of Indebtedness evidenced by the First Mortgage Notes, provided, that the principal amount of such Long Term Funded Debt shall not exceed the principal amount of such Indebtedness evidenced by the First Mortgage Notes, together with any accrued interest and prepayment charges with respect thereto, being extended, renewed, refunded or refinanced;

                  (b) the Borrower may become and remain liable with respect to Indebtedness incurred by the Borrower (i) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Borrower in accordance with GAAP) of or additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral or
(ii) by assumption of Indebtedness in connection with additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral or to extend, renew, refund or refinance any such Indebtedness; provided, that (x) the amount of such assumed Indebtedness shall not exceed the purchase price of such additions and (y) any such extensions, renewals, refundings or refinancings of any such Indebtedness shall not exceed the principal amount thereof;

                  (c) subject to Section 8.4(c) any Restricted Subsidiary may become and remain liable with respect to Indebtedness of such Restricted Subsidiary owing to the Borrower or to a Wholly-Owned Restricted Subsidiary, and the Borrower may become and remain liable with respect to Indebtedness owing to a Wholly-Owned Restricted Subsidiary provided it is subordinated to the Obligations and the Parity Debt at least to the extent provided in the subordination provisions set forth in Exhibit I;

                  (d) the Borrower may become and remain liable with respect to unsecured Indebtedness of the Borrower owing to the General Partner or an Affiliate of the General Partner, provided, that (i) the aggregate principal amount of such Indebtedness outstanding at any time shall not be in excess of $50,000,000 and (ii) such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Obligations and the Parity Debt at least to the extent provided in the subordination provisions set forth in Exhibit I;

                  (e) the Borrower may become and remain liable with respect to Indebtedness incurred for any purpose permitted by the Revolving Commitment, and any Indebtedness incurred for any such permitted purpose which replaces, extends, renews, refunds or refinances any such Indebtedness, in whole or in part, in an aggregate principal amount at any time not in excess of $175,000,000 less the aggregate principal amount of the Acquisition Loans (other than Specified Acquisition Loans) outstanding at such time;

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

                  (f) the Borrower may become and remain liable with respect to Indebtedness, in addition to that otherwise permitted by the foregoing subsections of this Section 8.1, if on the date the Borrower becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (i) the ratio of Consolidated Cash Flow to Consolidated Pro Forma Debt Service is equal to or greater than 2.50 to 1.0 and (ii) the ratio of Consolidated Cash Flow to Average Consolidated Pro Forma Debt Service is equal to or greater than 1.25 to 1.0;

                  (g) the Borrower and its Restricted Subsidiaries may become and remain liable with respect to the Indebtedness described on Schedule 6.7;

                  (h) the Borrower may become and remain liable with respect to obligations under Interest Rate Agreements entered into to hedge interest rate risk;

                  (i) any Person that after the Closing Date becomes a Restricted Subsidiary may become and remain liable with respect to any Indebtedness to the extent such Indebtedness existed at the time such Person became a Subsidiary (and was not incurred in anticipation of such Person becoming a Subsidiary); provided, that immediately after giving effect to such Person becoming a Restricted Subsidiary, the Borrower could incur at least $1 of additional Indebtedness in compliance with clauses (i) and (ii) of Section 8.1(f);

                  (j) the Borrower and any Restricted Subsidiary may become and remain liable with respect to Indebtedness relating to any business acquired by or contributed to the Borrower or such Restricted Subsidiary or which is secured by a Lien on any property or assets acquired by or contributed to the Borrower or such Restricted Subsidiary to the extent such Indebtedness existed at the time such business or property or assets were so acquired or contributed (and was not incurred in anticipation thereof) and if such Indebtedness is secured by such property or assets, such security interest does not extend to or cover any other property of the Borrower or any of the Restricted Subsidiaries, provided, that immediately after giving effect to such acquisition or contribution, the Borrower could incur at least $1 of additional Indebtedness in compliance with clauses (i) and (ii) of Section 8.1(f);

                  (k) Capitalized Lease Liabilities not in excess of $10,000,000 at any time outstanding; and

                  (l) the Borrower may become and remain liable with respect to Indebtedness which otherwise complies with the terms of Section 8.1(f), the proceeds of which are used to make distributions permitted under
Section 8.5, provided, that the aggregate principal amount of all Indebtedness incurred under this Section 8.1(l) since August 21, 2001 and outstanding at any time shall not exceed $105,000,000, provided, further, that at the time the Borrower incurs any Indebtedness permitted under the above provisions of this
Section 8.1(l), such Indebtedness shall have received (i) a Special Rating and
(ii) an investment grade rating from at least two nationally recognized statistical rating organizations (as defined for purposes of Rule 436(g) under the Securities Act), such as Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch Ratings and Moody's Investors Service;

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

Further, notwithstanding anything in this Agreement to the contrary, until the AEPLP Security Date, the Borrower will not permit AEPLP or any of its Subsidiaries to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than (i) Indebtedness of the type described in Section 8.1(c), (ii) the Indebtedness of AEPLP on the date of closing of the Columbia Acquisition, as disclosed in the Columbia Purchase Agreement (which amount was not in excess of $10,000,000), and (iii) the Indebtedness of AEPLP owing to the Borrower which is evidenced by the Intercompany Note to the extent that the aggregate principal amount outstanding thereunder does not exceed $137,997,000.

         8.2 Minimum Interest Coverage. The Borrower will not permit the ratio of EBITDA to Consolidated Interest Expense as at any fiscal quarter end for the four fiscal quarters then ending to be less than 2.25 to 1.0.

         8.3 Liens, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Obligations in accordance with the provisions of Section 7.12), except:

                  (a) Liens for taxes, assessments or other governmental charges the payment of which is not yet due and payable or which is being contested in compliance with Section 7.5 hereof and Section 1.18 of the Mortgages;

                  (b) Liens of lessors, landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in compliance with Section 7.5 hereof and Section 1.18 of the Mortgages, in each case (i) not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or (ii) incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable; and precautionary Liens in favor of lessors under capital leases and leases of equipment in the ordinary course of business;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money;

                  (d) other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;

                  (e) Liens securing reimbursement obligations under letters of credit, provided in each case that such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of credit;

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                  (f)      any attachment or judgment Lien, unless the judgment
it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or review, or shall not have been discharged within 60 days after expiration of any such stay;

                  (g) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case either (i) are granted, entered into or created in the ordinary course of the business of the Borrower or any Restricted Subsidiary or (ii) do not, individually or in the aggregate, present a reasonable likelihood of having a Material Adverse Effect;

                  (h) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of the type described in Section 8.1(c) of such Restricted Subsidiary owing to the Borrower or a Wholly-Owned Restricted Subsidiary;

                  (i)      [Intentionally omitted];

                  (j) Liens created by any of the Security Documents securing Indebtedness evidenced by the First Mortgage Notes (or any extension, renewal, refunding, replacement or refinancing of any such Indebtedness) in accordance with Section 8.1(a);

                  (k) Liens created by any of the Security Documents securing the Indebtedness incurred under the Acquisition Commitment (or any extension, renewal, refunding, replacement-or refinancing of any such Indebtedness) in accordance with Section 8.1(b);

                  (l) Liens created by any of the Security Documents securing the Indebtedness, or Letters of Credit, incurred under the Revolving Commitment (or any extension, renewal, refunding, replacement or refinancing of any such Indebtedness) in accordance with Section 8.1(e);

                  (m)      Liens (other than the Liens referred to in clauses
(j), (k) or (l) above) securing Indebtedness represented by the First Mortgage Notes or other Indebtedness incurred in accordance with Section 8.1(b), 8.1(e) or 8.1(l) or, to the extent incurred (i) to repay Indebtedness or letter of credit obligations incurred and outstanding under the Acquisition Commitment or the Revolving Commitment (or any extension, renewal, refunding, replacement or refinancing of any such Indebtedness), (ii) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Borrower and the Restricted Subsidiaries in accordance with GAAP) of or additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, or (iii) by assumption in connection with additions (including additions by way of acquisitions or capital contributions of businesses and related assets) to the General Collateral, under Section 8.1(f), provided, that (1) such Liens are effected through an amendment to the Security Documents to the extent necessary to provide the holders of such Indebtedness equal and ratable security in the property and assets subject to the Security Documents with the holders of the Notes and the other Indebtedness secured under the Security Documents, (2) in the case of Indebtedness incurred in accordance with Section 8.1(b) or Section 8.1(f) to finance the making of additions to the General Collateral, the Borrower has delivered to

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the Collateral Agent an Officers' Certificate demonstrating that the principal amount of such Indebtedness (net of transaction costs funded by the proceeds of such Indebtedness) does not exceed the lesser of the cost to the Borrower and the Restricted Subsidiaries of such additional property or assets and the fair market value of such additional property or assets at the time of the acquisition thereof (as determined in good faith by the General Partner), and
(3) the Borrower has delivered to the Collateral Agent an opinion of counsel reasonably satisfactory to the Collateral Agent with regard to the attachment and perfection of the Lien of the Security Documents with respect to such additional property and assets;

                  (n) Liens existing on any property of any Person at the time it becomes a Subsidiary of the Borrower, or existing at the time of acquisition upon any property acquired by the Borrower or any such Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Borrower or such Subsidiary, or created to secure Indebtedness incurred under Section 8.1(f) to pay all or any part of the purchase price (a "PURCHASE MONEY LIEN") of property (including without limitation Capital Stock and other securities) acquired by the Borrower or a Restricted Subsidiary, provided, that
(i) any such Lien shall be confined solely to such item or items of property and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for use specifically in connection with such acquired property, (ii) such item or items of property so acquired are not required to become part of the General Collateral under the terms of the Security Documents, (iii) in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by such Purchase Money Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Borrower and the Restricted Subsidiaries of such property and (B) the fair market value of such property at the time of the acquisition thereof (as determined in good faith by the General Partner), (iv) any such Purchase Money Lien shall be created not later than 30 days after the acquisition of such property and (v) any such Lien (other than a Purchase Money Lien) shall not have been created or assumed in contemplation of such Person's becoming a Subsidiary of the Borrower or such acquisition of property by the Borrower or any Subsidiary;

                  (o) easements, exceptions or reservations in any property of the Borrower or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

                  (p) Liens arising from or constituting Permitted Encumbrances as defined under the Security Documents; and

                  (q) any Lien renewing or extending any Lien permitted by subsection (h), (j), (k), (l), (m) or (n) of this Section 8.3, provided, that
(i) the principal amount of the Indebtedness secured by any such Lien shall not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal or extension of such Lien (together with, in the case of Indebtedness permitted by Section 8.1(a), any accrued interest thereon and prepayment charges with respect thereto), and (ii) no assets encumbered by any such Lien other than the assets encumbered immediately prior to such renewal or extension shall be encumbered thereby.

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

Notwithstanding anything in this Agreement to the contrary, until the AEPLP Security Date, other than Liens permitted by subsections (a), (b), (c), (d),
(f), (g), (h), (o) and (to the extent that any such Lien extends or renews a Lien permitted by subsection (h) of this Section 8.3) (q) of this Section 8.3, the Borrower will not permit AEPLP or any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of AEPLP or such Subsidiary, whether such property or assets are now owned or held or hereafter acquired, or any income or profits therefrom.

         8.4 Investments, Contingent Obligations, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly
(i) make or own any Investment in any Person (including an Investment in a Subsidiary of the Borrower), (ii) create or become liable with respect to any Contingent Obligation with respect to any Indebtedness of a Control Affiliate, or (iii) create or become liable with respect to any Contingent Obligation (provided, however, that nothing contained in this Section 8.4, except clause
(ii) above, is intended to limit the making of any Contingent Obligation which would be permitted as Indebtedness under Section 8.1), except:

                  (a) the Borrower or any Restricted Subsidiary may make and own Investments in the following (collectively, "CASH EQUIVALENTS"):

                           (i)      marketable obligations issued or
unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing one year or less from the date of acquisition thereof,

                           (ii)     marketable direct obligations issued by any
state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.,

                           (iii)    commercial paper maturing no more than 270
days from the date of creation thereof and having as of the date of acquisition thereof one of the two highest ratings obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.,

                           (iv)     certificates of deposit maturing one year or
less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (A) the commercial paper or other short term unsecured debt obligations of which are as of such date rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (B) the long-term debt obligations of which are as at such date rated either A or better (or comparably if the rating system is changed) by either Standard & Poor's Rating Group or A-2 or better or comparably if the rating system is changed by Moody's Investors Service, Inc. ("PERMITTED BANKS"),

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                           (v)      Eurodollar time deposits having a maturity
of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

                           (vi)     bankers' acceptances eligible for rediscount
under requirements of the FRB and accepted by Permitted Banks, and

                           (vii)    obligations of the type described in clause
(i), (ii), (iii), (iv) or (v) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Borrower or a Restricted Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

                  (b) the Borrower or any Restricted Subsidiary may acquire Capital Stock or other ownership interests, whether in a single transaction or a series of related transactions, of a Person (i) located in the United States or Canada, (ii) incorporated or otherwise formed pursuant to the laws of the United States or Canada or any state or province thereof or the District of Columbia and (iii) engaged in substantially the same business as the Borrower such that, upon the completion of such transaction or series of transactions, such Person becomes a Restricted Subsidiary;

                  (c) subject to the provisions of subsection (h) below, the Borrower or any Restricted Subsidiary may make and own Investments (in addition to Investments permitted by subsections (a), (b), (d), (e), (f) and (g) of this Section 8.4) in any Person incorporated or otherwise formed pursuant to the laws of the United States or Canada or any state or province thereof or the District of Columbia which is engaged in the United States or Canada in substantially the same business as the Borrower; provided, that (i) the aggregate amount of all such Investments made by the Borrower and its Restricted Subsidiaries following the Original Closing Date (including without limitation the transactions contemplated by this Agreement) and outstanding pursuant to this subsection (c) and subsection (h) below shall not at any date of determination exceed 10% of Total Assets (the "INVESTMENT LIMIT"), provided, that in addition to Investments that would be permitted under the Investment Limit, during any fiscal year the Borrower and its Restricted Subsidiaries may invest up to $25,000,000 (the "ANNUAL LIMIT") pursuant to the provisions of this subsection (c), but the unused amount of the Annual Limit shall not be carried over to any future years and provided, further, that neither the Annual Limit nor the Investment Limit shall include the aggregate principal amount of the Intercompany Note outstanding on August 21, 2001 to the extent that such amount is not in excess of $137,997,000 at the time of determination or the Investment by AEPI in Atlantic Energy, Inc. in existence on August 21, 2001 in the amount of approximately $3,100,000, (ii) such Investments shall become part of the General Collateral and shall be subjected to the Lien of the Security Documents and (iii) such Investments shall not be made in Capital Stock or Indebtedness of the Public Partnership or any of its Subsidiaries (other than the Borrower and the Restricted Subsidiaries);

                  (d) the Borrower or any Restricted Subsidiary may make and own Investments (x) arising out of loans and advances to employees incurred in the ordinary course of business not in excess of $1,000,000 at any time outstanding, (y) arising out of extensions of

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trade credit or advances to third parties in the ordinary course of business and
(z) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

                  (e) the Borrower and any Restricted Subsidiary may create or become liable with respect to any Contingent Obligation constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

                  (f) the Borrower may create and become liable with respect to any Interest Rate Agreements;

                  (g) any Restricted Subsidiary may make Investments in the Borrower;

                  (h) the Borrower or any Restricted Subsidiary may make or own Investments in Unrestricted Subsidiaries, provided, that the Net Amount of Unrestricted Investment shall not at any time exceed $5,000,000 (and subject to the limitations specified in subsection (c) above);

                  (i) the Borrower may own Investments in Atlantic Energy, Inc. which were in existence on August 21, 2001 and as set forth in Schedule 8.4(i);

                  (j) the Borrower may own Investments consisting of the Intercompany Note to the extent that the aggregate principal amount of the Intercompany Note does not exceed $137,990,000;

                  (k) AEPI, AEPH and AEPLP may remain liable for any obligations, warranties or indemnities set forth in the National Propane Purchase Agreement as such agreement is in effect on the Closing Date; and

                  (l) the Borrower may remain (i) liable for its indemnification and guarantee obligations under the Columbia Purchase Agreement, as in effect on August 21, 2001, and (ii) under the Keep Well Agreement, as in effect on August 21, 2001.

                  Notwithstanding the foregoing, the Borrower may have outstanding undrawn letters of credit (including Letters of Credit) not in excess of $100,000,000. Furthermore, the Agent and the Banks hereby permanently waive compliance with the obligation under the Subsidiary Security Agreement to provide to the Collateral Agent a Lien on the Capital Stock of Atlantic Energy, Inc.

         8.5 Restricted Payments. The Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that the Borrower may declare or order, and make, pay or set apart, once during each calendar quarter a Restricted Payment if (a) such Restricted Payment is in an amount not exceeding Available Cash for the immediately preceding calendar quarter, and (b) immediately after giving effect to any such proposed action no Event of Default (or Default under Sections 9.1(a), (f) or (g)) shall exist and be continuing; provided, that notwithstanding the foregoing, the Borrower may declare, order, pay, make or set apart sums for Restricted Payments to the Public Partnership at any time, and from time to time, in an aggregate amount not exceeding the proceeds of Indebtedness of the

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Borrower incurred pursuant to Section 8.1(l) if immediately after giving effect to any such proposed action no Event of Default (or Default under Sections 9.1(a), (f), or (g)) shall exist and be continuing. The Borrower will comply with, and accrue on its books, the reserve provisions required under the definition of Available Cash. The Borrower will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash. The Borrower will not permit any Restricted Subsidiary to declare, order, pay or make any Restricted Payment or to set apart any sum or property for any such purpose (it being understood that nothing in this Section 8.5 shall prohibit any such Restricted Subsidiary from declaring, ordering, paying, making, or setting apart any sum or property for, any payment or other distribution or dividend to
(i) the Borrower or any Wholly-Owned Restricted Subsidiary and (ii) so long as no Default or Event of Default shall occur and be continuing, all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis) (with any such distribution or dividend to a Control Affiliate being subject to the limitation of the first sentence of this Section 8.5).

         8.6 Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate, including without limitation the purchase, transfer, disposition, sale, lease or exchange of assets or the rendering of any service, unless (1)(a) such transaction or series of related transactions is on fair and reasonable terms that are no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those which would be obtained in an arm's-length transaction at the time such transaction is agreed upon between Persons which are not Affiliates, and (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $15 million, the Borrower shall have delivered an Officers' Certificate to the Agent certifying that such transaction or series of transactions complies with the preceding clause (a) and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the General Partner (including a majority of the Disinterested Directors), or (2) such transaction or series of related transactions is between the Borrower and any Wholly-Owned Restricted Subsidiary or between two Wholly-Owned Restricted Subsidiaries, provided, however, that this Section 8.6 will not restrict the Borrower, any Restricted Subsidiary or the General Partner from entering into
(i) any employment agreement, stock option agreement, restricted stock agreement or other similar agreement or arrangement in the ordinary course of business,
(ii) transactions permitted by Section 8.5 and (iii) transactions in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane business operated by the Borrower, its Subsidiaries and its Affiliates.

         8.7      Subsidiary Stock and Indebtedness. The Borrower will not:

                  (a) directly or indirectly sell, assign, pledge or otherwise dispose of any Indebtedness of or any shares of stock or similar interests of (or warrants, rights or options to acquire stock or similar interests of) any Restricted Subsidiary, except to a Wholly-Owned Restricted Subsidiary;

                  (b) permit any Restricted Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Indebtedness of the Borrower or any other Restricted Subsidiary, or any shares of stock or similar interests of (or warrants, rights or options to acquire

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

stock or similar interests of) any other Restricted Subsidiary, except to the Borrower or a Wholly-Owned Restricted Subsidiary;

                  (c) permit any Restricted Subsidiary to have outstanding any shares of stock or similar interests which are preferred over any other shares of stock or similar interests in such Restricted Subsidiary owned by the Borrower or a Wholly-Owned Restricted Subsidiary unless such shares of preferred stock or similar interests are owned by the Borrower or a Wholly-Owned Restricted Subsidiary; or

                  (d) permit any Restricted Subsidiary directly or indirectly to issue or sell (including without limitation in connection with a merger or consolidation of such Subsidiary otherwise permitted by Section 8.8(a)) any shares of its stock or similar interests (or warrants, rights or options to acquire its stock or similar interests) except to the Borrower or a Wholly-Owned Restricted Subsidiary;

provided, that (i) any Restricted Subsidiary may sell, assign or otherwise dispose of Indebtedness of the Borrower if, assuming such Indebtedness were incurred immediately after such sale, assignment or disposition, such Indebtedness would be permitted under Section 8.1 (other than Section 8.1(c)) (in which case such Indebtedness need not be subject to the subordination provisions required by Section 8.1(c)) and (ii) subject to compliance with
Section 8.8(c), all Indebtedness and shares of stock or partnership interests of any Restricted Subsidiary owned by the Borrower or any other Restricted Subsidiary may be simultaneously sold as an entirety for an aggregate consideration at least equal to the fair value thereof (as determined in good faith by the General Partner) at the time of such sale if (x) such Restricted Subsidiary does not at the time own (A) any Indebtedness of the Borrower or any other Restricted Subsidiary (other than Indebtedness which, if incurred immediately after such transaction, would be permitted under Section 8.1, other than Section 8.1(c)) (in which case such Indebtedness need not be subject to the subordination provisions required by Section 8.1(c)) or (B) any stock or other interest in any other Restricted Subsidiary which is not also being simultaneously sold as an entirety in compliance with this proviso or Section 8.8(b)(ii) and (y) at the time of such transaction and immediately after giving effect thereto, the Borrower could incur at least $1 of additional Indebtedness in compliance with clauses (i) and (ii) of Section 8.1(f) and (iii) AEPLP may issue or sell its Capital Stock to the Special Limited Partner (as defined in the AEPLP Partnership Agreement) of AEPLP in accordance with Section 5.3 of the AEPLP Partnership Agreement, as such Section 5.3 was in effect on August 21, 2001.

         8.8 Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

                  (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that:

                           (i)      any Restricted Subsidiary may consolidate
with or merge into the Borrower or a Wholly-Owned Restricted Subsidiary if the Borrower or a Wholly-Owned Restricted Subsidiary, as the case may be, shall be the surviving Person and if, immediately after giving effect to such transaction, no Default or Event of Default shall exist and be continuing; and

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                           (ii)     any entity (other than a Restricted
Subsidiary) may consolidate with or merge into the Borrower or a Wholly-Owned Restricted Subsidiary if the Borrower or a Wholly-Owned Restricted Subsidiary, as the case may be, shall be the surviving Person and if, immediately after giving effect to such transaction, (x) the Borrower (1) shall not have a Consolidated Net Worth, determined in accordance with GAAP applied on a basis consistent with the consolidated financial statements of the Borrower most recently delivered pursuant to Section 7.1(b), of less than the Consolidated Net Worth of the Borrower immediately prior to the effectiveness of such transaction, satisfaction of this requirement to be set forth in reasonable detail in an Officers' Certificate delivered to the Agent at the time of such transaction, (2) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement (including without limitation under Section 8.1 or 8.3) on the date of such transaction, and (3) could incur at least $1 of additional Indebtedness in compliance with clauses (i) and (ii) of Section 8.1(f), (y) substantially all of the assets of the Borrower and its Restricted Subsidiaries shall be located and substantially all of their business shall be conducted within the United States and Canada and (z) no Default or Event of Default shall exist and be continuing; and

                           (iii)    subject to compliance with Section 12.1, the
Borrower may consolidate with or merge into any other entity if (w) the surviving entity is a corporation or limited partnership organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, with substantially all of its properties located and its business conducted (without giving effect to the properties owned by, and the business conducted by, Unrestricted Subsidiaries) within the United States and Canada, (x) such corporation or limited partnership expressly and unconditionally assumes the obligations of the Borrower under this Agreement, and the other Loan Documents and License Agreements to which the Borrower is a party, and delivers to the Agent an opinion of counsel reasonably satisfactory to the Required Banks with respect to the due authorization and execution of the related agreement of assumption and the enforceability of such agreement against such corporation or partnership and the continued effectiveness and priority of the Liens of the Security Documents, (y) immediately after giving effect to such transaction, such corporation or limited partnership (1) shall not have (without giving effect to Unrestricted Subsidiaries) a Consolidated Net Worth, determined in accordance with GAAP applied on a basis consistent with the consolidated financial statements of the Borrower most recently delivered pursuant to Section 7.1(b), of less than the Consolidated Net Worth of the Borrower immediately prior to the effectiveness of such transaction, satisfaction of this requirement to be set forth in reasonable detail in an Officers' Certificate delivered to the Agent at the time of such transaction, (2) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement (including without limitation under Section 8.1 or 8.3) on the date of such transaction and (3) could incur at least $1 of additional Indebtedness in compliance with clauses (i) and (ii) of Section 8.1(f), and (z) immediately after giving effect to such transaction no Default or Event of Default shall exist and be continuing; or

                  (b) sell, lease, abandon or otherwise dispose of all or substantially all its assets, except that:

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

                           (i)      any Restricted Subsidiary may sell, lease or
otherwise dispose of all or substantially all its assets to the Borrower or to a Wholly-Owned Restricted Subsidiary; and

                           (ii)     subject to compliance with clause (c) of
this Section 8.8, any Restricted Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets as an entirety for an aggregate consideration at least equal to the fair value thereof (as determined in good faith by the General Partner) at the time of such sale if (x) the assets being sold, leased or otherwise disposed of do not include (A) any Indebtedness of the Borrower or any other Restricted Subsidiary (other than Indebtedness which, if incurred immediately after such transaction, would be permitted under Section
8.1 (other than Section 8.1(c)) so long as such Indebtedness is held by a Person other than the Borrower or a Restricted Subsidiary), in which case such Indebtedness need not be subject to the subordination provisions required by
Section 8.1(c) or (B) any stock of or other equity interest in any other Restricted Subsidiary which is not also being simultaneously sold as an entirety in compliance with this subsection (b)(ii) or the proviso of Section 8.7 and (y) at the time of such transaction and immediately after giving effect thereto, the Borrower could incur at least $1 of additional Indebtedness in compliance with clauses (i) and (ii) of Section 8.1(f); and

                           (iii)    the Borrower may sell, lease or otherwise
dispose of all or substantially all its assets to any corporation or limited partnership into which the Borrower could be consolidated or merged in compliance with subsection (a)(iii) of this Section 8.8, provided, that each of the conditions set forth in such subsection (a)(iii) shall have been fulfilled; or

                  (c) (1) sell, lease, convey, abandon or otherwise dispose of any of its assets (except in a transaction permitted by subsection (a)(i), (a)(iii), (b)(i) or (b)(iii) of this Section 8.8 or sales of inventory in the ordinary course of business consistent with past practice), including by way of a Sale and Lease-Back Transaction, or (2) issue or sell Capital Stock of the Borrower or any Subsidiary (other than to the Borrower or a Wholly-Owned Restricted Subsidiary), in the case of either clause (1) or (2) above, whether in a single transaction or a series of related transactions (each of the foregoing non-excepted transactions, an "ASSET SALE"), unless:

                           (i)      immediately after giving effect to such
proposed disposition, no Default or Event of Default shall exist and be continuing; and

                           (ii)     one of the following two conditions shall be
satisfied:

                                    (A)      the aggregate Net Proceeds of all
                           assets so disposed of (whether or not leased back) by the Borrower and its Restricted Subsidiaries during the current fiscal year (including (x) amounts deemed to be proceeds in connection with designations of Restricted Subsidiaries as Unrestricted Subsidiaries during such fiscal year under Section 7.13, (y) Net Proceeds of dispositions of shares pursuant to
                           Section 8.7 or sales of assets pursuant to Section 8.8(b)), less the amount of all Net Proceeds of prior dispositions of assets during such fiscal year previously applied in

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                           accordance with subsection (ii)(B) of this Section
                           8.8(c), shall not exceed $10,000,000 during such fiscal year; or

                                    (B)      in the event that such Net Proceeds
                           (less the amount thereof previously applied in accordance with this subsection (ii)(B) during the current fiscal year exceed $10,000,000 (such excess Net Proceeds actually realized being herein called "EXCESS SALE PROCEEDS"), the Borrower shall within 360 days of the date of the disposal of the assets giving rise to such proceeds, cause an amount equal to such Excess Sale Proceeds to be applied (with the designation of an Unrestricted Subsidiary as a Restricted Subsidiary being deemed to be such an application to the extent of the fair value of such Restricted Subsidiary as determined in good faith by the General Partner) (x) to the acquisition of assets in replacement of the assets so disposed of or of assets which may be productively used in the United States or Canada in the conduct of the Business (and such newly acquired assets shall become part of the General Collateral and shall be subjected to the Lien of the Security Documents), or (y) to the extent not applied pursuant to the immediately preceding clause
                           (x), to the prepayment of the Obligations and Parity Debt, if any, pursuant to Section 2.7(a) hereof, all as provided in Section 4(c) of the Collateral Agency Agreement and such Section 2.7(a); and

                           (iii)    (A) the consideration received for such
assets is at least equal to their aggregate fair market value (as determined in good faith by the Board of Directors of the General Partner) at the time of such disposition and that such consideration has been applied or is being held for application in accordance with the terms of this Agreement and (B) at least 80% of the consideration therefor received is in the form of cash; provided, however, that the amount of (1) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Loans) that are assumed by the transferee of any such assets and (2) any notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are immediately converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this clause (B); and provided, further, that the 80% limitation referred to in this clause (B) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation.

Notwithstanding the foregoing, Asset Sales shall not be deemed to include (1) any transfer of assets or issuance or sale of Capital Stock by the Borrower or any Restricted Subsidiary to the Borrower or a Wholly-Owned Restricted Subsidiary, (2) any transfer of assets or issuance or sale of Capital Stock by the Borrower or any Restricted Subsidiary to any Person in exchange for other assets used in a line of business permitted under Section 7.4(c) and having a fair market value (as determined in good faith by the General Partner) not less than that of the assets so transferred or Capital Stock so issued or sold (so long as such assets shall become part of the

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General Collateral and shall be subjected to the Lien of the Security Documents)
and (3) any transfer of assets pursuant to an Investment permitted by Section
8.4.

         8.9 Use of Proceeds. (a) The Obligors will not, and will not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance Indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

                  (b) The Obligors will not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Borrower or any Affiliate of the Borrower. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "INELIGIBLE SECURITIES" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  (c) The proceeds of the Revolving Loans will be used for working capital purposes and general purposes of the Borrower and its Restricted Subsidiaries.

                  (d) The proceeds of the Acquisition Loans will be used for, as selected by the Borrower in a Notice of Borrowing, (i) the acquisition by the Borrower of companies or assets in businesses similar to the Business, and may be used, without limitation, for the payment of related fees and expenses and the retirement, repayment or refinancing of any Indebtedness incurred as part of such acquisition, including any Indebtedness assumed by the Borrower in connection with an addition of assets by way of capital contribution and (ii) in the event there is no availability under the Revolving Commitments, working capital purposes and general purposes (other than the purposes described in clause (i) above) of the Borrower and its Restricted Subsidiaries.

                  (e) The proceeds of the Swing Line Loans will be used for working capital purposes and general purposes of the Borrower and its Restricted Subsidiaries.

         8.10 Change in Business. The Borrower will not, and will not suffer or permit any Restricted Subsidiary to, engage in any material line of business substantially different from the Business.

         8.11 Accounting Changes. The Borrower will not, and will not suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary.

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         8.12     Clean Down. The Borrower will not permit the sum of (a) the outstanding Revolving Loans and (b) the outstanding Specified Acquisition Loans to exceed $30,000,000 for a period of 30 consecutive days during each fiscal year.

         8.13 Receivables. The Borrower will not, and will not permit any Restricted Subsidiary to, discount, pledge or sell (with or without recourse) any of its accounts or notes receivable, except for sales of receivables (i) made in the ordinary course of business with a face amount not to exceed $500,000 in the aggregate which have been sold and remain unpaid by the account debtors, (ii) without recourse which are seriously past due and which have been substantially written off as uncollectible or collectible only after extended delays, (iii) from a Restricted Subsidiary to the Borrower or (iv) made in connection with the sale of a business but only with respect to the receivables directly generated by the business so sold.

         8.14 Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time to exceed 4.75 to 1.00. For purposes of this Section 8.14, the Borrower may elect whether to calculate EBITDA (i) as at the end of any fiscal quarter for the four full consecutive fiscal quarters most recently ended or
(ii) as at the end of any fiscal quarter for the eight full consecutive fiscal quarters most recently ended (in which case EBITDA shall be divided by two).

         8.15 Acquisitions. After the date hereof and until the AEPLP Security Date, the Borrower will not, and will not permit any Restricted Subsidiary to, make any Acquisition unless, after giving effect to the consummation of such Acquisition (including any substantially concurrent mergers), (a) all PP&E Assets acquired in connection with such Acquisition shall be owned by the Borrower or a Restricted Subsidiary, (b) the aggregate net book value of the PP&E Assets of AEPLP and its Subsidiaries (both prior to and after giving effect to such Acquisition) shall not exceed the sum of (i) 33-1/3% of the aggregate net book value of all PP&E Assets of the Borrower and its Restricted Subsidiaries and (ii) $70,000,000 and (c) the aggregate net book value (as determined in good faith by the General Partner) of all PP&E Assets acquired by AEPLP or any of its Subsidiaries in any fiscal year pursuant to Acquisitions (other than PP&E Assets acquired with the proceeds of any prior or concurrent Capped Investments or PP&E Transfers) ("AEPLP ACQUISITIONS") shall not, together with any Capped Investments and any PP&E Transfers made in such fiscal year pursuant to Section 8.17(a) and Section 8.17(b)(iii), respectively, in the aggregate, exceed (i) $35,000,000 (the "YEARLY THRESHOLD"), plus (ii) the amount of any Carryover Threshold (such sum is referred to herein as the "PP&E ACQUISITION/INVESTMENT/TRANSFER LIMIT"). "CARRYOVER THRESHOLD" shall mean, for any fiscal year, an amount equal to the PP&E Acquisition/Investment/Transfer Limit for the prior fiscal year minus the aggregate AEPLP Acquisitions, Capped Investments and PP&E Transfers in such prior fiscal year, provided, that the Carryover Threshold shall in no event exceed $100,000,000. As June 30, 2003, the Carryover Threshold was $70,000,000 and the PP&E Acquisition/Investment/Transfer Limit for the period ending June 30, 2003 was $102,000,000.

         8.16 Limitation on Restricted Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into, or suffer to exist, any agreement (other than the National Propane Purchase Agreement) with any Person which, directly or indirectly, prohibits or limits the ability of any Restricted Subsidiary to (a) pay dividends or make other distributions to the

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Borrower or prepay any Indebtedness owed to the Borrower, (b) make loans or advances to the Borrower or (c) transfer any of its properties or assets to the Borrower.

         8.17 AEPLP. Notwithstanding anything in this Agreement to the contrary (including the final paragraph of Section 8.8 hereof), until the first date as of which (i) the property and assets of AEPLP and each of its Subsidiaries have become part of the General Collateral and are subjected to the Lien of the Security Documents and (ii) AEPLP and each of its Subsidiaries have become guarantors under the Subsidiary Guarantee and assignors under the Subsidiary Security Agreement in accordance with Section 7.9 and 7.11 hereof (such date, the "AEPLP SECURITY DATE"), provided, that (A) the security interest granted by AEPLP pursuant to the Subsidiary Security Agreement may be subject and subordinate to the first priority Lien on the assets of AEPLP held by the Borrower to secure the obligations of AEPLP under the Intercompany Note and the Intercompany Loan Agreement, upon terms and conditions satisfactory to the Collateral Agent, (B) the security interest granted by any Subsidiary of AEPLP pursuant to the Subsidiary Security Agreement may be subject and subordinate to the first priority Lien on the assets of such Subsidiary held by the Borrower to secure the obligation of such Subsidiary to guarantee (the "AEPLP SUBSIDIARY GUARANTY") the obligations of AEPLP under the Intercompany Note and the Intercompany Loan Agreement, upon terms and conditions satisfactory to the Collateral Agent, (C) the Subsidiary Guarantee of each Subsidiary of AEPLP may be subject and subordinate to the guaranty of such Subsidiary in favor of the Borrower pursuant to the AEPLP Subsidiary Guaranty of such Subsidiary, upon terms and conditions satisfactory to the Collateral Agent, and (D) the Subsidiary Guarantee of AEPLP may be subject and subordinate to the obligations of AEPLP under the Intercompany Note and the Intercompany Loan, upon terms and conditions satisfactory to the Collateral Agent:

                  (a) Investments. The Borrower will not, and will not permit any Restricted Subsidiary (other than AEPLP and its Subsidiaries) (each, a "NON-AEPLP RESTRICTED SUBSIDIARY") to, directly or indirectly, make or own any Investment in AEPLP or any of its Subsidiaries, except for Investments in AEPLP or its Subsidiaries permitted under Sections 8.4(b), (c), (d), (e), (i) and (j) and Section 8.17(b) hereof; provided, however, that the aggregate net book value (as determined in good faith by the General Partner) of all such Investments made pursuant to Sections 8.4(b) and (c) (the "CAPPED INVESTMENTS") in any fiscal year shall not, together with any AEPLP Acquisitions and PP&E Transfers made in such fiscal year pursuant to Section 8.15 and Section 8.17(b)(iii), respectively, in the aggregate, exceed the PP&E Acquisition/Investment/Transfer Limit for such fiscal year.

                  (b) Asset Transfers. The Borrower will not, and will not permit any Non-AEPLP Restricted Subsidiary to, directly or indirectly, sell, lease, convey or otherwise transfer, directly or indirectly, any of its assets to AEPLP or any Subsidiary of AEPLP, including by way of a Sale and Lease-Back Transaction (each, a "TRANSFER"), except that:

                           (i)      the Borrower may, and may permit any
non-AEPLP Restricted Subsidiary to, Transfer to AEPLP or any of its Subsidiaries assets, provided, that (A) such assets ("NON-PP&E ASSETS") would not, in accordance with the past practice of the Borrower, be classified and accounted for as "property, plant and equipment" on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries, (B) the consideration paid by AEPLP or its Subsidiaries to the Borrower or a Non-AEPLP Restricted Subsidiary for such Non-PP&E

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Assets is at least equal to the transferor's aggregate net book value therefor and (C) the aggregate amount of propane inventory (by number of gallons) of AEPLP and its Subsidiaries shall not at any time exceed 40% of the aggregate amount of propane inventory (by number of gallons) of the Borrower and the Restricted Subsidiaries;

                           (ii)     the Borrower may, and may permit any
Non-AEPLP Restricted Subsidiary to, Transfer to AEPLP or any of its Subsidiaries assets in exchange for other assets used in the line of business permitted under
Section 8.10 and having a fair market value (as determined in good faith by the General Partner, and the Managing General Partner (as defined in the AEPLP Partnership Agreement) of AEPLP) not less than that of the assets so Transferred (so long as the assets Transferred to the Non-AEPLP Restricted Subsidiary or to the Borrower shall become part of the General Collateral and shall be subjected to the Lien of the Security Documents);

                           (iii)    the Borrower may, and may permit any
Non-AEPLP Restricted Subsidiary to, Transfer (a "PP&E TRANSFER") to AEPLP or any of its Subsidiaries PP&E Assets (together with associated working capital), provided, that (A) the aggregate net book value (as determined in good faith by the General Partner) of all PP&E Assets that are Transferred by the Borrower or a Non-AEPLP Restricted Subsidiary to AEPLP or any of its Subsidiaries in any fiscal year shall not, together with any AEPLP Acquisitions and Capped Investments made in such fiscal year pursuant to Section 8.15 and Section 8.17(a), respectively, in the aggregate, exceed the PP&E Acquisition/Investment/Transfer Limit for such fiscal year; (B) the consideration paid by AEPLP or its Subsidiaries to the Borrower or any Non-AEPLP Restricted Subsidiary for such PP&E Assets is at least equal to the transferor's net book value therefor; (C) the aggregate net book value of all PP&E Assets of AEPLP and its Subsidiaries shall not at any time exceed the sum of (i) 33-1/3% of the aggregate net book value of all PP&E Assets of the Borrower and its Restricted Subsidiaries and (ii) $70,000,000;

                           (iv)     the limitations contained in Sections
8.15(b) and (c) and Sections 8.17(b)(iii)(A) and (C) shall not apply to or prohibit or otherwise restrict (A) any Investment in AEPLP or any of its Subsidiaries permitted by Section 8.17(a), (B) any lease of real or personal property from the Borrower or a Restricted Subsidiary (other than AEPLP and its Subsidiaries), as lessor, to AEPLP or a Subsidiary of AEPLP, as lessee, where the interest of the lessee in the leased assets is expressly subject to the Liens created by the Security Documents securing Indebtedness evidenced by the Notes, (C) any Transfer of assets by the Borrower or any Non-AEPLP Restricted Subsidiary to AEPLP or any of its Subsidiaries if (1) such assets consist of the proceeds, or assets purchased or subsequently funded with the proceeds, of a sale of equity interests or debt of the Public Partnership or the General Partner to an entity other than the Borrower or any Restricted Subsidiaries, (2) such Transfer is made within one year of such equity or debt sale and (3) in the case of a subsequent funding, such proceeds are used to repay Parity Debt of the Borrower (other than Indebtedness incurred previously pursuant to Section 8.1(e) or (to the extent such Indebtedness incurred pursuant to Section 8.1(f) is used to repay Indebtedness or letter of credit obligations incurred and outstanding under the Revolving Credit Facility) 8.1(f)) or Indebtedness incurred by the Borrower to make Acquisitions of assets that have been Transferred to AEPLP, or
(D) any AEPLP Acquisition (1) if the assets acquired are purchased in exchange for equity interests or debt of the Public Partnership or the General Partner or
(2)(x) if the assets acquired are purchased or subsequently funded with the proceeds of

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a sale of equity interests or debt by the Public Partnership or the General
Partner to an entity other than the Borrower or any Restricted Subsidiary, (y) such AEPLP Acquisition is made within one year of such equity or debt sale and
(z) in the case of a subsequent funding, such proceeds are used to repay Parity Debt of the Borrower (other than Indebtedness incurred pursuant to Section 8.1(e) or (to the extent such Indebtedness incurred pursuant to Section 8.1(f) is used to repay Indebtedness or letter of credit obligations incurred and outstanding under the Revolving Credit Facility) 8.1(f)) or Indebtedness incurred by AEPLP (and owing to the Borrower) or the Borrower to make AEPLP Acquisitions.

                  (c) AEPLP Partnership Agreement. The Borrower will not, and will cause its Subsidiaries to not, (i) permit the AEPLP Partnership Agreement, as in effect on the date hereof, to be amended, modified or supplemented in any respect if such amendment, modification or supplement would adversely affect the rights or powers of the Managing General Partner, or any successor General Partner (each as defined in the AEPLP Partnership Agreement), with respect to the liquidation, dissolution or winding-up of the affairs of AEPLP or any disposition of assets, discharge of liabilities or distribution of assets in connection therewith (including but not limited to any modification to Section 12.1 of the Partnership Agreement) or (ii) permit AEPLP to admit any Person as a Class A Limited Partner or any Managing General Partner (as defined in the AEPLP Partnership Agreement) unless all of the capital stock of such Person has been pledged to the Collateral Agent for the benefit of the Banks and the other holders of Parity Debt.

                  (d) Trade Accounts Payable. The Borrower will not permit AEPLP and its Subsidiaries to create, incur, assume or otherwise become or remain directly or indirectly liable with respect to an aggregate amount of trade accounts payable (including but not limited to amounts owed under equipment leases) in excess of $15,000,000 at any time, provided, that the amount of any (a) AEPLP Taxes, fines or penalties owing by AEPLP and its Subsidiaries to any Governmental Authority and (b) obligations of AEPLP and its Subsidiaries owing to the Borrower or any Restricted Subsidiary, shall in each case be excluded from the calculation of the aggregate amount of trade accounts payables pursuant to this Section 8.17(d).

In addition, both prior to and after the AEPLP Security Date, the Borrower will not, and will cause its Subsidiaries to not, permit the Intercompany Note to be amended, modified or supplemented in any respect if such amendment, modification or supplement would materially and adversely affect the rights of the holder of the Intercompany Note (in its capacity as a holder of the Intercompany Note), including, without limitation, any modification of the July 19, 2009, maturity date of the outstanding principal amount thereunder.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         9.1 Event of Default. Any of the following shall constitute an "EVENT OF DEFAULT":

                  (a) Non-Payment. The Borrower fails to pay the Agent or any Bank or the Issuing Bank, (i) when and as required to be paid herein, any amount of principal of any Loan or L/C Borrowing, or (ii) within 5 days after the same becomes due, any interest, fee, or any other amount payable to the Agent or the Banks hereunder or under any other Loan Document; or

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                  (b)      Representation or Warranty. Any representation or
warranty made in writing by any Obligor, or any Restricted Subsidiary made or deemed made herein, in any other Loan Document, or in any License Agreements, or which is contained in any certificate, financial statement or other document of such Obligor or such Restricted Subsidiary required to be delivered hereunder, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Specific Defaults. There shall be a default in the performance of, or compliance with, any term contained in Section 7.1(g) or any of Sections 8.1 through 8.8, inclusive, 7.4(a)(i), 8.14 (and, in the case of the first sentence of Section 8.14, such default shall continue unremedied for 30 days) and 8.17, provided, however, that with respect to (i) incurrence of Indebtedness in violation of Section 8.1 in an aggregate outstanding principal amount which is less than $5,000,000, (ii) incurrence of a Lien in violation of
Section 8.3 which secures Indebtedness which is in an aggregate outstanding principal amount of less than $5,000,000, (iii) transactions with an Affiliate in violation of Section 8.6 involving an aggregate amount of less than $2,000,000, (iv) the making of any Investment or creation of a Contingent Obligation in violation of Section 8.4 involving an aggregate amount of less than $2,000,000, or (v) the entering into of any transaction in violation of
Section 8.7 involving an aggregate amount of less than $2,000,000, there shall be no Event of Default hereunder unless the aggregate amount of all violations under clauses (i) through (v) exceeds $8,000,000 on any date of determination or any such violation shall remain uncured for 30 days after a Responsible Officer becomes aware of any such violation; or

                  (d) Other Defaults. Any Obligor, or any Restricted Subsidiary fails to perform or observe any other term or covenant contained in this Agreement, any other Loan Document, or in any License Agreements, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Obligors by the Agent or the Required Banks; provided, however, that defaults under any Mortgage shall not constitute an Event of Default under this subsection (d) unless such default shall not have been remedied within the applicable 30-day period and when aggregated with all other defaults described in this proviso (w) applies to at least 17 Mortgages, or (x) applies to Mortgages covering Mortgaged Property having an aggregate fair market value at the time of at least $1,000,000, or (y) would cost in excess of $1,000,000 to cure or would present a reasonable likelihood of resulting in liability to the Borrower or the Restricted Subsidiaries in excess of $1,000,000 or (z) would result in a Material Adverse Effect; or

                  (e) Cross-Default. The Borrower, any Restricted Subsidiary, the General Partner, any of its Subsidiaries or the Public Partnership or any of its Subsidiaries (other than the Partnership Unrestricted Subsidiaries) (as principal or guarantor or other surety) shall default in the payment of any amount of principal of or premium or interest on any Parity Debt or any other Indebtedness, other than the Obligations (regardless of whether or not such payment default shall have been waived by the holders of such Indebtedness); or any event shall occur or condition shall exist in respect of any Indebtedness of the Borrower, any Restricted Subsidiary, the General Partner, any of its Subsidiaries or the Public Partnership or any of its Subsidiaries (other than the Partnership Unrestricted Subsidiaries) or under any evidence of any such Indebtedness or under any mortgage, indenture or other agreement relating thereto, and the effect of such event or

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condition is to cause (or to permit one or more Persons to cause) such
Indebtedness to become due or be repurchased or repaid before its stated maturity or before its regularly scheduled dates of payment (other than pursuant to mandatory prepayment provisions pursuant to a (1) Change of Control or similar transaction or (2) prepayment under circumstances and on terms substantially identical to, and not inconsistent with, Section 9.3(b) of each of the First Mortgage Note Agreements to the extent it relates to Excess Taking Proceeds, as defined therein, or Section 8.8(c)(ii) hereof to the extent it relates to Excess Sale Proceeds, in each case not involving a default) or to permit the holders thereof to cause the Borrower, any Restricted Subsidiary, the General Partner, any of its Subsidiaries or the Public Partnership or any of its Subsidiaries (other than the Partnership Unrestricted Subsidiaries) to repurchase or repay such Indebtedness (other than pursuant to mandatory prepayment provisions pursuant to a (1) Change of Control or similar transaction or (2) prepayment under circumstances and on terms substantially identical to, and not inconsistent with, Section 9.3(b) of each of the First Mortgage Note Agreements to the extent it related to Excess Taking Proceeds, as defined therein, or Section 8.3(c)(ii) to the extent it relates to Excess Sale Proceeds, in each case not involving a default), and such default, event or condition shall continue for more than the period of grace, if any, specified therein (regardless of whether or not such default, event or condition shall have been waived by the holders of such Indebtedness); provided, that the aggregate principal amount of all Indebtedness as to which such a default (payment or other), event or condition shall occur or exist exceeds $7,500,000; or

                  (f) Insolvency Voluntary Proceedings. Any Obligors, or any Significant Subsidiary Group (i) ceases or fails to be solvent, or admits in writing its inability to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Obligor, or any Significant Subsidiary Group, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Obligor's, or any such Significant Subsidiary Group's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Obligor, or any such Significant Subsidiary Group admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Obligor, or any such Significant Subsidiary Group acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  (h) Judgments. Any judgment or order for the payment of money in excess of $9,000,000 and not covered by insurance shall be rendered against any of the Obligors or any Significant Subsidiary Group, and either

                           (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

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                           (b)      there shall be any period of 60 consecutive
         days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and prior to the expiration of such 60-day period, the judgment shall not have been discharged.

                  (i) Pension Plans. Any of the following events shall occur with respect to any Pension Plan and such events, either alone or together, present a reasonable likelihood of having a Material Adverse Effect:

                           (a) the institution of any steps by any Obligor, or any other Person to terminate a Pension Plan maintained or sponsored by an Obligor, or any Subsidiary of an Obligor; or

                           (b)      an ERISA Event.

                  (j)      Change of Control. There occurs any Change of
Control; or

                  (k) Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms) in whole or in part, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto, except to the extent that the assets of the Borrower or any of its Restricted Subsidiaries which are secured by the Liens which are terminated, no longer effective or no longer enforceable obligations of such Credit Party are not, individually or in the aggregate, material to the business of the Borrower and its Restricted Subsidiaries taken as a whole; the Borrower, General Partner, Petrolane or any other Credit Party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or any Lien on property material to the business of the Borrower and its Restricted Subsidiaries taken as a whole securing any Obligations shall, in whole or in part, cease to be a perfected first priority Lien except as permitted by this Agreement.

         9.2 Remedies. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Banks, take any or all of the following actions:

                  (a) declare the commitment of each Bank to make Loans (including the Swing Ling Bank to make Swing Line Loans) and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors;

                  (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Effective Amount thereof); and

                  (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

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provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Agent or any Bank.

         9.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

         9.4 Application of Funds. Subject to the terms of the Collateral Agency Agreement, after the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.2), any amounts received on account of the Obligations shall be applied by the Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article IV) payable to the Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Banks (including Attorney Costs and amounts payable under Article IV), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Banks in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Banks in proportion to the respective amounts described in this clause Fourth held by them;

         Fifth, to the Agent for the account of the Issuing Bank, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

Subject to Section 3.3(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied in accordance herewith and with the other Loan Documents to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully

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drawn or expired, such remaining amount shall be applied in accordance herewith and with the other Loan Documents to the other Obligations, if any, in the order set forth above.

                                   ARTICLE X

                                   THE AGENT

         10.1 Appointment and Authorization. (a) Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities
(i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Article X and in the definition of "Agent-Related Person" included the Issuing Bank with respect to such acts or omissions, and
(ii) as additionally provided herein with respect to the Issuing Bank.

         10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         10.3 Liability of Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan

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Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

         10.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks (or such greater number of Banks as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank.

         10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be directed by the Required Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

         10.6 Credit Decision. Each Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such

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documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent herein, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         10.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Agent.

         10.8 Agent in Individual Capacity. Wachovia and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Wachovia were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Wachovia or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its

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Loans, Wachovia shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Agent or the Issuing Bank, and the terms "Bank" and "Banks" include Wachovia in its individual capacity.

         10.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks; provided, that any such resignation by Wachovia shall also constitute its resignation as Issuing Bank and Swing Line Bank. If the Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Agent, Issuing Bank and Swing Line Bank and the respective terms "Agent," "Issuing Bank" and "Swing Line Bank" shall mean such successor administrative agent, Letter of Credit issuer and swing line bank, and the retiring Agent's appointment, powers and duties as Agent shall be terminated and the retiring Issuing Bank's and Swing Line Bank's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Bank, Swing Line Bank or any other Bank, other than the obligation of the successor Issuing Bank to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 12.4 and 12.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor administrative agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

         10.10 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Agent and their respective agents and counsel and all other amounts due the Banks and the Agent under Sections 2.10, 3.8 and 11.4) allowed in such judicial proceeding; and

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                  (b)      to collect and receive any monies or other property
payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.10 and 12.4.

         Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding.

         10.11 Collateral and Guaranty Matters. The Banks irrevocably authorize the Agent, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to
Section 12.1, if approved, authorized or ratified in writing by the Required Banks;

                  (b) to subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Purchase Money Lien;

                  (c) to release any Restricted Subsidiary from its obligations under the Subsidiary Guarantee if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

                  (d) to enter into the Collateral Agency Agreement and agree to be bound by the terms thereof.

Upon request by the Agent at any time, each Bank will confirm in writing the Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Restricted Subsidiary from its obligations under the Subsidiary Guarantee pursuant to this Section 10.11.

         10.12 Other Agents; Arrangers and Managers. None of the Banks or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "co-documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Banks, those applicable to all Banks as such. Without limiting the foregoing, none of the Banks or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has

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not relied, and will not rely, on any of the Banks or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         10.13 Withholding Tax. (a) (i) Each Bank that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "FOREIGN BANK") shall deliver to the Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Bank and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Bank by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Bank by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Agent that such Foreign Bank is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Bank shall (A) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Bank by the Borrower pursuant to this Agreement, (B) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Bank.

                           (ii)     Each Foreign Bank, to the extent it does not
act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Bank under any of the Loan Documents (for example, in the case of a typical participation by such Bank), shall deliver to the Agent on the date when such Foreign Bank ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Bank as set forth above, to establish the portion of any such sums paid or payable with respect to which such Bank acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Bank chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Bank is not acting for its own account with respect to a portion of any such sums payable to such Bank.

                           (iii)    The Borrower shall not be required to pay
any additional amount to any Foreign Bank under Section 4.1 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Bank transmits with an IRS Form W-8BEN, W-8ECI or W-8IMY pursuant to this Section 10.13(a) or (B) if such Bank shall have failed to satisfy the foregoing provisions of this Section 10.13(a); provided that if such Bank shall have satisfied the requirement of this Section 10.13(a) on the

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date such Bank became a Bank or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.13(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to
Section 4.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Bank is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Bank or other Person for the account of which such Bank receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                           (iv)     The Agent may, without reduction, withhold
any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under Section 4.1.

                  (b) Upon the request of the Agent, each Bank that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Agent two duly signed completed copies of IRS Form W-9. If such Bank fails to deliver such forms, then the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

                  (c) If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Bank, such Bank shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Agent. The obligation of the Banks under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Agent.

                                   ARTICLE XI

                                    GUARANTEE

         11.1 Each Guaranteed Obligation. (a) Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees the Obligations; provided, however, that each Guarantor shall be liable under this Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Agreement, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. Each Guarantor understands, agrees and confirms that the Agent may enforce this Article XI up to the full amount of the Obligations against each Guarantor, subject as aforesaid, without proceeding against the Borrower, against any security for the Obligations, or under any other Guaranty covering the Obligations.

         (b) This Article XI shall be subject to the terms of the Collateral Agency Agreement.

         11.2 Obligations Exclusive. The liability of each Guarantor hereunder is exclusive and independent of any security for or other Guaranty Obligation of the Obligations whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and

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the liability of each Guarantor hereunder shall not be affected or impaired by
(a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other Guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Indebtedness of the Borrower, or (c) any payment on or in reduction of any such other Guaranty Obligation or undertaking except to the extent such payment is applied to the Obligations or such reduction results from application of a payment to the Obligations, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Bank or the Agent on the amounts which the Banks or the Agent repay the Borrower pursuant to a court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         11.3 Obligations Independent. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

         11.4 Waiver of Notice. Each Guarantor hereby waives notice of acceptance of this Agreement and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Agent or any Bank against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor).

         11.5 Guarantee of Payment. This Agreement is a guarantee of payment and not of collection. The Agent or any Bank may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

        (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guarantee made in this Agreement shall apply to the Obligations as so changed, extended, renewed or altered;

        (ii) sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

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        (iii)   exercise or refrain from exercising any rights against the
                Borrower or any Guarantor or others or otherwise act or refrain from acting;

        (iv) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

        (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Banks regardless of what liabilities of the Borrower remain unpaid;

        (vi) consent to or waive any breach of, or any act, omission or default under, this Agreement, any of the First Mortgage Notes, the First Mortgage Note Agreements, the Bank Notes, the Parity Debt, the Parity Debt Agreements, the Security Documents, the other Financing Agreements (as such terms not defined herein are defined in the Collateral Agency Agreement) or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement this Agreement, the First Mortgage Notes, the Note Agreements, the Bank Notes, the Parity Debt, the Parity Debt Agreements, the Security Documents, the other Financing Agreements or any of such other instruments or agreements; and/or

        (vii) fail to perfect any Lien granted to the Agent or to or for the benefit of any of the Banks to secure any of the Obligations.

         11.6 Obligations Unconditional. (a) The obligations of each Guarantor under this Agreement are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated (except in accordance with the terms hereof) or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation: (i) any action or inaction by the Agent or the Banks as contemplated in Section 11.5; (ii) any invalidity, irregularity or unenforceability of all or part of the Obligations or of any security therefor; or (iii) to the extent permitted by applicable law, any other act or circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor. The obligations of each Guarantor hereunder are primary obligations of each Guarantor.

                  (b) The obligations of each Guarantor hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise returned by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

         11.7 Continuing Guarantee. This Agreement is a continuing one and all liabilities to which it applies (or may apply) under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any

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single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Guarantor in any case shall (i) entitle such Guarantor to any other further notice or demand in similar or other circumstances except for any notice or demand required hereunder or under any Subsidiary Security Agreement entered into by such Guarantor or (ii) constitute a waiver of the rights of the Agent or any Bank to any other or further action in any circumstances without notice or demand. It is not necessary for the Agent or any Bank to inquire into the capacity or powers of the officers, directors, partners or agents acting or purporting to act on behalf of any Guarantor or the Borrower, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         11.8 Subordination. Any Indebtedness of the Borrower now or hereafter held by any Guarantor, whether arising by subrogation, contribution or otherwise, is hereby subordinated to the Obligations as provided for below; and such Indebtedness of the Borrower to any Guarantor, if the Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Banks and be paid over to the Agent on account of the Obligations, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Agreement. Prior to the transfer to any non-Affiliate by any Guarantor of any note or negotiable instrument evidencing any Indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend, acceptable to the Agent, that the same is subject to this subordination.

         11.9 Exhaustion of Remedies. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Agent or the Banks to (i) proceed against the Borrower, any other Guarantor or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor or any other Person or (iii) pursue any other remedy in the Agent's or the Banks' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor or any other Person other than payment in full of the Obligations, including without limitation any defense based on or arising out of the disability of the Borrower, any other Guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. The Agent or the Collateral Agent, as the case may be, on behalf of the Banks may, at its election, foreclose on any security held by the Agent, the Collateral Agent or the Banks by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent, the Collateral Agent or the Banks may have against the Borrower or any other Person, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Agent, the Collateral Agent or the Banks, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Person or any security.

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                  (b)      Each Guarantor waives all presentments, demands for
performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Agreement, and notices of the existence, creation or incurring of new or additional Indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Agent and the Banks shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

                  (c) Each Guarantor understands, is aware and hereby acknowledges that to the extent the Obligations are secured by real property located in the State of California, such Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing each Guarantor's or the Agent's or any Bank's right to proceed against the Borrower. Each Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under Section 2809 of the California Civil Code purporting to reduce a guarantor's obligation in proportion to the principal obligation. Each Guarantor hereby waives all rights and benefits under Section 580a of the California Code of Civil Procedure purporting to limit the amount of any deficiency judgment which might be recoverable following the occurrence of a trustee's sale under a deed of trust and all rights and benefits under Section 580b of the California Code of Civil Procedure stating that no deficiency judgment may be recovered on a real property purchase money obligation. Each Guarantor further understands, is aware and hereby acknowledges that if the Agent (or the Collateral Agent) on behalf of the Banks elects to nonjudicially foreclose on any real property security located in the State of California, any right of subrogation of the Guarantors against the Agent, the Collateral Agent or the Banks may be impaired or extinguished and that as a result of such impairment or extinguishment of subrogation rights, each Guarantor will have a defense to a deficiency judgment arising out of the operation of (i) Section 580d of the California Code of Civil Procedure which states that no deficiency judgment may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, and (ii) related principles of estoppel. To the fullest extent permitted by law, each Guarantor hereby waives all rights and benefits and any defense arising out of the operation of Section 580d of the California Code of Civil Procedure and related principles of estoppel, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security. In addition, each Guarantor hereby waives, to the fullest extent permitted by applicable law and without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Section 726 of the California Code of Civil Procedure and all rights and benefits which might otherwise be available to such Guarantor under California Civil Code Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845,
2848, 2849, 2850, 2899, 3275 and 3433 (and any analogous or successor provisions to such Sections). Furthermore, each Guarantor hereby waives, to the fullest extent permitted by law, the benefits of the provisions of Nevada Revised Statutes Sections 40.430 et seq., 40.451 et seq., and 40.465 et seq. (and any analogous or successor provisions to such Sections).

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                  (d)      Each Guarantor agrees that, as between such Guarantor
and the Agent and Banks, the Obligations may be declared to be forthwith due and payable (and shall be deemed to have become automatically due and payable) in accordance with the terms thereof for purposes of Section 11.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable) such Obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by each Guarantor for purposes of Section 11.1.

         11.10 Reinstatement. If claim is ever made upon the Agent or any Bank for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                                  ARTICLE XII

                                 MISCELLANEOUS

         12.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Obligor or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Banks and the Borrower, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all the Banks and the Borrower do any of the following:

                  (a)      waive any condition set forth in subsection (a), (b),
(c)(i), (d), (e), (f), (h), (i), (j), (k), (l), (m), (n) or (o) of Section 5.1
without the written consent of each Bank;

                  (b) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.2);

                  (c) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document

                  (d) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iv) below) any fees or other amounts payable hereunder or under any other Loan Document;

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                  (e)      change the definition of "Required Banks" or change
the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                  (f) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks; or

                  (g) release all or substantially all the collateral securing the Obligations;

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Documents relating to any Letter of Credit Issued or to be Issued by it, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank in addition to the Banks required above, affect the rights or duties of the Swing Line Bank under this Agreement and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

In connection with a proposed merger, consolidation or sale of all or substantially all of the assets of the Borrower in accordance with Section 8.8(a)(iii) or (b)(iii) to a corporation, the parties agree (i) to effect, simultaneously with such transaction, all necessary and appropriate modifications to the terms and conditions of this Agreement and the other Loan Documents and License Agreements to which it is a party (including without limitation the ability of the Borrower to make payments under Section 8.5, taking into account the effect of any change in the tax status of the Borrower on its financial condition and the applicable financial covenants) to reflect the corporate existence of such successor corporation and any other matters in form acceptable to the Required Banks, provided, that such modified terms and conditions convey to the parties substantially the same rights and obligations provided under the Loan Documents and License Agreements to which it is a party immediately prior to such transaction, and (ii) that any Default described in
Section 9.1(j) which would result from such transaction shall not be asserted by the Agent or any Bank if after giving effect to such transaction UGI shall own directly or indirectly at least 51% of the voting shares of the corporation that is the successor to the Borrower.

In the event a Bank or Participant (as hereinafter defined) shall refuse to enter into or consent to any amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, and such Bank's or Participant's consent is necessary for such amendment, waiver or modification to become effective, the Borrower may pay Obligations (including, with respect to Letter of Credit, cash collateralization of an interest therein) outstanding to any such nonconsenting Bank or to any Originating Bank having participated interests to any such nonconsenting Participant and reduce or eliminate any such Bank's Commitment; provided, that the Borrower may take such action only if Banks representing at least 80% of the outstanding Commitments necessary therefor have entered into or consented to such amendment, waiver or modification and no Default or Event of Default then exists.

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         12.2     Notices and Other Communications; Facsimile Copies. (a)
General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, if to the Borrower, the Agent, the Issuing Bank, the Swing Line Bank or any Bank, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 12.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Agent, the Issuing Bank and the Swing Line Bank pursuant to Articles II and III shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Credit Parties, the Agent and the Banks. The Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.1, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

                  (d) Reliance by Agent and Banks. The Agent and the Banks shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

         12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege

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hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         12.4     Costs and Expenses. The Borrower shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Wachovia (including in its capacity as Agent) within five Business Days after demand and receipt by the Borrower of reasonable supporting documentation (subject to Section 5.1(d)) for all reasonable costs and expenses incurred by Wachovia (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs (excluding allocated costs of internal legal counsel) incurred by Wachovia (including in its capacity as Agent) with respect thereto; and

                  (b) pay or reimburse the Agent within five Business Days after demand and receipt by the Borrower of reasonable supporting documentation for all reasonable costs and expenses incurred by the Agent in connection with any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by the Agent with respect thereto (provided, that the fees of any law firm or other external counsel, and the allocated costs of internal legal services, shall not both be reimbursed with respect to any amendment, supplement, waiver or modification relating to the same or any substantially similar matter); and

                  (c) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand and receipt by the Borrower of reasonable supporting documentation (subject to Section 5.1(g)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

The foregoing costs and expenses shall include all search, filing, recording, title insurance and fees and taxes related thereto incurred by the Agent, and, with respect to those costs and expenses referred to in Section 12.4(b) or 12.4(c) above, the reasonable cost of independent public accountants, appraisers and other outside experts retained by the Agent. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

         12.5 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Obligors shall indemnify and hold harmless each Agent-Related Person, the Arranger, the Issuing Bank, the Collateral Agent, each Bank and their respective affiliates, directors, officers, employees and agents (collectively, the "INDEMNIFIED PARTIES") from and

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against any and all losses, claims, damages (other than consequential or exemplary damages), liabilities and reasonable out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel, amounts paid in settlement and court costs) (collectively, the "INDEMNIFIED LIABILITIES") which may be incurred by any such Indemnified Party as a result of a claim by a third party or asserted by a third party against any such Indemnified Party, in each case, in connection with or arising out of or in any way relating to or resulting from any transaction or proposed transaction (whether or not consummated) contemplated to be financed with the proceeds of any Loan or other financial accommodation contemplated hereby, and the Obligors hereby agree to reimburse each such Indemnified Party for any Attorneys' Costs or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any action or proceeding (whether or not such Indemnified Party is a party to such action or proceeding) out of which any such losses, claims, damages, liabilities or expenses may arise; provided, however, that the Obligors shall not be required to reimburse the expenses of more than one counsel for all Indemnified Parties except to the extent that different Indemnified Parties shall have conflicting interests. Notwithstanding anything herein to the contrary, the Obligors shall not be liable or responsible for losses, claims, damages, costs and expenses incurred by any Indemnified Party arising out of or relating to such Indemnified Party's own gross negligence or willful misconduct. If for any reason the indemnification provided for herein is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated hereby, then the Obligors hereby agree to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Obligors, on the one hand, and such Indemnified Party, on the other hand, and also the respective fault of the Obligors, on the one hand, and such Indemnified Party, on the other hand, as the case may be, as well as any other relevant equitable considerations. This
Section 12.5 shall survive the termination of this Agreement.

         12.6 Liability. (a) The liability of the Obligors hereunder and under the Loan Documents shall be absolute, unconditional and irrevocable irrespective of:

                           (i)      any lack of validity, legality or
enforceability of this Agreement, any Note or any other Loan Document;

                           (ii)     the failure of any Bank

                                    (A)      to enforce any right or remedy
                           against any other Person (including any guarantor) under the provisions of this Agreement, the Note, any other Loan Document or otherwise, or

                                    (B)      to exercise any right or remedy
                           against any guarantor of, or collateral securing, any Obligations;

                           (iii)    any change in the time, manner or place of
payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations;

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                           (iv)     any reduction, limitation, impairment or
termination of any Obligations with respect to any other Credit Party for any reason including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any other Credit Party;

                           (v)      any addition, exchange, release, surrender
or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by any Bank securing any of the Obligations; or

                           (vi)     any other circumstance which might otherwise
constitute a defense available to, or a legal or equitable discharge of, any other Credit Party, any surety or any guarantor.

The Borrower agrees that its liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by any Bank, upon the insolvency, bankruptcy or reorganization of the Borrower as though such payment had not been made.

The Obligors hereby expressly waive: (a) notice of the Banks' acceptance of this Agreement; (b) notice of the existence or creation or non-payment of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement and (d) all diligence in collection or protection of or realization upon the Obligations or any thereof any obligation hereunder, or any security for or guaranty of any of the foregoing.

No delay on any of the Banks' part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Banks of any right or remedy, shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of any of the Banks permitted hereunder shall in any way affect or impair any such Banks' rights or Obligors' obligations under this Agreement.

Each Obligor hereby represents and warrants to each of the Banks that it now has and will continue to have independent means of obtaining information concerning the other Obligors' affairs, financial condition and business. The Banks shall not have any duty or responsibility to provide any Obligor with any credit or other information concerning the Obligors' Subsidiaries' affairs, financial condition or business which may come into the Banks' possession. Each of the Obligors agrees that any action or notice which is required or authorized to be taken or given or received under this Agreement or any of the Loan Documents shall be taken, given or received by the Borrower acting on behalf of the other Credit Parties (and not by Petrolane or the General Partner), and the other Credit Parties agree to be bound by, and authorizes the Agent and each Bank to rely upon, any such action or notice as if fully authorized by each of the Obligors.

         12.7 Payments Set Aside. To the extent that the Borrower makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment

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or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         12.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Obligors may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank. Any attempted assignment in violation of this provision shall be null and void.

         12.9 Assignments, Participations. etc. (a) Any Bank may, with the written consent of the Borrower, the Agent and the Issuing Bank, which consent of the Borrower shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided, that no written consent of the Borrower, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to (x) an Eligible Assignee that is an Affiliate of such Bank or (y) another Bank (each an "ASSIGNEE")) all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Borrower, the Agent and the Issuing Bank may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower, the Agent and the Issuing Bank by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower, the Agent and the Issuing Bank an Assignment and Acceptance in the form of Exhibit F (an "ASSIGNMENT AND ACCEPTANCE") and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $4,000; and provided, further, each Bank's Pro Rata Share shall be the same in each type of Commitment.

                  (b) From and after the date that the Agent notifies the assignor Bank that it has received (and the Borrower, the Agent and the Issuing Bank have provided their consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the

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benefits of Sections 4.1, 4.3, 4.4, 12.4 and 12.5 with respect to facts and circumstances occurring prior to the effective date of such assignment).

                  (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided, that the Borrower consents to such assignment in accordance with Section 12.9(a)), the Borrower shall, if requested by the Assignee or the assignor Bank thereunder, execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Commitments and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank) and the assignor Bank shall deliver its Note or Notes marked "exchanged" or "cancelled," as applicable, to the Agent. Immediately upon payment of the processing fee payment under the Assignment and Acceptance and the satisfaction of the other conditions set forth in Section 12.9(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                  (d) The Agent shall maintain at its address referred to in Schedule 12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan or other obligations shall be effective only upon an entry with respect thereto being made in the Register.

                  (e) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "ORIGINATING BANK") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Bank's obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Agent, the Issuing Bank and the other Banks shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.1 that directly affects such Participant. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3, 4.4 and 12.5 as though it were also a Bank hereunder (but not in any greater amounts than would have been payable to the Bank selling the participation if no participation were sold), and not have any

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rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement, provided such Participant agrees to be subject to Section 2.14 as though it were a Bank.

                  (f) Nothing contained in this Agreement shall prevent a Bank from pledging its interest in its Loans to a Federal Reserve Bank in the Federal Reserve System of the United States in accordance with applicable law.

                  (g) After payment in full of, and satisfaction of all Obligations under, any Note, the Bank or other party holding such Note agrees to promptly return such Note marked "Paid in Full" to the Borrower.

                  (h)      Notwithstanding the foregoing provisions of this
Section 12.9, no assignment or participation may be made if such assignment or participation involves, or could involve, the use of assets that constitute, or may be deemed under ERISA, the Code or any other applicable law, or any ruling or regulation issued thereunder, or any court decision, to constitute the assets of any employee benefit plan (as defined in section 3(3) of ERISA) or any plan as defined in section 4975(e)(1) of the Code).

         12.10 Confidentiality. (a) Each of the Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent requested by any regulatory authority; (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (iv) to any other party to this Agreement; (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Credit Parties; (vii) with the written consent of the Borrower; (viii) to the extent such Information (ix) becomes publicly available other than as a result of a breach of this Section or (x) becomes available to the Agent or any Bank on a nonconfidential basis from a source other than a Credit Party; or (xi) to the National Association of Insurance Commissioners or any other similar organization.(b) The Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agent and the Banks in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided, however, that

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information disclosed by the Agent or any Bank to any such market data collectors or similar service providers shall be of a type generally provided to such Persons in other transactions. For the purposes of this Section 12.10, "INFORMATION" means all information received from any Credit Party relating to any Credit Party or its business. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations under this Agreement or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment of the U.S. federal income tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.

                  (c) The Borrower acknowledges that one or more of the Banks may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Agent and such Bank or Banks, as applicable, may (i) maintain such lists or other records as they may determine are required by such Treasury Regulations and (ii) file such IRS forms as they may determine are required by such Treasury Regulations with written notice by the party making such filing to the Borrower.

                  (d) Any Person required to maintain the confidentiality of Information as provided in this Section 12.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Agent, the Banks and the Participants shall promptly notify the Borrower of its receipt of any subpoena or similar process or authority, unless prohibited therefrom by the issuing Person.

         12.11 Set-off. In addition to any rights and remedies of the Banks provided by law, upon the occurrence and during the continuance of any Event of Default, each Bank is authorized at any time and from time to time, without prior notice to the Borrower or any other Credit Party, any such notice being waived by the Borrower (on their own behalf and on behalf of each Credit Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the respective Credit Party against any and all Obligations owing to such Bank hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         12.12 Notification of Addresses; etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

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

         12.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         12.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         12.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Obligors, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         12.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. THE LETTERS OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE ISP98. AS TO MATTERS NOT COVERED BY THE ISP98, THE LETTER OF CREDIT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, TO THE EXTENT NOT INCONSISTENT WITH THE ISP98, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS, THE AGENT AND THE BANKS EACH CONSENT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE OBLIGORS, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE OBLIGORS, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         12.17 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE BANKS AND THE AGENT WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF

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ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY
AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE OBLIGORS, THE BANKS AND THE AGENT AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         12.18 Entire Agreement. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document (other than the Collateral Agency Agreement or any other Security Document), the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Agent, the Banks, the Collateral Agent or any holder of Parity Debt in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         12.19 Collateral Agency Agreement. (a) THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE COLLATERAL AGENCY AGREEMENT, WHICH COLLATERAL AGENCY AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS AGREEMENT AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE COLLATERAL AGENCY AGREEMENT). COPIES OF SUCH COLLATERAL AGENCY AGREEMENT WILL BE FURNISHED TO ANY BANK UPON REQUEST TO THE BORROWER OR THE AGENT.

                  (b) Pursuant to Section 12 of the Collateral Agency Agreement, the Banks hereby consent, without any further action or notice required, to the appointment of Wachovia as the successor Collateral Agent.

         12.20 Ratification and Confirmation of the Security Documents. Except as specifically amended by this Agreement, and the documents executed and delivered in connection herewith, each of the Security Documents, including without limitation the General Security Agreement, shall remain in full force and effect and are hereby ratified and confirmed.

         12.21 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "MAXIMUM RATE"). If the Agent or any Bank shall receive interest in an amount that exceeds the Maximum

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Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         12.22 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Bank, regardless of any investigation made by the Agent or any Bank or on their behalf and notwithstanding that the Agent or any Bank may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              BORROWER:

                                       AMERIGAS PROPANE, L.P.

                                       By:  AMERIGAS PROPANE, INC.,
                                            as General Partner

                                       By: _____________________________________
                                       Name:
                                       Title:

                              GUARANTORS:

                                       AMERIGAS PROPANE, INC.

                                       By: _____________________________________
                                       Name:
                                       Title:

                                       PETROLANE INCORPORATED

                                       By: _____________________________________
                                       Name:
                                       Title:

                                 Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)

                              WACHOVIA BANK,
                              NATIONAL ASSOCIATION, as Agent,
                              Issuing Bank, Swing Line Bank and a Bank

                              By: ______________________________________________
                              Name:
                              Title:

                                 Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)

                              CITICORP USA, INC.,
                              as Syndication Agent and as a Bank

                              By: ______________________________________________
                              Name:
                              Title:

                                 Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)

                              CREDIT SUISSE FIRST BOSTON,
                              acting through its Cayman Islands Branch, as Documentation Agent and as a Bank

                              By: ______________________________________________
                              Name:
                              Title:

                                 Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)

                              MANUFACTURERS AND TRADERS
                              TRUST COMPANY, a successor in interest
                              to ALLFIRST BANK, as a Bank

                              By: ______________________________________________
                              Name:
                              Title:

                                 Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)

                              MELLON BANK, N.A.,
                              as a Bank

                              By: ______________________________________________
                              Name:
                              Title:

                                 Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)

                              NATIONAL CITY  BANK OF
                              PENNSYLVANIA, as a Bank

                              By: ______________________________________________
                              Name:
                              Title:

                                 Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)

                              PNC BANK, NATIONAL ASSOCIATION, as a Bank

                              By: ______________________________________________
                              Name:
                              Title:

                                Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)

                              SUN NATIONAL BANK, as a Bank

                              By: ______________________________________________
                              Name:
                              Title:

                                Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)

                              UNION BANK OF CALIFORNIA,
                              as a Bank

                              By: ______________________________________________
                              Name:
                              Title:

                                Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)

Each of the undersigned hereby acknowledges receipt of the foregoing Credit Agreement and hereby acknowledges and reaffirms that its Subsidiary Guarantee and its Subsidiary Security Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects notwithstanding the execution of such Credit Agreement and the consummation of the transactions described or otherwise contemplated therein. Each of the undersigned further acknowledges, confirms and ratifies (i) its obligations under the Subsidiary Guarantee and the Subsidiary Security Agreement are valid and binding obligations upon it and (ii) the Subsidiary Security Agreement and all of the Collateral described therein does, and shall continue to, secure the payment of all of the Obligations under the Credit Agreement and the Notes. To the best of the each of the undersigned's knowledge, it possesses no defense, offset, counterclaim, or cross-claim whatsoever to the enforcement of such Subsidiary Guarantee and Subsidiary Security Agreement.

Date: August 28, 2003

                                     AMERIGAS PROPANE PARTS & SERVICE, INC.

                                     By: _______________________________________
                                     Name:
                                     Title:

                                     AMERIGAS EAGLE PROPANE, INC.
                                     (formerly Columbia Propane Corporation)

                                     By: _______________________________________
                                     Name:
                                     Title:

                                     AMERIGAS EAGLE HOLDINGS, INC.
                                     (formerly CP Holdings, Inc.)

                                     By: _______________________________________
                                     Name:
                                     Title:

                                Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)

                                     AMERIGAS EAGLE PROPANE, L.P.

                                     By: _______________________________________
                                     Name:
                                     Title:

                                     AMERIGAS EAGLE PARTS & Service, Inc.

                                     By: _______________________________________
                                     Name:
                                     Title:

                                Signature Page
                                       to
                                Credit Agreement
                            (AmeriGas Propane, L.P.)